UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Marijuana Company of America, Inc.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation or organization)

2833
(Primary Standard Industrial Classification Code Number)

94-1246221
(I.R.S. Employer Identification Number)

1340 West Valley Parkway, Suite 205

Escondido, CA 92029
Telephone: (888) 777-4362
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

_________________________________________________________

Jesus M. Quintero

Marijuana Company of America, Inc.

1340 West Valley Parkway, Suite 205

Escondido CA. 92029
Telephone: (888) 777-4362
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________________________

Pacific Stock Transfer, Inc.

6725 Via Austi Pkwy

Suite 300

Las Vegas, NV 89119
Telephone: (800) 785-7782
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________________________

Copies to:

Independent Law PLLC

Alan T. Hawkins, Esq.

2106 NW 4th Place

Gainesville, FL 32603

Telephone: (352) 353-4048

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From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

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Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Amount	Amount of Registration Fee
Common stock to be offered for resale by selling stockholder	485,725,155	$0.0017	(2)	$784,446.13	$101.82	(3)

(1)	Consists of up to 485,725,155 shares of common stock to be sold to White Lion Capital, LLC (“White Lion”) under the investment agreement dated June 17, 2020. As of August 31, 2020, the Company had 1,469,221,322 shares of common stock in the public float. The 485,725,155 shares being registered represent approximately 33.1% of the shares in the public float as of August 31, 2020. Assuming all of these shares are sold, the registrant’s total number of issued and outstanding shares of common stock will be 1,986,918,017, calculated on the total number of shares issued and outstanding at August 31, 2020 of 1,501,192,862. The total number of registered shares will then represent 24.4% of the issued and outstanding shares.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(3)	Based on the price per share of $0.0017 for Marijuana Company of America, Inc.’s common stock on August 31, 2020, as reported by the OTC Markets Group.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 4, 2020

Preliminary Prospectus

Marijuana Company of America, Inc.

485,725,155 Shares of Common Stock

This prospectus relates to the resale of up to 485,725,155 shares of our Common Shares, par value $0.001 per share, (the “Common Shares”), issuable to White Lion Capital, LLC. (“White Lion”), a selling stockholder, pursuant to a “put right” under an investment agreement (the “Investment Agreement”), dated June 17, 2020, that we entered into with White Lion. The Investment Agreement permits us to “put” up to ten million dollars ($10,000,000) in shares of our common stock to White Lion, under certain circumstances, over a period of up to twenty-four (24) months or until $10,000,000 of such shares have been “put.” On August 17, 2020, we put 63,333,815 shares of the Company's common stock, $0.001 value per share, to White Lion. On August 26, 2020, we put 63,679,032 shares Company's common stock, $0.001 value per share, to White Lion. White Lion may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

As of August 31, 2020, the Company had 1,469,221,322 shares of common stock in the public float. The 485,725,155 shares being registered represent approximately 33.1% of the shares in the public float at August 31, 2020.  Assuming all of these shares are sold, the registrant’s total number of issued and outstanding shares of common stock will be 1,986,918,017, calculated on the number of issued and outstanding shares at August 31, 2020 of 1,501,192,862. The total number of registered shares will then represent 24.4% of the issued and outstanding shares.

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White Lion is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is quoted by the OTC Markets Group OTCQB Tier under the symbol “MCOA”. On August 31, 2020 the price of our common stock was $0.0017 per share.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by White Lion. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 24.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2020

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CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are “forward-looking statements”. These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “appear,” “future,” “likely,” “probably,” “suggest,” “goal,” “potential” and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption “Risk Factors” beginning on page 24 of this prospectus. Readers should carefully review this information as well the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

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Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we”, “us”, “our” and the “Company”, means Marijuana Company of America, Inc. and subsidiary companies, H Smart, Inc, a Delaware corporation, MCOA CA, Inc., a California corporation, Hempsmart, Ltd., a United Kingdom corporation, H Smart Inc. (a California foreign registered corporation) and H Smart Inc., a Washington corporation. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Hempsmart and other registered or common law trade names, trademarks, or service marks of the Company appearing in this prospectus are the property of H Smart, Inc. and/or Marijuana Company of America, Inc. Solely for convenience, our trademarks and trade names referred to in this prospectus may appear with and without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor, to these trademarks and trade names.

Prospectus Summary

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless the context otherwise requires, the terms “Hempsmart,” “the Company,” “we,” “us,” and “our” in this prospectus refer to Marijuana Company of America, Inc.

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The Offering

This prospectus relates to the resale of up to 485,725,155 shares of the Common Shares, issuable to White Lion Capital, LLC (“White Lion”), a selling stockholder pursuant to a “put right” under an investment agreement (the “Investment Agreement”), dated June 17, 2020, that we entered into with White Lion. The Investment Agreement permits us to “put” in amounts up to ten million dollars ($10,000,000) in shares of our common stock to White Lion over a period of up to twenty four (24) months or until $10,000,000 of such shares have been “put.” On August 17, 2020, we put 63,333,815 shares of the Company's common stock to White Lion, and on August 26, 2020, we put 63,679,032 shares Company's common stock, $0.001 value per share, to White Lion, pursuant to the Investment Agreement.

Our Company

Marijuana Company of America, Inc. is a Utah corporation is based in Escondido, California. The Company is a publicly listed company quoted on OTC Markets OTCQB Tier under the symbol “MCOA”.

We were incorporated in the State of Utah on October 4, 1985, under the name of Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter-Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 20, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. From 2009 to 2014, we operated primarily in the mining exploration business. In 2015, we left the mining business and began an internet-based marketing business focused on offerings from our “Majestic Menu” food service items offered to the hospitality and food service industry via an on-line internet site, where individuals could purchase retail direct from food distributors via credit cards and commercial accounts.

On September 4, 2015, Donald Steinberg and Charles Larsen purchased 400,000,000 shares of restricted common stock and 10,000,000 shares of the Preferred Class A stock from the Company’s President, Cornelia Volino, in exchange for $105,000.00. On September 9, 2015, Donald Steinberg was appointed Chairman of the Board, Chief Executive Officer and Secretary of the Company. Mr. Larsen was appointed to the Board of Directors. The former officers and directors of the Company resigned concurrent with the new appointments. By virtue of Messrs. Steinberg and Larsen’s stock purchase and appointment to the Company’s Board of Directors, a purchase or sale of a significant amount of assets not in the ordinary course of business and a corresponding change of control occurred. The Company reported the change of control in its September 30, 2015 quarterly report filed with the OTC Markets. Thereafter, the Company’s business plans and operations changed to focus legalized hemp more fully discussed in this filing. The Company changed its name to Marijuana Company of America, Inc. and trading symbol on December 1, 2015.

Our business develops, manufactures, markets and sells non-psychoactive industrial hemp, and hemp-derived consumer products containing cannabinoids (hereafter referred to as “CBD”), with a THC content of less than 0.3%. Our business includes the research and development of (1) varieties of various species of hemp; (2) beneficial uses of hemp and hemp derivatives; (3) indoor and outdoor cultivation methods for hemp; (4) technology used for cultivation and harvesting of different species of hemp, including but not limited to lighting, venting, irrigation, hydroponics, nutrients and soil; (5) different species of industrial hemp derived CBD, and the possible health benefits thereof; and, (6) new and improved methods of hemp CBD extraction omitting or eliminating the delta-9 THC molecule.

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On September 21, 2015, the Company formed H Smart, Inc., a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART™ brand.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

On May 3, 2017, the Company formed Hempsmart Limited, a United Kingdom corporation as a wholly owned subsidiary for the purpose of future expansion into the European market.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: H Smart, Inc., Hempsmart Limited and MCOA CA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

 The condensed balance sheet as of December 31, 2019 has been derived from audited financial statements.

Operating results for the three and six months ended June 30, 2020 are not necessarily indicative of results that may be expected for the year ending December 31, 2020. These condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2019.

Our Business and Strategy

Our primary business strategy is to develop, manufacture, and market non-psychoactive industrial hemp, and hemp-derived consumer products containing cannabinoids (hereafter referred to as “CBD”), with a THC content of less than 0.3%, while tactically investing in related business via joint ventures and minority ownership positions.

Our business operations include the following:

hempSMART™

Our consumer products containing hemp and CBD are sold through our wholly owned subsidiary H Smart, Inc. under the brand name hempSMART™. We market and sell our hempSMART™ products directly through our web site, and through our affiliate marketing program, where qualified sales affiliates use a secure multi-level-marketing sales software program that facilitates order placement over the internet via a web site, and accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates and calculates and accounts for loyalty and rewards benefits for returning customers.

Our current hempSMART™ wellness products offerings include the following:

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·

hempSMART Brain™ a proprietary patented and formulated personal care consumer product encapsulated with enriched non-psychoactive industrial hemp derived CBD. This encapsulation is combined with other high quality, proprietary natural ingredients to compliment CBD to support brain wellness.

·

hempSMART Pain™ capsules formulated with 10mg of Full Spectrum, non-psychoactive CBD per serving, derived from industrial hemp, which along with a proprietary blend of other natural ingredients, delivers an all-natural formulation for the temporary relief of minor discomfort associated with physical activity.

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hempSMART Pain Cream™ each container formulated with 300 mg of full spectrum non-psychoactive CBD derived from industrial hemp. The newly developed product contains a synergistic combination of natural botanicals and full spectrum hemp extract featuring CBD, CBG and a broad range of terpenes. The Company’s proprietary blend of Ayurvedic herbs along with Menthol, Cayenne Pepper Extract, Rosemary Oil, Aloe Gel, White Willow Bark, Arnica, Wintergreen Extract and Tea Tree Oil, provides an immediate cooling and soothing sensation. This topical wellness consumer product is formulated to help reduce minor discomfort and promote muscle relaxation on areas that it is applied.

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hempSMART Drops™ full Spectrum Hemp CBD Oil Tincture Drops, available in 250mg and 500mg bottles, enriched with non-psychoactive industrial hemp derived CBD, and available in four different flavors: lemon, mint, orange and strawberry that is free of the THC isolate.

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hempSMART Pet Drops™ for cats and dogs, formulated with 250mg of full spectrum non-psychoactive CBD derived from industrial hemp. This new specially formulated product contains naturally occurring CBD derived from hemp seed oil, full spectrum hemp extract, fractionated coconut oil, and a rich bacon flavor.

·	hempSMART Face™ a nourishing facial moisturizer combines full spectrum CBD from hemp, with a unique blend of Ayurvedic herbs and botanicals. Designed to refresh, replenish and restore the skin providing long lasting hydration and balance.

Consulting Services

We also provide financial accounting and property management services for companies associated with the cannabis industry in all stages of development. Our services include the following:

·	Financial Accounting and Bookkeeping. Our business accounting services provide financial accounting, bookkeeping and reporting protocols in order to allow licensed cannabis and/or hemp operators, in those states where cannabis has been legalized for medicinal and/or recreational use, to report collect, verify and state effective financial records and disclosure. We provide a comprehensive accounting strategy based on best accounting practices. We understand the challenges and complexities of financial accounting in the regulated commercial cannabis market and we have the expertise to help client businesses report their financial operations consistent with GAAP. As of the date of this filing, we have not offered any consulting, bookkeeping or financial accounting consulting services that have generated reportable revenues. As of the date of this report we have not provided such services.
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·	Property Management Consulting. Our property management consulting services consist of providing planning, budgeting, acquisition, accounting and management services to licensed cannabis and/or hemp operators in those states where cannabis and/or hemp has been legalized for medicinal and/or recreational use, and who are searching for appropriate real property to conduct operations. As of the date of this filing, we have not offered any real property management consulting services that have generated reportable revenues. As of the date of this report, we have not provided such services.

Joint Ventures and Investment Activity

Joint Ventures

•       Bougainville Ventures, Inc. Joint Venture; On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville's high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

As our contribution to the joint venture, the Company committed to raise not less than $1,000,000 to fund joint venture operations, based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry.

The Company and Bougainville's agreement provided that funding provided by the Company would contribute towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment from $1,000,000 to $800,000, and also required the Company to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

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Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach of contract for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land, but did not deed the real property to the joint venture. Bougainville failed to pay delinquent property taxes to Okanogan County and to date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of $800,000 contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution.

As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2-0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation and trial is set for January, 2021.

In connection with the agreement, the Company recorded a cash investment of $1,188,500 to the Joint Venture during 2017. This was comprised of 49.5% ownership of BV-MCOA Management LLC and was accounted for using the equity method of accounting. The Company recorded an annual impairment in 2017 of $792,500, reflecting the Company’s percentage of ownership of the net book value of the investment. During 2018, the Company recorded equity losses of $37,673 and $11,043 for the first and second quarters respectively, and recorded an annual impairment of $285,986 for the year ended December 31, 2018, at which time the Company determined the investment to be fully impaired due to Bougainville’s breach of contract and resulting litigation, as discussed above.

•       GateC Joint Venture; On March 17, 2017, the Company and GateC Research, Inc. (“GateC”) entered into a Joint Venture Agreement (“Agreement”) whereby the Company committed to raise up to one and one-half million dollars ($1,500,000) over a six-month period, with a minimum commitment of five hundred thousand dollars ($500,000) within a three (3) month period; and, information establishing brands and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies, including but not limited to its affiliate marketing program, directly tailored to the cannabis industry.

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GateC agreed to contribute its management and control services and systems related to cannabis grow operations in Adelanto County, California, and its permit to grow marijuana in an approved zone in Adelanto, California. GateC did not own a physical site for its operation in Adelanto County, California, and GateC’s permit to grow cannabis did not contain a conditional use permit.

On or about November 28, 2017, GateC and the Registrant orally agreed to suspend the Company’s funding commitment, pending the finalization of California State regulations governing the growth, cultivation and distribution of cannabis, which were expected to be completed in 2018.

On March 19, 2018, the Company and GateC rescinded the Agreement and concurrently released each other from any all any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against each other and their Affiliates, arising out of the Agreement.

The Registrant incurred no termination penalties as the result of its entry into the Recession and Mutual Release Agreement.

In 2017, the Company recorded a debt obligation of $1,500,000 to the Joint Venture and a corresponding impairment charge of $1,500,000 during for year ended December 31, 2017. Upon termination of the material definitive agreement on March 19, 2018, the Company realized a gain on settlement of debt obligation of $1,500,000 during the six months ended June 30, 2018. As of December 31, 2018, we determined our joint venture with GateC to be fully impaired as having no intrinsic value due to our decision on March 19, 2018 to rescind the Agreement with GateC. Our decision to fully impair our venture with GateC had an impact on our reported operations in fiscal year ended December 31, 2018, but had no impact on our reported operations for the fiscal year ended December 31, 2019.

•       Global Hemp Group, Inc. New Brunswick Joint Venture; On September 5, 2017, we announced our agreement to participate in a joint venture with Global Hemp Group Inc., a Canadian corporation, in a multi-phase industrial hemp project on the Acadian peninsula of New Brunswick, Canada. The joint venture’s goal is to develop a “Hemp Agro-Industrial Zone”, a concept that promotes and engages farmers, processors and manufacturers to collaboratively produce and process 100% of the hemp plant into a number of wholesale materials that can be manufactured into healthy and sustainable products. The “HAIZ” will be surrounded by hemp production thereby minimizing the cost of expensive transportation to distant processing facilities. The “Hemp Agro-Industrial Zone” has a goal of producing social and environmental benefits to the communities where they operate. These zones are envisioned to prospectively create jobs for farmers, foster rural development, provide the opportunity to develop more sustainable products of superior quality and help support Global Hemp Group’s commitment to creating a carbon free economy.

The first phase of the project involved lab testing in support of the trials. The Collège Communautaire du Nouveau Brunswick (CCNB) in Bathurst, New Brunswick (“CCNB”) intends to assist Global Hemp Group in research on its ongoing industrial hemp trials in the region, and to perform laboratory tests in support of these trials. These tests will provide information to validate agronomic and key yield data in preparation of a large-scale industrial development project that will involve processing of the full plant: grain, straw, flowers and leaves, scheduled to begin in 2018. The results of these tests will also be used in discussions with farmers of the region to refine a hemp-based farming model, and to mobilize additional farmers for the next growing season. Our participation included providing one-half, or $10,775 of the funding for the phase one work. On January 10, 2018, phase-one was completed by successfully cultivating industrial hemp during the 2017 growing season for research purposes. The objective of phase one was to re-introduce hemp into the area and ensure that it could be productive under New Brunswick growing conditions prior to significantly increasing cultivation acreage and building a hemp processing facility in the region, in future phases of the project.

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As a result of our participation in the joint venture, we will share in the ownership of research and development of hemp and CBD related studies produced by the New Brunswick Project, and, in the event Canadian laws governing the growing, harvesting, manufacturing and production of products containing hemp and CBD change (as expected, but not guaranteed) in 2018, we would benefit from possible preferred pricing and terms for the purchase of hemp and CBD that would enable us to further conduct its business and research and development into hemp and CBD products. We incurred costs of $10,775 and $0 for the years ended December 31, 2017 and 2018, recorded as other income/expense in the Company’s Statement of Operations in the appropriate periods. As of December 31, 2019, the balance of the New Brunswick joint venture reported on the balance sheet was $0.00 and as of September 30, 2019, we determined that the joint venture was fully impaired and had no intrinsic value due to the research projects’ failure to finalize the research studies and render any tangible revenue generating benefits to us.

•       Global Hemp Group Joint Venture/Scio Oregon Hemp Project; The Company is also a joint venture partner to develop a project to commercialize cultivation of industrial hemp on a 109-acre parcel located in the U.S. state of Oregon. The joint venture is in the development stage. On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation entered into a Joint Venture Agreement to develop the project on real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. On May 30, 2018, the joint venture purchased TTO’s 15% interest in the joint venture for $30,000. The Company and Global Hemp Group, Inc. now have an equal 50-50 interest in the joint venture. The joint venture agreement commits the Company to a cash contribution of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company has complied with its payments. The 2018 crop of hemp grown on the joint venture’s real property consisted of 33 acres of high yielding CBD hemp grown in an orchard style cultivation on the property. The 2018 harvest consisted of approximately 37,000 high yielding CBD hemp plants producing 24 tons of biomass that produced 48,000 pounds of dried biomass. The joint venture partners prepared processing samples ranging in size from 100 lbs to 2,000 lbs. for sample offers to extraction companies. The biomass is being processed into CBD crude oil with the option to refine it further into isolate, or full spectrum oil, in order to increase its value on the market.

•       Natural Plant Extract of California Joint Venture; On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc., and subsidiaries, to operate a licensed psychoactive cannabis distribution service in California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, we terminated the joint venture. This joint venture was a related party transaction in that our director Edward Manolos is a shareholder of Natural Plant Extract of California, Inc., and a director of the Company.

14

Pursuant to the original material definitive agreement, we agreed to acquire twenty percent (equal to 200,000) of NPE’s authorized shares in exchange for our payment of $2,000,000 and $1,000,000 worth of our restricted common stock. We agreed to form a joint venture with NPE incorporated in California under the name “Viva Buds, Inc.” (“Viva Buds”) for the purpose of operating a California licensed cannabis distribution business pursuant to California law legalizing THC psychoactive cannabis for recreational and medicinal use.

Our payment obligations were governed by a stock purchase agreement which required us to make the following payments:

a. Deposit of $350,000 within 5 days of the execution of the material definitive agreement;

b. Deposit of $250,000 payable within 30 days;

c. Deposit of $400,000 within 60 days;

d. Deposit of $500,000 within 75 days;

e. Deposit of $500,000 within 90 days.

We made our initial payment pursuant to this schedule, but otherwise failed to comply with the payment schedule and we were in breach of contract.

On February 3, 2020, the Company and NPE entered into a settlement and release of all claims agreement. In exchange for a complete release of all claims, the Company and NPE (1) agreed to reduce our interest in NPE from 20% to 3.5%; (2) we agreed to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement and Release of All Claims Agreement, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (3) to retire the balance of our original valuation obligation from the material definitive agreement, representing a shortfall of $56,085.15, in a convertible promissory note, with terms allowing NPE to convert the note into common stock of MCOA at a 50% discount to the closing price of MCOA’s common stock as of the maturity date.

Of the total amount due and payable by us as of the date of this filing, we owe $75,000, and we are in breach of the settlement agreement and its terms and conditions are in dispute. On February 3, 2020, we executed a convertible promissory note in the amount of $56,085.15 to NPE. Additionally, as a result of our settlement agreement with NPE, we became liable to pay NPE our 5% portion equal to $25,902 of the regulatory charges to the City of Lynwood and the State of California to transfer the cannabis licenses back to NPE. To date, we have not paid this amount and it is due and owing. As of the date of this filing, there is no pending legal action by NPE against us for these matters. Our remaining interest in the NPE is a cost basis investment.

15

Investments

•       MoneyTrac Technology, Inc.; MoneyTrac Technology, Inc. is a developer of an integrated and streamlined electronic payment processing system containing E-Wallet and mobile applications, that allows for the management and processing of prepaid cards, debit cards, and credit card payments. We entered into a stock purchase agreement with MoneyTrac on March 13, 2017 to purchase a 15% equity position in MoneyTrac. On July 27, 2017 we completed tender of the purchase price of $250,000. MoneyTrac’s business and banking software solutions offer firms the ability to deposit funds directly into a “MoneyTrac Merchant Wallet,” created and controlled by the firm, from which the firm can manage and provide inventory management, payroll processing, and audit tracking; and, the creation of “Customer Wallets,” by anyone who wants to engage in cashless transactions, by loading money into their “MoneyTrac Customer Wallet” from a bank account or through a MoneyTrac kiosk, which also accepts debit and credit card transactions. MoneyTrac’s kiosks are marketed to businesses that wish to offer cashless transactions to its customers, who can choose to either have funds loaded directly into their “Customer Wallet” or onto a pre-paid debit card. MoneyTrac’s system provides for a secure, managed and auditable record of cashless transactions that is designed to be marketed to firms who want an alternative payment and management method for transacting business, including those firms in the legalized cannabis business in those states where cannabis has been legalized for recreational and/or medicinal use. On June 12th, 2018 Global Payout, Inc. (“Global”) entered into a Reverse Triangular Merger (the “Merger”) with MoneyTrac Technology, Inc. (“MoneyTrac”) a California Corporation and MTrac Tech Corporation (“Merger Sub”) a Nevada corporation and wholly-owned subsidiary of Global Payout, Inc. whereby MoneyTrac was successfully merged into Merger Sub, the surviving corporation of the merger, and thereafter the separate existence of MoneyTrac ceased, and all rights, privileges, powers and property, including, without limitation, all rights, privileges, franchise, patents, trademarks, licenses, registrations, bank accounts, contracts, patents, copyrights, and other assets of every kind and description of MoneyTrac, were assumed by Merger Sub. Additionally, Merger Sub assumed all of the obligations and liabilities of MoneyTrac, except minute books and stock records of MoneyTrac insofar as they relate solely to its organization and capitalization, and the rights of MoneyTrac arising out of the executed Merger. Pursuant to the terms of the Merger, Global issued 1,100,000,000 (one billion, one hundred million) shares of its common stock to MoneyTrac as consideration for the purchase of MoneyTrac. Pursuant to the terms of the Merger, a conversion of issued MoneyTrac stock was completed whereby each one (1) share of MoneyTrac stock, issued and outstanding immediately prior to the effective date of the Merger, was canceled and extinguished and converted automatically into ten (10) shares of Global common stock. As of the effective date of the Merger, all shares of Global Preferred Stock issued prior to the effective date of the Merger were canceled and extinguished without any conversion thereof. We acquired 150,000,000 Global common shares for our original $250,000 representing approximately 15% ownership. Global’s name changed in April, 2020 to Global Trac Solutions, Inc. Global’s common stock is traded on the OTC Markets under the symbol “PYSC.” To date, we realized $51,748.17 from sales of our Global securities, and no longer beneficially own any other shares.

•       Conveniant Hemp Mart, LLC; Conveniant Hemp Mart, LLC (“Conveniant”) is a Wyoming limited liability company whose business plan includes the development, manufacture and sale of consumer products containing CBD that are intended for marketing and sales at convenience stores, gas stations and markets. On July 19, 2017, we agreed to lend fifty thousand dollars ($50,000) to Conveniant based on a promissory note. The note provided that in lieu of receiving repayment, we could elect to exercise a right to convert the loaned amount into a payment towards the purchase of a 25% interest in Conveniant, subject to our payment of an additional fifty thousand dollars [$50,000] equaling a total purchase price of $100,000. The Company exercised this option on November 20, 2017 and made payment to Conveniant on November 21, 2017. Conveniant developed a line of consumer products containing industrial hemp derived CBD with no traceable THC content. The product line includes tinctures that combine industrial hemp-derived CBD with hemp seed oil, coconut oil and other essential natural oils; a muscle cream product that combines industrial hemp-derived CBD with natural oils; a hand lotion that combines industrial hemp derived CBD with lavender oils; and a line of pet treats that combine industrial hemp-derived CBD with natural oils. On May 1, 2019, the Company and Conveniant agreed to cancel the Company’s 25% interest in Conveniant. Conveniant issued to the Company a credit memo equal to the Company’s $100,000 investment, The Company determined that as of December 31, 2019, approximately $41,000 of this credit was impaired.

16

The following table indicates the amount of impairments recorded by the Company quarter to quarter for investment activity quarter to quarter related to its joint venture investments:

MARIJUANA COMPANY OF AMERICA, INC.

INVESTMENT ROLL-FORWARD

AS OF JUNE 30, 2020

	INVESTMENTS								SHORT-TERM INVESTMENTS
									TOTAL
	TOTAL	Global			Bougainville	Gate C	Natural		Short-
	INVESTMENTS	Hemp Group	Benihemp	MoneyTrac	Ventues, Inc.	Research Inc.	Plant Extract	Vivabuds	Term Investments	MoneyTrac
Beginning balance @12-31-16	$0	$0	$0	$0	$0	$0			$0	$0
Investments made during 2017	3,049,275	10,775	100,000	250,000	1,188,500	1,500,000			0	0

Quarter 03-31-17 equity method Loss	0								0

Quarter 06-30-17 equity method Loss	0								0

Quarter 09-30-17 equity method Loss	(375,000)				(375,000)				0

Quarter 12-31-17 equity method accounting	313,702				313,702				0

Impairment of Investment in 2017	(2,292,500)	0			(792,500)	(1,500,000)			0	0
Balances as of 12/31/17	695,477	10,775	100,000	250,000	334,702	0	0	0	0	0

Investments made during 2018	986,654	986,654							0

Quarter 03-31-18 equity method Loss	(37,673)				(37,673)				0

Quarter 06-30-18 equity method Loss	(11,043)				(11,043)				0

Quarter 09-30-18 equity method Loss	(10,422)		(10,422)						0

Quarter 12-31-18 equity method Loss	(31,721)	(31,721)	0						0

Moneytrac investment reclassified to Short-Term investments	(250,000)			(250,000)					250,000	250,000

Unrealized gains on trading securities - 2018	0								560,000	560,000

Impairment of investment in 2018	(933,195)	(557,631)	(89,578)		(285,986)				0
Balance @12-31-18	$408,077	$408,077	$0	$0	$0	$0	$0	$0	$810,000	$810,000

Investments made during quarter ended 03-31-19	129,040	129,040

Quarter 03-31-19 equity method Loss	(59,541)	(59,541)

Unrealized gains on trading securities - quarter ended 03-31-19									(135,000)	$(135,000)
Balance @03-31-19	$477,576	$477,576	$0	$0	$0	$0	$0	$0	$675,000	$675,000

Investments made during quarter ended 06-30-19	$3,157,234	$83,646					$3,000,000	$73,588

Quarter 06-30-19 equity method Income (Loss)	$(171,284)	$141,870)					$(6,291)	$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$0								(150,000)	$(150,000)
Balance @06-30-19	$3,463,526	$419,352	$0	$0	$0	$0	$2,993,709	$50,465	$525,000	$525,000

Investments made during quarter ended 09-30-19	$186,263							$186,263

Quarter 09-30-19 equity method Income (Loss)	$122,863	$262,789					$(94,987)	$(44,939)

Sale of trading securities during quarter ended 09-30-19									$(41,667)	$(41,667)

Unrealized gains on trading securities - quarter ended 09-30-19	$0								(362,625)	$(362,625)
Balance @09-30-19	$3,772,652	$682,141	$0	$0	$0	$0	$2,898,722	$191,789	$120,708	$120,708

Investments made during quarter ended 12-31-19	$392,226	$262,414						$129,812

Quarter 12-31-19 equity method Income (Loss)	$(178,164)	$(75,220)					$(23,865)	$(79,079)
Reversal of Equity method Loss for 2019	$272,285						$125,143	$147,142
Impairment of investment in 2019	$(3,175,420)	$(869,335)					$(2,306,085)	$0
Loss on disposition of investment	$(389,664)							$(389,664)
Sale of trading securities during quarter ended 12-31-19	$0								$(17,760)	$(17,760)

Unrealized gains on trading securities - quarter ended 12-31-19	$0								(75,545)	$(75,545)
Balance @12-31-19	$693,915	$0)	$0	$0	$0	$0	$693,915	$0	$27,403	$27,403

Equity Loss for Quarter ended 03-31-20	126,845	126,845

Recognize Joint venture liabilities per JV agreement @03-31-20	394,848	394,848

Impairment of Equity Loss for Quarter ended 03-31-20	(521,692)	(521,692)

Unrealized gains on trading securities - quarter ended 03-31-19									(13,945)	$(13,945)
Balance @03-31-20	$693,915	$0	$0	$0	$0	$0	$693,915	$0	$13,458	$13,458

Equity Loss for Quarter ended 06-30-20	(7,048)	(7,048)

Impairment of Equity Loss for Quarter ended 06-30-20	7,048	7,048

Sales of of trading securities - quarter ended 06-30-20									(13,458)	$(13,458)
Balance @06-30-20	$693,915	$0	$0	$0	$0	$0	$693,915	$0	$0	$0

17

Loan Payable
		Global					Natural			General
	TOTAL	Hemp			Bougainville	Gate C	Plant	Robert L		Operating
	JV Debt	Group	Benihemp	MoneyTrac	Ventues, Inc.	Research Inc.	Extract	Hymers III	Vivabuds	Expense
Beginning balance @12-31-16	$0	$0	$0	$0	$0	$0				$0

Quarter 03-31-17 loan borrowings	1,500,000					1,500,000

Quarter 06-30-17 loan activity

Quarter 09-30-17 loan borrowings	725,000				725,000

Quarter 12-31-17 loan repayments	(330,445)				(330,445)

General operational expense	172,856									172,856
Balances as of 12/31/17 (a)	2,067,411	0	0	0	394,555	1,500,000	0	0	0	172,856

Quarter 03-31-18 loan borrowings (payments)	376,472	447,430								(70,958)

Quarter 06-30-18 cancellation of JV debt obligation	(1,500,000)					(1,500,000)

Quarter 06-30-18 loan repayments	(101,898)									(101,898)

Quarter 09-30-18 loan activity	0

Quarter 12-31-18 loan borrowings	580,425	580,425

Balance @12-31-18 (b)	1,422,410	1,027,855	0	0	394,555	0	0	0	0	0

Quarter 03-31-19 loan borrowings	649,575	649,575
Quarter 03-31-19 debt conversion to equity	(407,192)	(407,192)

Balance @03-31-19 ©	1,664,793	1,270,238	0	0	394,555	0	0	0	0	0

Quarter 03-31-19 loan borrowings	3,836,220	$161,220					$2,000,000		$0	$1,675,000

Quarter 03-31-19 debt conversion to equity	(1,572,971)	$161,220)					$349,650)			$1,062,101)

Balance @06-30-19 (d)	3,928,042	1,270,238	0	0	394,555	0	1,650,350	0	0	612,899

Quarter 09-30-19 loan borrowings	582,000									$582,000

Quarter 09-30-19 debt conversion to equity	(187,615)									$(187,615)

Balance @09-30-19 (e)	4,322,427	1,270,238	0	0	394,555	0	1,650,350	0	0	1,007,284

Quarter 12-31-19 loan borrowings	2,989,378	$262,414					$596,784	$4,221		$2,125,959

Impairment of investment in 2019	(4,083,349)	$(1,532,652)			$(394,555)		$(2,156,142)

Loss on settlement of debt in 2019	50,093						$50,093

Adjustment to reclassify amount to accrued liabilities	(85,000)						$(85,000)

Balance @12-31-19 (f)	$3,193,548	$(0)	$0	$0	$0	$0	$56,085	$4,221	$0	$3,133,243
Quarter 03-31-20 loan borrowings	$441,638									$441,638

Quarter 03-31-20 debt conversion to equity	$(619,000)									$(619,000)

Recognize Joint venture liabilities per JV agreement @03-31-20	$394,848	$394,848

Quarter 03-31-20 Debt Discount adjustments	$24,138							$24,138

Balance @03-31-20 (g)	$3,435,172	$394,848	$0	$0	$0	$0	$56,085	$28,359	$0	$2,955,881

Quarter 06-30-20 loan borrowings, net	$65,091							$65,091
Quarter 06-30-20 debt conversion to equity	$(727,118)									$(727,118)
Quarter 06-30-20 reclass of liability	$83,647	$83,647

Quarter 06-30-20 Debt Discount adjustments	$405,746							$(27,715)		$433,461

Balance @06-30-20 (h)	$3,262,538		$0	$0	$0	$0	$56,085	$65,735	$0	$2,662,224

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	06-30-20	03-31-20	12-31-19	09-30-19	06-30-19	03-31-19	12-31-18	12-31-17
This includes balances for:	Note (H)	Note (g)	Note (f)	Note (e)	Note (d)	Note (c)	Note (b)	Note (a)
- Debt obligation of JV	478,494	394,848	0	1,633,872	1,778,872	128,522	289,742	1,500,000
- Convertible NP, net of discount	2,784,044	3,040,324	3,193,548	2,688,555	2,149,170	1,536,271	1,132,668	394,555
- Longterm debt	0	0	0	0	0	0	0	172,856
Total Debt balance	3,262,538	3,435,172	3,193,548	4,322,427	3,928,042	1,664,793	1,422,410	2,067,411

Recent Government Decriminalization and Legalization of Hemp

On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill.” Prior to its passage, hemp, a member of the cannabis family, and hemp derived CBD, were classified as Schedule 1 controlled substances, and so illegal under the Controlled Substances Act, 21 U.S.C. § 811 (hereafter referred to as the “CSA”).

With the passage of the Farm Bill, hemp cultivation is now broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC, the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—illegal under the federal CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

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The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is a still a lot to learn about hemp and its products from commercial and market perspectives.

We currently operate two divisions within the regulated hemp industry: (i) the development, manufacturing, marketing and sale of our hempSMART™ consumer products that include non-psychoactive industrial hemp-based CBD as an ingredient; and, (ii) professional financial consulting and property management services.

On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc., and subsidiaries, to operate a licensed psychoactive cannabis distribution service in California, who legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. As disclosed in greater detail below, on February 3, 2020, we terminated the joint venture.

As of the date of this filing, we do not conduct any business in the psychoactive cannabis markets in those states that have legalized cannabis for medicinal or recreational use.

Cannabis Remains an Illegal Schedule 1 Drug under Federal Law

Psychoactive Cannabis containing greater than 0.3 percent THC (“Psychoactive Cannabis”) and its derivatives are illegal “Schedule 1” drugs under the Controlled Substances Act (21 U.S.C. § 811). As a Schedule 1 drug, Psychoactive Cannabis and derivatives are viewed as being highly addictive and having no medical value. The United States Drug Enforcement Agency enforces the CSA and persons violating it are subject to federal criminal prosecution. The criminal penalty structure in the CSA is determined based on the specific predicate violations, including but not limited to: simple possession, drug trafficking, attempt and conspiracy, distribution to minors, trafficking in drug paraphernalia, money laundering, racketeering, environmental damage from illegal manufacturing, continuing criminal enterprise, and smuggling. A first conviction under the CSA can generally result in possible fines from $250,000 to $50 million dollars, and incarceration for periods generally from five and up to forty years. For a second conviction, fines increase generally from $500,000 to $75 million dollars, and incarceration for periods generally from ten years to twenty years to life.

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

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Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved Psychoactive Cannabis, hemp or derivatives as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our products that contain CBD derived from industrial hemp or cannabis delivered in the State of California pursuant to our joint venture with Natural Plant Extract discussed above. Further, our products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing Psychoactive Cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing Psychoactive Cannabis, and derivatives are Schedule 1 drugs under the CSA, and so are illegal. Our products containing CBD derived from industrial hemp or cannabis delivered in the State of California are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning generally Psychoactive Cannabis and products containing hemp derived CBD, and may choose to enact regulations that are applicable to such products. In this event, our industrial hemp based products containing CBD and Psychoactive Cannabis delivered through our joint venture interest in Natural Plant Extract may be subject to regulation (See Risk Factors).

Where You Can Find Us

The principal offices of our company are located at 1340 West Valley Parkway, Suite 205, Escondido, CA 92029. Our telephone number is (888) 777-4362.

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The Offering

Common Stock Offered by the Selling Security Holder	485,725,155 shares of common stock, including 485,725,155 shares of common stock that may be put to White Lion, representing 33.1% of the public float as of August 31, 2020.

Common Stock in the Public Float Before the Offering	1,469,221,322 shares of common stock as of August 31, 2020.

Common Stock Outstanding After the Offering	1,986,918,017 shares of common stock. (1)

Terms of the Offering	The selling security holder will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon such time as all of the common stock has been sold pursuant to the registration statement, or 24 months after the effective date.
Use of Proceeds	We are not selling any shares of common stock in this offering and, as a result, will not receive any proceeds from this offering. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 24.

OTCQB Symbol	MCOA

(1)	This total shows how many shares of common stock will be outstanding assuming 485,725,155 shares of common stock will be put to White Lion, calculated using the number of issued and outstanding shares of common stock at August 31, 2020 of 1,501,192,862.

Summary of Financial Data

The following information represents selected audited financial information for our company for the years ended December 31, 2019 and 2018. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus.

Statements of Operations Data	Year Ended December 31, 2019	Year Ended December 31, 2018
Revenue	$695,076	$252,135
Gross Profit	$446,520	$170,885
Operating Expenses	$6,917,338	$3,985,834
Net Income (Loss)	$(20,180,318)	$(11,095,791)
Basic and Diluted Net Income (Loss) per Share	$(0.41)	$(0.029)

Balance Sheets Data	As of December 31, 2019	As of December 31, 2018
Cash and Cash Equivalents	$211,765	$359,577

Total Current Assets	$417,694	$1,496,775
Total Current Liabilities	$11,745,065	$5,053,887
Working Capital (deficit)	$(11,327,371)	$(3,557,112)
Total Stockholders’ Deficit	$(10,609,201)	$(3,134,105)
Accumulated Deficit	$(74,164,213)	$(53,983,895)

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Investment Agreement

We entered into the Investment Agreement with White Lion on June 17, 2020. Pursuant to the Investment Agreement, White Lion committed to purchase up to ten million dollars ($10,000,000) of our common stock, over the course of 24 months. The obligations of White Lion as imposed by the terms of the Agreement are non-transferrable.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum number of shares that we are entitled to put in any one notice not to exceed (i) 250% of the Average Trading Volume, or (ii) or up to the beneficial ownership level for White Lion of 4.99% of common shares or common share equivalents. The Average Trading Volume is defined as the average trading volume of the Company's common shares in the five (5) trading days immediately preceding the respective put notice.

The purchase price of the shares put to White Lion shall be ninety five percent (95%) of the lowest traded price of the common stock for the five (5) business days prior to the closing date of the put transaction (the “Closing Date”). The Closing Date is the first business day that White Lion deposits the put shares, outlined in the put notice, into its brokerage account and is eligible to trade the shares.

The Investment Agreement also calls for White Lion to be compensated with five million (5,000,000) commitment shares, which have been issued and were registered in the Company’s S-1 made effective on August 13, 2020.

There are circumstances under which we will not be entitled to put shares to White Lion, including, but are not limited to the following. Please reference the Investment Agreement, included as an exhibit, for a full list of put restrictions.

·	We will not be entitled to put shares to White Lion unless there is an effective registration statement under the Securities Act to cover the resale of the shares by White Lion;

·	We will not be entitled to put shares to White Lion to the extent that such shares would cause White Lion's beneficial ownership to exceed 4.99% of our outstanding shares;

·	We will not be entitled to put shares to White Lion unless all of the Company's representations and warranties are accurate. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or government authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated under the White Lion Agreement.

·	We will not be entitled to put shares to White Lion unless the company's common stock is DWAC eligible and not subject to a “DTC Chill”.

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·	We will not be entitled to put shares to White Lion unless all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

·	We will not be entitled to put shares to White Lion if we fail to reserve sufficient shares of our common stock for White Lion, pursuant to the terms of the White Lion Agreement.

The Investment Agreement further provides that the Company and White Lion are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Investment Agreement or our registration rights agreement with White Lion, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party's execution, delivery, performance or enforcement of the Investment Agreement or the registration rights agreement.

The Investment Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

Registration Rights Agreement

Pursuant to the terms of a Registration Rights Agreement, dated June 17, 2020, between White Lion and us, we are obligated to file one or more registration statements with the SEC to register the resale by White Lion of shares of common stock issued or issuable under the Investment Agreement. The aggregate number of shares registered prior to this registration statement is zero. We have agreed that, in the event that this registration fails to register all of the shares necessary to fulfill our contractual obligations, we will amend this statement and file new registration statements. This registration process will continue until such time as all of the dollar amounts available under the credit line, using shares of common stock issuable under the Investment Agreement, have been registered for resale on effective registration statements.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing our securities. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

General risk relating to COVID-19 pandemic

The novel coronavirus (COVID-19) pandemic may have an expected effect on our business, financial condition and results of operations.

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In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, supply chains, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn across many global economies.

The COVID-19 pandemic has rapidly escalated in the United States, creating significant uncertainty and economic disruption, and leading to record levels of unemployment nationally. Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. Such orders or restrictions have resulted in temporary facility closures, work stoppages, slowdowns and travel restrictions, among other effects, thereby adversely impacting our operations. In addition, we expect to be impacted by a downturn in the United States economy, which could have an adverse impact on discretionary consumer spending and may have a significant impact on our business operations and/or our ability to generate revenues and profits.

In response to the COVID-19 disruptions, we have implemented a number of measures designed to protect the health and safety of our staff and contractors. These measures include restrictions on non-essential business travel, the institution of work-from-home policies wherever feasible and the implementation of strategies for workplace safety at our facilities that remain open. We are following the guidance from public health officials and government agencies, including implementation of enhanced cleaning measures, social distancing guidelines and wearing of masks.

The extent to which COVID-19 ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of the COVID-19 outbreak and the effectiveness of actions taken to contain the COVID-19 outbreak or treat its impact, among others. Additionally, while the extent to which COVID-19 ultimately impacts our operations will depend on a number of factors, many of which will be outside of our control. The COVID-19 outbreak is evolving and new information emerges daily; accordingly, the ultimate consequences of the COVID-19 outbreak cannot be predicted with certainty. In addition to the COVID-19 disruptions possibility adversely impacting our business and financial results, they may also have the effect of heightening many of the other risks described in “Risk Factors,” including risks relating to changes due to our limited operating history; our ability to generate sufficient revenue, to generate positive cash flow; our relationships with third parties, and many other factors. We will endeavor to minimize these impacts, but there can be no assurance relative to the potential impacts that may be incurred.

As previously reported on Form 8-K filed on May 15, 2020, as amended, the Company was unable to file its Quarterly Report on Form 10-Q for the period ended March 31, 2020 by the original deadline of May 15, 2020, due to circumstances related to COVID-19 pandemic, specifically: (i) the Southern California area, including the location of the Company’s corporate headquarters, was at one of the epicenters of the coronavirus outbreaks in the United States and the Governor of California had ordered all residents to stay at home excepting only essential travel; and (ii) historically, the Company has relied on vendors in China to manufacture certain of its principal products. The outbreak of COVID-19 caused different levels of delay in operations of the Company, vendors, customers and professional service providers. As a result, the Company’s books and records were not easily accessible from our Chinese manufacturer of our products, resulting in a delay in the preparation, audit and completion of the Company’s financial statements for the Annual Report.

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Risks Related to Our Business

The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.

The Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. The details and scopes of each state’s plans are not fully known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by states and the USDA, may materially limit our business depending upon the scope of the regulations.

Laws and regulations affecting our industry to be developed under the Farm Bill are in development.

As a result of the Farm Bill’s recent passage, laws and regulations affecting the hemp industry will evolve which could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

Psychoactive Cannabis and derivatives are illegal under the CSA.

Psychoactive Cannabis and derivatives are Schedule 1 controlled substances and are illegal under the CSA. Even in states that have legalized the use of Psychoactive Cannabis, its sale and use remain violations of federal law. The illegality of Psychoactive Cannabis under the CSA preempts state laws that legalize its use. Therefore, strict enforcement of the CSA regarding Psychoactive Cannabis and derivatives would likely result in our inability to proceed with our 3.5% interest in NPE, which operates a psychoactive cannabis delivery service in California.

Risk of government action.

While we will use our best efforts to comply with all laws and regulations, there is a possibility that governmental action to enforce any alleged violations may result in legal fees and damage awards that would adversely affect us.

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We anticipate our operating expenses will increase, and we may never achieve profitability.

We launched our first hempSMART™ product, hempSMART Brain™, in November 2016. Since then, we have introduced a number of other consumer products, including hempSMART Pain™, hempSMART™ Full Spectrum Pet Drops™, and hempSMART™ Full Spectrum Drops™. As we continue to produce other hempSMART™ products and our joint venture with Global Hemp Group, Inc. in Scio, Oregon, we anticipate  increases in our operating expenses, without realizing significant revenues from operations. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) general and administrative, (ii) new research and development, (iii) advertising and website development, (iv) legal and accounting fees at various stages of operation, (v) joint venture activities, (vi) creating and maintaining distribution and supply chain channels.

As a result of some or all of these factors in combination, we will incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that our Company will prove successful. We cannot provide investors with any assurance that our business will attract customers and investors. If we are unable to address these risks, there is a high probability that our business will fail.

Because our business is dependent upon continued market acceptance by consumers, any negative trends will adversely affect our business operations.

We are substantially dependent on continued market acceptance and proliferation of consumers of hemp and hemp-derived CBD. We believe that as hemp and hemp-derived CBD becomes more accepted as a result of the passage of the Farm Bill, the stigma associated with hemp and CBD will diminish and as a result consumer demand will continue to grow. While we believe that the market and opportunity in the hemp space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the hemp industry will adversely affect our business operations.

The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the hemp industry generally, which could directly affect our financial condition.

The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown and processed; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, our hemp-based hempSMART™ products containing CBD may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration as may be prescribed by the FDA, we may be unable to continue to operate our business.

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Laws governing our access to banking services remain uncertain and are in a state of flux.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed cannabis businesses. A memorandum issued by the Justice Department to federal prosecutors re-iterated guidance previously given, this time to the financial industry, that banks can do business with legal cannabis businesses and “may not” be prosecuted. We believe this applies to hemp and to Psychoactive Cannabis. The Treasury Department’s Financial Crimes Enforcement Network (FinCEN) issued guidelines to banks that “it is possible to provide financial services” to state-licensed cannabis (and hemp) businesses and still be in compliance with federal anti-money laundering laws. These provisions created barriers to our banking operations. With the passage of the Farm Bill, we expect that the banking industry will be more open to doing business with compliant hemp businesses. Currently, the U.S. Congress is considering the Secure and Fair Enforcement Banking Act sponsored by Reps. Ed Perlmutter (D-CO) Denny Heck (D-WA), Steve Stivers (R-OH) and Warren Davidson (R-OH) filed in March, 2019 designed to protect banks that service the marijuana industry from being penalized by federal regulators. The act currently has 138 cosponsors—more than a quarter of the House. However, this may take time and may not result in a more open banking climate. We expect that banks will be more open to serving cannabis and hemp businesses, but there is no guarantee – even with the passage of the Farm Bill.

Banking regulations in our business are costly and time consuming.

In assessing the prospective risk of providing services to a hemp-related business, a financial institutions may conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its cannabis-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold; (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available. These regulatory reviews may be time consuming and costly.

Due to our involvement in the hemp industry and the Psychoactive Cannabis delivery business, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

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The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them and advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative hemp products and derivatives, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business.

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our hempSMART™ products. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our hempSMART™ products. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our hempSMART™ products and services or infrastructures to adapt to these changes.

We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing, products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating communications and computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar services. This competition could increase price competition and reduce anticipated profit margins.

Our hempSMART™ products are relatively new and our industry is rapidly evolving.

Due consideration must be given to our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving legal cannabis and hemp industries. To be successful we must, among other things:

·	Develop, manufacture and introduce new attractive and successful consumer products in our hempSMART™ brand.

·	Attract and maintain a large customer base and develop and grow that customer base.

·	Increase awareness of our hempSMART™ brand and develop effective marketing strategies to insure consumer loyalty.

·	Establish and maintain strategic relationships with key sales, marketing, manufacturing and distribution providers.

·	Respond to competitive and technological developments.

·	Attract, retain and motivate qualified personnel.
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We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

Some of our hempSMART™ products are new and are only in the developmental stages of commercialization. We are not certain that these products will function as anticipated or be desirable to their intended markets. Also, some of our products may have limited functionalities, which may limit their appeal to consumers and put us at a competitive disadvantage. If our current or future hempSMART™ products fail to function properly or if we do not achieve or sustain market acceptance, we could lose customers or could be subject to claims which could have a material adverse effect on our business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is evolving, it is difficult to predict with any certainty the ultimate size of this market and its growth rate, if any. We cannot guarantee that a market for our products will develop or that demand for our products will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

The Company’s failure to continue to attract, train, or retain highly qualified personnel could harm the Company’s business.

The Company’s success also depends on the Company’s ability to attract, train, and retain qualified personnel, specifically those with management and product development skills. In particular, the Company must hire additional skilled personnel to further the Company’s research and development efforts. Competition for such personnel is intense. If the Company does not succeed in attracting new personnel or retaining and motivating the Company’s current personnel, the Company’s business could be harmed.

If we are unable to attract and retain independent associates, our business may suffer.

Our future success depends largely upon our ability to attract and retain a large active base of independent direct sales associates and members who purchase our hempSMART™ products. We cannot give any assurances that the number of our independent associates will be established or increase in the future. Several factors affect our ability to attract and retain independent associates and members, including: on-going motivation of our independent associates; general economic conditions; significant changes in the amount of commissions paid; public perception and acceptance of our industry; public perception and acceptance of multi-level marketing; public perception and acceptance of our business and our products, including any negative publicity; the limited number of people interested in pursuing multi-level marketing as a business; our ability to provide proprietary quality-driven products that the market demands; and, competition in recruiting and retaining independent associates.

The loss of key management personnel could adversely affect our business.

We depend on the continued services of our executive officers and senior management team as they work closely with independent associate leaders and are responsible for our day-to-day operations. Our success depends in part on our ability to retain our executive officers, to compensate our executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. Although we have entered into employment agreements with our senior management team, and do not believe that any of them are planning to leave or retire in the near term, we cannot assure that our senior managers will remain with us. The loss or limitation of the services of any of our executive officers or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

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If government regulations regarding multi-level marketing change or are interpreted or enforced in a manner adverse to our business, we may be subject to new enforcement actions and material limitations regarding our overall business model.

Multi-level marketing is subject to foreign, federal, and state regulations. Any change in legislation and regulations could affect our business. Furthermore, significant penalties could be imposed on us for failure to comply with various statutes or regulations resulting from: ambiguity in statutes; regulations and related court decisions; the discretion afforded to regulatory authorities and courts interpreting and enforcing laws; and new regulations or interpretations of regulations affecting our business.

If our network marketing activities do not comply with government regulations, our business could suffer.

Many governmental agencies regulate our multi-level marketing activities. A government agency’s determination that our business or our independent associates have significantly violated a law or regulation could adversely affect our business. The laws and regulations for multi-level marketing intend to prevent fraudulent or deceptive schemes. Our business faces constant regulatory scrutiny due to the interpretive and enforcement discretion given to regulators, periodic misconduct by our independent associates, adoption of new laws or regulations, and changes in the interpretation of new or existing laws or regulations.

Independent associates could fail to comply with our policies and procedures or make improper product, compensation, marketing or advertising claims that violate laws or regulations, which could result in claims against us that could harm our financial condition and operating results.

In part, we sell our products through a sales force of independent associates. The independent associates are independent contractors and, accordingly, we are not in a position to provide the same direction, motivation, and oversight as we would if associates were our own employees. As a result, there can be no assurance that our associates will participate in our marketing strategies or plans, accept our introduction of new products, or comply with our associate policies and procedures. All independent associates will be required to sign a written contract and agree to adhere to our policies and procedures, which prohibit associates from making false, misleading or other improper claims regarding our hempSMART™ products or income potential from the distribution of the products. However, independent associates may from time to time, without our knowledge and in violation of our policies, create promotional materials or otherwise provide information that does not accurately describe our marketing program. There is a possibility that some jurisdictions could seek to hold us responsible for independent associate activities that violate applicable laws or regulations, which could result in government or third-party actions or fines against us, which could harm our financial condition and operating results.

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We may be held responsible for certain taxes or assessments relating to the activities of our independent associates, which could harm our financial condition and operating results.

Our independent associates are subject to taxation and, in some instances, legislation or governmental agencies impose an obligation on us to collect taxes, such as value added taxes, and to maintain appropriate tax records. In addition, we are subject to the risk in some jurisdictions of being responsible for social security and similar taxes with respect to our distributors. In the event that local laws and regulations require us to treat our independent distributors as employees, or if our distributors are deemed by local regulatory authorities to be our employees, rather than independent contractors, we may be held responsible for social security and related taxes in those jurisdictions, plus any related assessments and penalties, which could harm our financial condition and operating results.

We may be unable to fully capture the expected value from our Scio, Oregon joint venture with Global Hemp Group, Inc., and the death of Charles Larsen may complicate joint venture operations.

In connection with our entry into joint venture with Global Hemp Group, Inc. in Scio, Oregon, we face numerous risks and uncertainties, including effectively integrating our respective personnel, management controls and business relationships into an effective and cohesive operation. Further, we are subject to additional risks and uncertainties because we may be dependent upon, and subject to, liability losses or damages relating to system controls and personnel that are not under our control.

Our joint venture with Global Hemp Group, Inc. relies significantly upon the activities of Global Hemp Group, Inc. in Oregon. This joint venture is subject to conformity with Oregon and Canadian law. We will not be directly involved with the operation, and will rely upon Global Hemp Group’s personnel, business acumen, experience and involvement to insure compliance with the parameters of the research project and its compliance with applicable law. The May 15, 2020 death of Global Hemp Group’s control person Charles Larsen may create future problems in confirming operations and accounting in our Scio, Oregon joint venture.

If we are unable to integrate and monitor our joint ventures successfully and efficiently, there is a risk that our results of operations, financial condition and cash flows may be materially and adversely affected. In addition, conflicts or disagreements between us and any of our joint venture partners may negatively impact the benefits to be achieved by the relevant joint venture. There is no assurance that any of our joint ventures will be successfully integrated or yield all of the positive benefits anticipated.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

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Risks Related to the Company

Uncertainty of profitability

Our business strategy may result in increased volatility of revenues and earnings. As we will only develop a limited number of products at a time, our overall success will depend on a limited number of products, which may cause variability and unsteady profits and losses depending on the products and/or services offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for our products. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

·	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

·	Our ability to source strong opportunities with sufficient risk adjusted returns.

·	Our ability to manage our capital and liquidity requirements based on changing market conditions generally and changes in the developing legal medical marijuana and recreational marijuana industries.

·	The acceptance of the terms and conditions of our multi-level sales agreements.

·	The amount and timing of operating and other costs and expenses.

·	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

·	Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand.

·	Adverse changes in the projects in which we plan to invest which result from factors beyond our control, including, but not limited to, a change in circumstances, capacity and economic impacts.

·	Adverse developments in the efforts to legalize cannabis or increased federal enforcement.

·	Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business.

·	Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

Management of growth will be necessary for us to be competitive.

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We are operating in a highly competitive market.

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The markets for businesses in the hemp industry is competitive and evolving. In particular, we face strong competition from larger companies that may be in the process of offering similar products and services to ours. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger client bases than we have (or may be expected to have).

Given the rapid changes affecting the global, national, and regional economies generally and the cannabis and hemp industries, in particular, we may not be able to create and maintain a competitive advantage in the marketplace. Our success will depend on our ability to keep pace with any changes in its markets, especially with legal and regulatory changes. Our success will depend on our ability to respond to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure by us to anticipate or respond adequately to such changes could have a material adverse effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

It is unknown whether the passage of the Farm Bill will provide us trademark protection for our hempSMART™ brand and products.

We have applied for a trademark for our hempSMART™ brand name. Before passage of the Farm Bill, we were uncertain that we could obtain patent or trademark protection for our products Because hemp derived CBD was considered an illegal Schedule 1 drug under the CSA at the time. With the passage of the Farm Bill, we may be able to overcome these uncertainties, since hemp containing less than 0.3% THC is no longer a Schedule 1 drug under the CSA. However, we cannot guarantee more favorable treatment and the failure to obtain trademark protection may materially impact our brand establishment, sales and good will.

If we fail to protect our intellectual property, our business could be adversely affected.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our hempSMART™ products and brand to distinguish our hempSMART™ products and services from our competitors’ products and services. We rely on patents, copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property.

Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time.

Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute, and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

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Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors, as well as our contractors. Because we operate in a highly competitive industry, we rely in part on trade secrets to protect our proprietary hempSMART™ products and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third party’s confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

These confidentiality, inventions and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be  difficult, expensive and time consuming and the outcome would be unpredictable. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our Business Can be Affected by Unusual Weather Patterns.

The production of some of our hempSMART™ products relies on the availability and use of live hemp plant material. Growing periods can be impacted by weather patterns and these unpredictable weather patterns may impact our ability to harvest hemp. In addition, severe weather, including drought and hail, can destroy a hemp crop, which could result in our having no hemp to harvest, process and sell. If our suppliers are unable to obtain sufficient hemp from which to process CBD, our ability to meet customer demand, generate sales, and maintain operations will be impacted.

Our hempSMART™ sales in the UK may be subject to unforeseeable events and regulation that may have a material impact on our efforts to sell our hempSMART™ products in the UK.

Currently, the UK regulates wellness products containing CBD through its Medicines and Healthcare products Regulatory Agency (“MHRA”). Pursuant to the MHRA, only wellness products containing less than 0.2% THC may be sold in the UK. Our latest laboratory results from testing the THC content of our hempSMART™ products containing CBD derived from industrial hemp show that our products approach 0% THC. While we are confident that our hempSMART™ products are compliant with regulations in both the UK, these regulations may change unforeseeably, and any such changes may have a material effect on our ability to market and sell our hempSMART™ products in the UK. Additionally, we rely on affiliates in the UK for the administration of our business there. We have not to date established an effective warehousing protocol to efficiently store and deliver products there. The failure of our UK affiliates to efficiently handle the storage and distribution of our products could create a material deficiency in conducting our business there.

Risks Related to Our Common Stock

Because we may issue additional shares of our common stock, investment in our company could be subject to substantial dilution.

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Investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. Dilution is the difference between what investors pay for their stock and the net tangible book value per share immediately after the additional shares are sold by us. We are authorized to issue 15,000,000,000 shares of common stock, $0.001 par value per share. As of August 31, 2020, there were 1,454,301,291 shares of our common stock in the public float. Our financing activities in the past focused on convertible note financing that requires us to issue shares of common stock to satisfy principal, interest and any applicable penalties related to these convertible notes. When required under the terms and conditions of the convertible notes, we issue additional shares of common stock that have a dilutive effect on our stockholders. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock and so any investment in our company will be diluted, with a resulting decline in the value of our common stock.

Our variably priced convertible notes will result in dilution.

We have entered into various financing instruments containing terms making interest and principal convertible into our common stock at variable prices. As is referenced elsewhere in this filing, some of those financiers are St. George Investments, LLC, John Fife, GS Capital, Paladin Advisors, LLC, Power Up Lending, Crown Bridge, LG Capital, Jefferson Street Capital and White Lion Partners. As a result, we will be required to issue additional shares of our common stock which will cause material dilution. As a result, such issuances will materially reduce the value of existing investors’ shares and their proportional ownership of our company.

Our financing instrument with Power Up Lending may impede a successful corporate action.

FINRA may or may not allow us to complete a corporate action including, but not limited to, a change of our name and/or trading symbol, due to our financing arrangements with Power Up Lending. One of Power Up Lending’s principals was involved with a former SEC enforcement action. The action completed without liability to Power Up or the Power Up affiliate, but FINRA has, from time to time when considering whether or not to grant a corporate action, determined that association with Power Up is a deficiency causing rejection of corporate actions.

Trading in our common stock on the OTCQB Exchange has been subject to wide fluctuations.

Our common stock is currently quoted for public trading on the OTCQB Market Tier. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control, including our issuance of additional common shares at variable prices to our convertible note holders. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with limited business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

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Our common stock may be subject to delisting from OTC Markets OTCQB listing tier if our stock closes at a price of below $0.01 for a period of 90 days.

Our common stock currently trades below $0.01 per share on the OTC Markets’ QB trading tier. If our stock continues to trade below $0.01 for more than 30 consecutive calendar days we will no longer meet the Standards for Continued Eligibility for OTCQB as per the OTCQB Standards, Section 2.3(2), which states that the company must “maintain proprietary priced quotations published by a Market Maker in OTC Link with a minimum closing bid price of $.01 per share on at least one of the prior thirty consecutive calendar days.”

As per Section 4.1 of the OTCQB Standards, the company will be granted a cure period of 90 calendar days during which the minimum closing bid price for the Company’s common stock must be $.01 or greater for ten consecutive trading days in order to continue trading on the OTCQB marketplace. At the Company’s petition, the OTCQB granted the Company an extension from this requirement, until October, 2020. If this requirement is not met by October **, 2020, the company will be removed from the OTCQB marketplace.

If our common stock is removed from the OTC Markets OTCQB trading tier, our equity line with White Lion Capital could be impacted.

Our common stock is currently trading at $0.0017 per share. Should it fall to par value, our ability to exercise put options to White Lion may be materially impacted, which could render the equity line unavailable to us and impact our operations.

Utah law, our Certificate of Incorporation and our by-laws provides for the indemnification of our officers and directors at our expense, and correspondingly limits their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Utah or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Utah law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

We do not intend to pay cash dividends on any investment in the shares of stock of our Company and any gain on an investment in our Company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. To the extent that we require additional funding currently not provided for, our funding sources may prohibit the payment of a dividend. Because we do not currently intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen, and investors may lose all of their investment in our company.

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Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Costs and expenses of being a reporting company under the 1934 Securities and Exchange Act may be burdensome and prevent us from achieving profitability.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

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White Lion will pay less than the then-prevailing market price for our common stock

Our common stock to be sold to White Lion pursuant to the Investment Agreement dated June 17, 2020, 2020, as amended, will be purchased at a price equal to ninety five percent (95%) of the lowest daily VWAP during a pricing period of five (5) consecutive Trading Days beginning on the Put Notice Date. White Lion has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If White Lion sells the shares, the price of our common stock could decrease. If our stock price decreases, White Lion may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price. If the price of our common stock falls below par value of $0.001 per share, we may be unable to utilize the put options and access the equity line.

We are registering the resale of a maximum of 485,725,155 shares of common stock, all of which may be issued to White Lion under the Equity Line; The resale of such shares by White Lion could depress the market price of our common stock

We are registering the resale of a maximum of 485,725,155 shares of common stock under the registration statement of which this prospectus forms a part. The sale of these shares into the public market by White Lion could depress the market price of our common stock. As of August 31, 2020, there were 1,469,221,322 shares of our common stock in the public float. In total, we may issue up to 485,725,155 shares to White Lion pursuant to the Equity Line, meaning that we may be obligated to file one or more registration statements covering additional shares not covered by the registration statement. The sale of those additional shares into the public market by White Lion could further depress the market price of our common stock.

Pricing of the Shares Put to White Lion Occurs After Issuance to White Lion

The common stock to be issued to White Lion pursuant to the Investment Agreement will be purchased at a price equal to ninety-five (95%) of the lowest trading price during a pricing period of five (5) consecutive preceding the closing date of the put transaction. The closing date is five (5) business days after White Lion is able to clear the put shares for trading within its brokerage account.

We May Not Be Able to Access Sufficient Funds under the Equity Line When Needed

Our ability to put shares to White Lion and obtain funds under the Equity Line is limited by the terms and conditions in the Investment Agreement, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to White Lion at any one time, which is determined in part by the trading volume of our common stock, and a limitation on our ability to put shares to White Lion to the extent that it would cause White Lion to beneficial own more than 4.99% of our outstanding shares. In addition, we do not expect the Equity Line to satisfy all of our funding needs, even if we are able and choose to take full advantage of the Equity Line.

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Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the investment agreement with White Lion, and as such, White Lion may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders

White Lion has agreed, subject to certain exceptions listed in the Investment Agreement with White Lion, to refrain from holding a number of shares which would result in White Lion or its affiliates owning more than 4.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent White Lion from selling shares of our common stock received in connection with a put, and then receiving additional shares of our common stock in connection with a subsequent put. In this way, White Lion could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time. Additional restrictions are further outlined in the Investment Agreement with While Lion, which is attached hereto.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by White Lion. We will use these proceeds for general corporate and working capital purposes, businesses or operations or for other purposes that our board of directors, in its good faith, deems to be in the best interest of the Company.

We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Dilution

The sale of our common stock to White Lion in accordance with the Investment Agreement dated June 17, 2020, will have a dilutive impact on our stockholders.

As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to White Lion in order to drawdown pursuant to the investment agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

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The Offering

Investment Agreement with White Lion

On June 17, 2020, we entered into an investment agreement with White Lion Funds, LLC, a Nevada limited liability company (“White Lion”). Pursuant to the terms of the investment agreement, White Lion committed to purchase up to ten million dollars ($10,000,000) of our common stock over a period of up to 24 months.

From time to time during the 24 month period commencing from the effectiveness of the registration statement, we may deliver a put notice to White Lion, which states the number of shares we intent to put to White Lion on a date specified in the put notice.

The maximum number of shares that we are entitled to put in any one notice shall not to exceed (i) 250% of the Average Trading Volume, or (ii) or the number of shares up to the beneficial ownership level for White Lion of 4.99% of common shares or common share equivalents. The Average Trading Volume is defined as the average trading volume of the Company's common shares in the five (5) trading days immediately preceding the respective put notice.

The purchase price of the shares put to White Lion shall be ninety five percent (95%) of the lowest traded price of the common stock for the five (5) business days prior to the closing date of the put transaction (the “Closing Date”). The Closing Date is the first business day that White Lion is able to deposit the put shares, outlined in the put notice, into its brokerage account and is eligible to trade the shares.

In connection with the investment agreement with White Lion, we also entered into a registration rights agreement with White Lion outlining our requirement for us to file with the U.S. Securities & Exchange Commission a registration statement, covering the resale of the maximum number of shares of our common stock underlying the investment agreement with White Lion.

As of December 31, 2019, the Company had 77,958,081 issued and outstanding shares of common stock.  As of August 31, 2020, the Company had 1,469,221,322 shares of common stock in the public float. The 485,725,155 shares being registered represent approximately 33.1% of the number of shares in the public float as of August 31, 2020.  Assuming all of these shares are sold, the registrant’s total number of issued and outstanding shares of common stock will be 1,986,918,017.

At an assumed purchase price under the Investment Agreement of $0.0017 which is 95% of the closing price as of the date of this filing, we will be able to receive up to approximately $10,000,000 in gross proceeds, assuming the sale of the entire 485,725,155 common shares being registered hereunder pursuant to the Investment Agreement.

At an assumed purchase price of $0.0017 under the Investment Agreement, we are required to register 485,725,155 shares relative to the sales of the put shares. Thus, the total number of shares being registered in this offering is 485,725,155.

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There are substantial risks to investors as a result of the issuance of shares of our common stock under the investment agreement with White Lion. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

From time to time, we intend to sell to White Lion our common stock under the Investment Agreement and White Lion will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to White Lion to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $10,000,000 was determined based on numerous factors, including the following: The proceeds received from any notices tendered to White Lion under the investment agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of the Company.

Selling Stockholders

This prospectus relates to the resale of up to 485,725,155 common shares, par value $0.001 per share, issuable to White Lion a selling stockholder pursuant to a noticed “put right” under an investment agreement (the “Investment Agreement”), dated June 17, 2020 that we entered into with White Lion. The Investment Agreement permits us to “put” up to ten million dollars ($10,000,000) in shares of our common stock to White Lion over a period of up to twenty four (24) months or until $10,000,000 of such shares have been “put.”

The selling stockholder may offer and sell, from time to time, any or all of shares of our common stock to be sold to White Lion under the Investment Agreement dated June 17, 2020.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of June 17, 2020, and the number of shares of our common stock being offered pursuant to this prospectus. We believe that the selling stockholder would have sole voting and investment powers over its shares.

Because the selling stockholder may offer and sell all or only some portion of the 485,725,155 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholder upon termination of the offering are only estimates based on the assumption that the selling stockholder will sell all of its shares of our common stock being offered in the offering.

The selling stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

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Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering (1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares (1)
			# of Shares (2)	% of Class (2),(3)
White Lion Capital, LLC	127,012,847	485,725,155	612,738,002	30.8%

Notes

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

(3)	Based on shares of our common stock issued and outstanding as of August 31, 2020. Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of the selling stockholder.

Plan of Distribution

This prospectus relates to the resale of up to 485,725,155 shares of the Common Shares, par value $0.001 per share, issuable to White Lion (“White Lion”), a selling stockholder pursuant to a noticed “put right” under an investment agreement dated June 17, 2020 that we entered into with White Lion. The Investment Agreement permits us to “put” up to ten million dollars ($10,000,000) in shares of our common stock to White Lion over a period of up to twenty four (24) months or until $10,000,000 of such shares have been “put.”

The Investment Agreement with White Lion is not transferable.

At an assumed purchase price under the Investment Agreement of $0.0017 (equal to 95% of the closing price of our common stock on August 31, 2020), we will be able to receive up to $10,000,000 in gross proceeds, assuming the sale of the entire 485,725,155 common shares being registered hereunder pursuant to the Investment Agreement.

The selling stockholder may, from time to time, sell any or all of shares of our common stock covered hereby on the OTCQB, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

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●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

White Lion is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

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The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

Description of Securities

Capital Stock

We are authorized to issue 15,000,000,000 shares of common stock, $0.001 par value; 10,000,000 shares of Class A Preferred Stock, par value $0.001; and, 5,000,000 shares of Class B Preferred Stock, par value $0.001.

Common Sock

As of the August 31, 2020, the date of this filing, and immediately before this Offering, there are 1,501,192,862 common shares outstanding.

Preferred Stock

Class “A” Preferred Stock

As of August 31, 2020, we have designated 10,000,000 as “Class A Preferred Stock,” par value $0.001. There are 6,666,666 shares of Class A Preferred Stock issued and outstanding.

The Class “A” Preferred Stock carries the following rights and preferences.

Dividends

Class “A” Preferred Stock is not eligible for receipt of dividends.

Voting Rights

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The holders of the Class “A” Preferred Stock shall vote for the election of directors, and shall have full voting rights, except that each Class “A” Preferred share shall entitle the holder to exercise one hundred (100) votes for each one (1) Class A Preferred Share held. Our two current Directors, Mr. Jesus M. Quintero and Edward Manolos each own 3,333,333 Class “A” Preferred Shares, and are eligible to vote on any decision regarding corporate actions under Utah law that are assigned to a vote of the stockholders, including but not limited to: (i) the sale of all or substantially all of its property; (ii) the election of directors; (iii) dissolving the corporation; (iv) amending the articles of incorporation; and, (v) approving a merger or consolidation. The beneficial owners of the Class “A” Preferred Stock vote with the common stockholders and the designated preferences cannot be modified but for a majority vote of the common shares eligible to vote as a class. Thus, Mr. Quintero and Mr. Manolos control in excess of 50% of the votes eligible to be cast on any decision regarding corporate actions under Utah law.

Redemptive Rights

The Class “A” Preferred Stock shall not be redeemable.

Conversion Rights

Class “A” Preferred Stock is not convertible into any other class of preferred stock or common stock.

Other Provisions

The shares of Class “A” Preferred Stock shall be duly and validly issued, fully paid and non-assessable. The holders of the Class “A” Preferred Stock shall not have pre-emptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into Common Stock or rights or options to purchase any such shares.

Class “B” Preferred Stock

As of August 31, 2020, we have designated 5,000,000 as “Class B Preferred Stock,” par value $0.001. There are 5,000,000 shares of Class B Preferred Stock issued and outstanding.

The Class “B” Preferred Stock carries the following rights and preferences.

Dividends

Class “B” Preferred Stock is not eligible for receipt of dividends.

Voting Rights

Holders of the Series “B” Preferred Stock shall have One Thousand (1,000) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number), at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is affected.

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Redemptive Rights

The Class “B” Preferred Stock shall not be redeemable.

Conversion Rights

Class “B” Preferred Stock is not convertible into any other class of preferred stock or common stock.

Other Provisions

The shares of Class “B” Preferred Stock shall be duly and validly issued, fully paid and non-assessable. The holders of the Class “B” Preferred Stock shall not have pre-emptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into Common Stock or rights or options to purchase any such shares.

Common Stock

As of August 31, 2020, there are 1,501,192,862 shares of common stock are issued and outstanding.

Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time, by the Board of Directors in its discretion, from funds legally available therefore. The Company does not currently anticipate paying any dividends on its Common Stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Shares of Common Stock are registered at the office of the Company and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent is Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas NV 89119.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Dividend rights of both our common and preferred shareholders will entitle them to the same dividend that other shareholders of the same class receive.

Warrants

The following table summarizes the stock warrant activity for the two years ended December 31, 2019:

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	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2017	186,550	$2.40		$1,873,492
Granted	1,827,564	2.34
Forfeitures or expirations	(166,667)	$1.50
Outstanding at December 31, 2018	1,847,447
Granted	2,370,298	1.98
Exercised	(192,521)	1.78
Forfeitures or expirations	(14,113)	1.80
Outstanding at December 31, 2019	4,011,111	$2.15	3.60	$—
Exercisable at December 31, 2019	4,011,111	$2.15	3.60	$—

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on warrants with an exercise price less than the Company’s stock price of $0.07 and $1.22 as of December 31, 2019 and 2018, respectively, which would have been received by the warrant holders had those option holders exercised their warrants as of that date.

The following table presents information related to warrants at December 31, 2019:

Warrants Outstanding		Warrants Exercisable
Exercise Price	Number of Warrants	Weighted Average Remaining Life In Years	Exercisable Number of Warrants
$0.01 - $1.00	484,187	2.70	484,187
$1.01 - $2.00	27,778	2.50	27,778
$2.01 - $3.00	3,499,146	3.74	3,499,146

In connection with the issuance of convertible notes payable, the Company issued an aggregate of 2,370,298 warrants to purchase the Company’s common stock from $0.26 to $2.40, vesting immediately and expiring 5 years from the date of issuance.

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Options

The following table presents information related to stock options at December 31, 2019(1):

Options Outstanding(1)		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$-	-	-	-

The stock-based compensation expense related to option grants was $0 and $450,000 during the years ended December 31, 2019 and 2018, respectively.

(1) On February 27, 2019, Donald Steinberg and Charles Larsen cancelled previously issued options to purchase an aggregate of 16,666,667 shares at an average exercise price of $0.30 per share, representing 100% of all previously issued options.

Experts and Counsel

The financial statements of our company included in this prospectus for the fiscal year ended December 31, 2019 and 2018 were audited by L&L CPAs, PA.

Independent Law PLLC will render a legal opinion as to the validity of the shares of the common stock to be registered hereby.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Information with respect to Our Company

Description of Business

Marijuana Company of America, Inc. (The “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 20, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties. From 2009 to 2014, we operated primarily in the mining exploration business.

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In 2015, the Company changed its business model to a marketing and distribution company for medical marijuana. In conjunction with the change, the Company changed its name to Marijuana Company of America, Inc. At the time of the transition in 2015, there were no remaining assets, liabilities or operating activities of the mining business.

On September 21, 2015, the Company formed H Smart, Inc., a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART™ brand.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

On May 3, 2017, the Company formed Hempsmart Limited, a United Kingdom corporation as a wholly owned subsidiary for the purpose of future expansion into the European market.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: H Smart, Inc., Hempsmart Limited and MCOA CA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

 The condensed balance sheet as of December 31, 2019 has been derived from audited financial statements.

Operating results for the six months ended June 30, 2020 are not necessarily indicative of results that may be expected for the year ending December 31, 2020. These condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2019.

Our Products and Services

Our primary business strategy is to develop, manufacture, and market non-psychoactive industrial hemp, and hemp-derived consumer products containing cannabinoids (hereafter referred to as “CBD”), with a THC content of less than 0.3%, while tactically investing in related business via joint ventures and minority ownership positions.

Our current business operations included the following:

hempSMART™

Our consumer products containing hemp and CBD are sold through our wholly owned subsidiary H Smart, Inc. under the brand name hempSMART™. We market and sell our hempSMART™ products directly through our web site, and through our affiliate marketing program, where qualified sales affiliates use a secure multi-level-marketing sales software program that facilitates order placement over the internet via a web site, and accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates and calculates and accounts for loyalty and rewards benefits for returning customers.

Our current hempSMART™ wellness products offerings include the following:

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·	hempSMART Brain™ a proprietary patented and formulated personal care consumer product encapsulated with enriched non-psychoactive industrial hemp derived CBD. This encapsulation is combined with other high quality, proprietary natural ingredients to compliment CBD to support brain wellness.

·	hempSMART Pain™ capsules formulated with 10mg of Full Spectrum, non-psychoactive CBD per serving, derived from industrial hemp, which along with a proprietary blend of other natural ingredients, delivers an all-natural formulation for the temporary relief of minor discomfort associated with physical activity.

·	hempSMART Pain Cream™ each container formulated with 300 mg of full spectrum non-psychoactive CBD derived from industrial hemp. The newly developed product contains a synergistic combination of natural botanicals and full spectrum hemp extract featuring CBD, CBG and a broad range of terpenes. The Company’s proprietary blend of Ayurvedic herbs along with Menthol, Cayenne Pepper Extract, Rosemary Oil, Aloe Gel, White Willow Bark, Arnica, Wintergreen Extract and Tea Tree Oil, provides an immediate cooling and soothing sensation. This topical wellness consumer product is formulated to help reduce minor discomfort and promote muscle relaxation on areas that it is applied.

·	hempSMART Drops™ full Spectrum Hemp CBD Oil Tincture Drops, available in 250mg and 500mg bottles, enriched with non-psychoactive industrial hemp derived CBD, and available in four different flavors: lemon, mint, orange and strawberry that is free of the THC isolate.

·	hempSMART Pet Drops™ for cats and dogs, formulated with 250mg of full spectrum non-psychoactive CBD derived from industrial hemp. This new specially formulated product contains naturally occurring CBD derived from hemp seed oil, full spectrum hemp extract, fractionated coconut oil, and a rich bacon flavor.

·	hempSMART Face™ a nourishing facial moisturizer combines full spectrum CBD from hemp, with a unique blend of Ayurvedic herbs and botanicals. Designed to refresh, replenish and restore the skin providing long lasting hydration and balance.

Consulting Services

We also provide financial accounting and property management services for companies associated with the cannabis industry in all stages of development. Our services include the following:

·	Financial Accounting and Bookkeeping. Our business accounting services provide financial accounting, bookkeeping and reporting protocols in order to allow licensed cannabis and/or hemp operators, in those states where cannabis has been legalized for medicinal and/or recreational use, to report collect, verify and state effective financial records and disclosure. We provide a comprehensive accounting strategy based on best accounting practices. We understand the challenges and complexities of financial accounting in the regulated commercial cannabis market and we have the expertise to help client businesses report their financial operations consistent with GAAP. As of the date of this filing, we have not offered any consulting, bookkeeping or financial accounting consulting services that have generated reportable revenues. As of the date of this report we have not provided such services.

·	Property Management Consulting. Our property management consulting services consist of providing planning, budgeting, acquisition, accounting and management services to licensed cannabis and/or hemp operators in those states where cannabis and/or hemp has been legalized for medicinal and/or recreational use, and who are searching for appropriate real property to conduct operations. As of the date of this filing, we have not offered any real property management consulting services that have generated reportable revenues. As of the date of this report, we have not provided such services.

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Joint Ventures and Investment Activity

Joint Ventures

•       Bougainville Ventures, Inc. Joint Venture; On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville's high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

As our contribution to the joint venture, the Company committed to raise not less than $1,000,000 to fund joint venture operations, based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry.

The Company and Bougainville's agreement provided that funding provided by the Company would contribute towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment from $1,000,000 to $800,000, and also required the Company to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach of contract for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land, but did not deed the real property to the joint venture. Bougainville failed to pay delinquent property taxes to Okanogan County and to date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

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On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of $800,000 contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation and trial is set for January, 2021.

In connection with the agreement, the Company recorded a cash investment of $1,188,500 to the Joint Venture during 2017. This was comprised of 49.5% ownership of BV-MCOA Management LLC, and was accounted for using the equity method of accounting. The Company recorded an annual impairment in 2017 of $792,500, reflecting the Company’s percentage of ownership of the net book value of the investment. During 2018, the Company recorded equity losses of $37,673 and $11,043 for the first and second quarters respectively, and recorded an annual impairment of $285,986 for the year ended December 31, 2018, at which time the Company determined the investment to be fully impaired due to Bougainville’s breach of contract and resulting litigation, as discussed above.

•       GateC Joint Venture; On March 17, 2017, the Company and GateC Research, Inc. (“GateC”) entered into a Joint Venture Agreement (“Agreement”) whereby the Company committed to raise up to one and one-half million dollars ($1,500,000) over a six-month period, with a minimum commitment of five hundred thousand dollars ($500,000) within a three (3) month period; and, information establishing brands and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies, including but not limited to its affiliate marketing program, directly tailored to the cannabis industry.

GateC agreed to contribute its management and control services and systems related to cannabis grow operations in Adelanto County, California, and its permit to grow marijuana in an approved zone in Adelanto, California. GateC did not own a physical site for its operation in Adelanto County, California, and GateC’s permit to grow cannabis did not contain a conditional use permit.

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On or about November 28, 2017, GateC and the Registrant orally agreed to suspend the Company’s funding commitment, pending the finalization of California State regulations governing the growth, cultivation and distribution of cannabis, which were expected to be completed in 2018.

On March 19, 2018, the Company and GateC rescinded the Agreement and concurrently released each other from any all any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against each other and their Affiliates, arising out of the Agreement.

The Registrant incurred no termination penalties as the result of its entry into the Recession and Mutual Release Agreement.

In 2017, the Company recorded a debt obligation of $1,500,000 to the Joint Venture and a corresponding impairment charge of $1,500,000 during for year ended December 31, 2017. Upon termination of the material definitive agreement on March 19, 2018, the Company realized a gain on settlement of debt obligation of $1,500,000 during the six months ended June 30, 2018. As of December 31, 2018, we determined our joint venture with GateC to be fully impaired as having no intrinsic value due to our decision on March 19, 2018 to rescind the Agreement with GateC. Our decision to fully impair our venture with GateC had an impact on our reported operations in fiscal year ended December 31, 2018, but had no impact on our reported operations for the fiscal year ended December 31, 2019.

•       Global Hemp Group, Inc. New Brunswick Joint Venture; On September 5, 2017, we announced our agreement to participate in a joint venture with Global Hemp Group Inc., a Canadian corporation, in a multi-phase industrial hemp project on the Acadian peninsula of New Brunswick, Canada. The joint venture’s goal is to develop a “Hemp Agro-Industrial Zone”, a concept that promotes and engages farmers, processors and manufacturers to collaboratively produce and process 100% of the hemp plant into a number of wholesale materials that can be manufactured into healthy and sustainable products. The “HAIZ” will be surrounded by hemp production thereby minimizing the cost of expensive transportation to distant processing facilities. The “Hemp Agro-Industrial Zone” has a goal of producing social and environmental benefits to the communities where they operate. These zones are envisioned to prospectively create jobs for farmers, foster rural development, provide the opportunity to develop more sustainable products of superior quality and help support Global Hemp Group’s commitment to creating a carbon free economy. The first phase of the project involved lab testing in support of the trials. The Collège Communautaire du Nouveau Brunswick (CCNB) in Bathurst, New Brunswick (“CCNB”) intends to assist Global Hemp Group in research on its ongoing industrial hemp trials in the region, and to perform laboratory tests in support of these trials. These tests will provide information to validate agronomic and key yield data in preparation of a large-scale industrial development project that will involve processing of the full plant: grain, straw, flowers and leaves, scheduled to begin in 2018. The results of these tests will also be used in discussions with farmers of the region to refine a hemp-based farming model, and to mobilize additional farmers for the next growing season. Our participation included providing one-half, or $10,775 of the funding for the phase one work. On January 10, 2018, phase-one was completed by successfully cultivating industrial hemp during the 2017 growing season for research purposes. The objective of phase one was to re-introduce hemp into the area and ensure that it could be productive under New Brunswick growing conditions prior to significantly increasing cultivation acreage and building a hemp processing facility in the region, in future phases of the project. As a result of our participation in the joint venture, we will share in the ownership of research and development of hemp and CBD related studies produced by the New Brunswick Project, and, in the event Canadian laws governing the growing, harvesting, manufacturing and production of products containing hemp and CBD change (as expected, but not guaranteed) in 2018, we would benefit from possible preferred pricing and terms for the purchase of hemp and CBD that would enable us to further conduct its business and research and development into hemp and CBD products. We incurred costs of $10,775 and $0 for the years ended December 31, 2017 and 2018, recorded as other income/expense in the Company’s Statement of Operations in the appropriate periods. As of December 31, 2019, the balance of the New Brunswick joint venture reported on the balance sheet was $0.00 and as of September 30, 2019, we determined that the joint venture was fully impaired and had no intrinsic value due to the research projects failure to finalize the research studies and render any tangible revenue generating benefits to us.

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•       Global Hemp Group Joint Venture/Scio Oregon Hemp Project; The Company is also a joint venture partner to develop a project to commercialize cultivation of industrial hemp on a 109-acre parcel located in the U.S. state of Oregon. The joint venture is in the development stage. On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation entered into a Joint Venture Agreement to develop the project on real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. On May 30, 2018, the joint venture purchased TTO’s 15% interest in the joint venture for $30,000. The Company and Global Hemp Group, Inc. now have an equal 50-50 interest in the joint venture. The joint venture agreement commits the Company to a cash contribution of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company has complied with its payments. The 2018 crop of hemp grown on the joint venture’s real property consisted of 33 acres of high yielding CBD hemp grown in an orchard style cultivation on the property. The 2018 harvest consisted of approximately 37,000 high yielding CBD hemp plants producing 24 tons of biomass that produced 48,000 pounds of dried biomass. The joint venture partners prepared processing samples ranging in size from 100 lbs to 2,000 lbs. for sample offers to extraction companies. The biomass is being processed into CBD crude oil with the option to refine it further into isolate, or full spectrum oil, in order to increase its value on the market.

•       Natural Plant Extract of California Joint Venture; On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc., and subsidiaries, to operate a licensed psychoactive cannabis distribution service in California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, we terminated the joint venture.

Pursuant to the original material definitive agreement, we agreed to acquire twenty percent (equal to 200,000) of NPE’s authorized shares in exchange for our payment of $2,000,000 and $1,000,000 worth of our restricted common stock. We agreed to form a joint venture with NPE incorporated in California under the name “Viva Buds, Inc.” (“Viva Buds”) for the purpose of operating a California licensed cannabis distribution business pursuant to California law legalizing THC psychoactive cannabis for recreational and medicinal use.

Our payment obligations were governed by a stock purchase agreement which required us to make the following payments:

a. Deposit of $350,000 within 5 days of the execution of the material definitive agreement;

b. Deposit of $250,000 payable within 30 days;

c. Deposit of $400,000 within 60 days;

d. Deposit of $500,000 within 75 days;

e. Deposit of $500,000 within 90 days

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We made our initial payment pursuant to this schedule, but otherwise failed to comply with the payment schedule and we were in breach of contract.

On February 3, 2020, the Company and NPE entered into a settlement and release of all claims agreement. In exchange for a complete release of all claims, the Company and NPE (1) agreed to reduce our interest in NPE from 20% to 5%; (2) we agreed to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement and Release of All Claims Agreement, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (3) to retire the balance of our original valuation obligation from the material definitive agreement, representing a shortfall of $56,085.15, in a convertible promissory note, with terms allowing NPE to convert the note into common stock of MCOA at a 50% discount to the closing price of MCOA’s common stock as of the maturity date.

Of the total amount due and payable by us as of the date of this filing, we owe $75,000, and we are in breach of the settlement agreement and its terms and conditions are in dispute. On February 3, 2020, we executed a convertible promissory note in the amount of $56,085.15 to NPE. Additionally, as a result of our settlement agreement with NPE, we became liable to pay NPE our 3.5% portion, equal to $25,902 of the regulatory charges to the City of Lynwood and the State of California to transfer the cannabis licenses back to NPE. To date, we have paid the convertible promissory note dated February 3, 2020, and it is retired. As of the date of this filing, there is no pending legal action by NPE against us for these matters. Our remaining interest in the NPE is a cost basis investment.

Investments

•       MoneyTrac Technology, Inc.; MoneyTrac Technology, Inc. is a developer of an integrated and streamlined electronic payment processing system containing E-Wallet and mobile applications, that allows for the management and processing of prepaid cards, debit cards, and credit card payments. We entered into a stock purchase agreement with MoneyTrac on March 13, 2017 to purchase a 15% equity position in MoneyTrac. On July 27, 2017 we completed tender of the purchase price of $250,000. MoneyTrac’s business and banking software solutions offer firms the ability to deposit funds directly into a “MoneyTrac Merchant Wallet,” created and controlled by the firm, from which the firm can manage and provide inventory management, payroll processing, and audit tracking; and, the creation of “Customer Wallets,” by anyone who wants to engage in cashless transactions, by loading money into their “MoneyTrac Customer Wallet” from a bank account or through a MoneyTrac kiosk, which also accepts debit and credit card transactions. MoneyTrac’s kiosks are marketed to businesses that wish to offer cashless transactions to its customers, who can choose to either have funds loaded directly into their “Customer Wallet” or onto a pre-paid debit card. MoneyTrac’s system provides for a secure, managed and auditable record of cashless transactions that is designed to be marketed to firms who want an alternative payment and management method for transacting business, including those firms in the legalized cannabis business in those states where cannabis has been legalized for recreational and/or medicinal use. On June 12th, 2018 Global Payout, Inc. (“Global”) entered into a Reverse Triangular Merger (the “Merger”) with MoneyTrac Technology, Inc. (“MoneyTrac”) a California Corporation and MTrac Tech Corporation (“Merger Sub”) a Nevada corporation and wholly-owned subsidiary of Global Payout, Inc. whereby MoneyTrac was successfully merged into Merger Sub, the surviving corporation of the merger, and thereafter the separate existence of MoneyTrac ceased, and all rights, privileges, powers and property, including, without limitation, all rights, privileges, franchise, patents, trademarks, licenses, registrations, bank accounts, contracts, patents, copyrights, and other assets of every kind and description of MoneyTrac, were assumed by Merger Sub. Additionally, Merger Sub assumed all of the obligations and liabilities of MoneyTrac, except minute books and stock records of MoneyTrac insofar as they relate solely to its organization and capitalization, and the rights of MoneyTrac arising out of the executed Merger. Pursuant to the terms of the Merger, Global issued 1,100,000,000 (one billion, one hundred million) shares of its common stock to MoneyTrac as consideration for the purchase of MoneyTrac. Pursuant to the terms of the Merger, a conversion of issued MoneyTrac stock was completed whereby each one (1) share of MoneyTrac stock, issued and outstanding immediately prior to the effective date of the Merger, was canceled and extinguished and converted automatically into ten (10) shares of Global common stock. As of the effective date of the Merger, all shares of Global Preferred Stock issued prior to the effective date of the Merger were canceled and extinguished without any conversion thereof. We acquired 150,000,000 Global common shares for our original $250,000 representing approximately 15% ownership. Global’s name changed in April, 2020 to Global Trac Solutions, Inc. Global’s common stock is traded on the OTC Markets under the symbol “PYSC.” To date, we realized $51,748.17 from sales of our Global securities.

•       Conveniant Hemp Mart, LLC; Conveniant Hemp Mart, LLC (“Conveniant”) is a Wyoming limited liability company whose business plan includes the development, manufacture and sale of consumer products containing CBD that are intended for marketing and sales at convenience stores, gas stations and markets. On July 19, 2017, we agreed to lend fifty thousand dollars ($50,000) to Conveniant based on a promissory note. The note provided that in lieu of receiving repayment, we could elect to exercise a right to convert the loaned amount into a payment towards the purchase of a 25% interest in Conveniant, subject to our payment of an additional fifty thousand dollars [$50,000] equaling a total purchase price of $100,000. The Company exercised this option on November 20, 2017 and made payment to Conveniant on November 21, 2017. Conveniant developed a line of consumer products containing industrial hemp derived CBD with no traceable THC content. The product line includes tinctures that combine industrial hemp-derived CBD with hemp seed oil, coconut oil and other essential natural oils; a muscle cream product that combines industrial hemp-derived CBD with natural oils; a hand lotion that combines industrial hemp derived CBD with lavender oils; and a line of pet treats that combine industrial hemp-derived CBD with natural oils. On May 1, 2019, the Company and Conveniant agreed to cancel the Company’s 25% interest in Conveniant. Conveniant issued to the Company a credit memo equal to the Company’s $100,000 investment, The Company determined that as of December 31, 2019, approximately $41,000 of this credit was impaired.

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The following table indicates the amount of impairments recorded by the Company quarter to quarter for investment activity quarter to quarter related to its joint venture investments:

MARIJUANA COMPANY OF AMERICA, INC.

INVESTMENT ROLL-FORWARD

AS OF DECEMBER 31, 2019

	INVESTMENTS								SHORT-TERM INVESTMENTS
		Global					Natural		TOTAL
	TOTAL	Hemp			Bougainville	Gate C	Plant		Short-Term
	INVESTMENTS	Group	Benihemp	MoneyTrac	Ventues, Inc.	Research Inc.	Extract	Vivabuds	Investments	MoneyTrac
Beginning balance @12-31-16	$0	$0	$0	$0	$0	$0			$0	$0
Investments made during 2017	3,049,275	10,775	100,000	250,000	1,188,500	1,500,000			0	0

Quarter 03-31-17 equity method Loss	0								0

Quarter 06-30-17 equity method Loss	0								0

Quarter 09-30-17 equity method Loss	(375,000)				(375,000)				0

Quarter 12-31-17 equity method accounting	313,702				313,702				0

Impairment of Investment in 2017	(2,292,500)	0			(792,500)	(1,500,000)			0	0
Balances as of 12/31/17	695,477	10,775	100,000	250,000	334,702	0	0	0	0	0

Investments made during 2018	986,654	986,654							0

Quarter 03-31-18 equity method Loss	(37,673)				(37,673)				0

Quarter 06-30-18 equity method Loss	(11,043)				(11,043)				0

Quarter 09-30-18 equity method Loss	(10,422)		(10,422)						0

Quarter 12-31-18 equity method Loss	(31,721)	(31,721)	0						0
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Moneytrac investment reclassified to Short-Term investments	(250,000)			(250,000)					250,000	250,000

Unrealized gains on trading securities - 2018	0								560,000	560,000

Impairment of investment in 2018	(933,195)	(557,631)	(89,578)		(285,986)				0
Balance @12-31-18	$408,077	$408,077	$0	$0	$0	$0	$0	$0	$810,000	$810,000

Investments made during quarter ended 03-31-19	129,040	129,040

Quarter 03-31-19 equity method Loss	(59,541)	(59,541)

Unrealized gains on trading securities - quarter ended 03-31-19									(135,000)	$(135,000)
Balance @03-31-19	$477,576	$477,576	$0	$0	$0	$0	$0	$0	$675,000	$675,000

Investments made during quarter ended 06-30-19	$3,157,234	$83,646					$3,000,000	$73,588

Quarter 06-30-19 equity method Income (Loss)	$(171,284)	$(141,870)					$(6,291)	$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$0								(150,000)	$(150,000)
Balance @06-30-19	$3,463,526	$419,352	$0	$0	$0	$0	$2,993,709	$50,465	$525,000	$525,000

Investments made during quarter ended 09-30-19	$186,263							$186,263

Quarter 09-30-19 equity method Income (Loss)	$122,863	$262,789					$(94,987)	$(44,939)

Sale of trading securities during quarter ended 09-30-19									$(41,667)	$(41,667)

Unrealized gains on trading securities - quarter ended 09-30-19	$0								(362,625)	($362,625)
Balance @09-30-19	$3,772,652	$682,141	$0	$0	$0	$0	$2,898,722	$191,789	$120,708	$120,708

Investments made during quarter ended 12-31-19	$392,226	$262,414						$129,812

Quarter 12-31-19 equity method Income (Loss)	$(178,164)	($(75,220)					$(23,865)	$(79,079)
Reversal of Equity method Loss for 2019	$272,285						$125,143	$147,142
Impairment of investment in 2019	$(3,175,420)	$(869,335)					$(2,306,085)	$0
Loss on disposition of investment	$(389,664)							(389,664)
Sale of trading securities during quarter ended 12-31-19	$0								$(17,760)	$(17,760)

Unrealized gains on trading securities - quarter ended 12-31-19	$0								(75,545)	$(75,545)
Balance @12-31-19	$693,915	$(0)	$0	$0	$0	$0	$693,915	$0	$27,403	$27,403

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The following table indicates the amount of debt the Company recorded quarter to quarter as a result of its joint venture investments:

Loan Payable
		Global					Natural			General
	TOTAL	Hemp			Bougainville	Gate C	Plant	Robert L		Operating
	JV Debt	Group	Benihemp	MoneyTrac	Ventues, Inc.	Research Inc.	Extract	Hymers III	Vivabuds	Expense
Beginning balance @12-31-16	$0	$0	$0	$0	$0	$0				$0

Quarter 03-31-17 loan borrowings	1,500,000					1,500,000

Quarter 06-30-17 loan activity

Quarter 09-30-17 loan borrowings	725,000				725,000

Quarter 12-31-17 loan repayments	(330,445)				(330,445)

General operational expense	172,856									172,856
Balances as of 12/31/17 (a)	2,067,411	0	0	0	394,555	1,500,000	0	0	0	172,856

Quarter 03-31-18 loan borrowings (payments)	376,472	447,430								(70,958)

Quarter 06-30-18 cancellation of JV debt obligation	(1,500,000)					(1,500,000)

Quarter 06-30-18 loan repayments	(101,898)									(101,898)

Quarter 09-30-18 loan activity	0

Quarter 12-31-18 loan borrowings	580,425	580,425

Balance @12-31-18 (b)	1,422,410	1,027,855	0	0	394,555	0	0	0	0	0

Quarter 03-31-19 loan borrowings	649,575	649,575
Quarter 03-31-19 debt conversion to equity	(407,192)	(407,192)

Balance @03-31-19 ©	1,664,793	1,270,238	0	0	394,555	0	0	0	0	0

Quarter 03-31-19 loan borrowings	3,836,220	$161,220					$2,000,000		$0	$1,675,000

Quarter 03-31-19 debt conversion to equity	(1,572,971)	$(161,220)					$(349,650)			$(1,062,101)

Balance @06-30-19 (d)	3,928,042	1,270,238	0	0	394,555	0	1,650,350	0	0	612,899

Quarter 09-30-19 loan borrowings	582,000									$582,000

Quarter 09-30-19 debt conversion to equity	(187,615)									$(187,615)
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Balance @09-30-19 (e)	4,322,427	1,270,238	0	0	394,555	0	1,650,350	0	0	1,007,284

Quarter 12-31-19 loan borrowings	2,989,378	$262,414					$596,784	$4,221		$2,125,959

Impairment of investment in 2019	(4,083,349)	$(1,532,652)			$(394,555)		$(2,156,142)

Loss on settlement of debt in 2019	50,093						$50,093

Adjustment to reclassify amount to accrued liabilities	(85,000)						$(85,000)

Balance @12-31-19 (f)	$3,193,548	$(0)	$0	$0	$0	$0	$56,085	$4,221	$0	$3,133,243

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	12-31-19	09-30-19	06-30-19	03-31-19	12-31-18	12-31-17
This includes balances for:	Note (f)	Note (e)	Note (d)	Note (c)	Note (b)	Note (a)
- Debt obligation of JV	0	1,633,872	1,778,872	128,522	289,742	1,500,000
- Convertible NP, net of discount	3,193,548	2,688,555	2,149,170	1,536,271	1,132,668	394,555
- Longterm debt	0	0	0	0	0	172,856
Total Debt balance	3,193,548	4,322,427	3,928,042	1,664,793	1,422,410	2,067,411

Industry and Regulatory Overview

Industrial Hemp – 2014-2016

With the passage of the 2014 Farm Bill, Congress differentiated Industrial Hemp from marijuana plants. Section 7606 of the 2014 Farm Bill authorized the growth, cultivation and marketing of Industrial Hemp under agricultural pilot programs in states that have legalized such activities. States with permitting agricultural programs may authorize, upon the granting of an applicant’s application, the issuance of a State license to lawfully participate under the 2014 Farm Bill’s hemp program.

The Omnibus Appropriations Act of 2016, P.L. 114-113, 129 Stat. 2242, was enacted into law on December 18, 2015. One of the provisions of that act prohibits use of federal funds to “prohibit the transportation, processing, sale, or use of Industrial Hemp that is grown or cultivated [under the Agricultural Act of 2014].” P.L. 114-113, § 763, 129 Stat. 2285. Federal case law supports this interpretation and would allow the dissemination of hemp across state lines or support the notion that the Federal agencies are not permitted to use federal funds to impede such transportation.

The 2018 Farm Bill

On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill.” Prior to its passage, hemp, a member of the cannabis family, and hemp derived CBD, were classified as Schedule 1 controlled substances, and so illegal under the Controlled Substances Act, 21 U.S.C. § 811 (hereafter referred to as the “CSA”).

With the passage of the Farm Bill, hemp cultivation is now broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC, the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—illegal under the CSA.

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Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is a still a lot to learn about hemp and its products from commercial and market perspectives.

We currently operate two divisions within the regulated hemp industry: (i) the development, manufacturing, marketing and sale of our hempSMART™ consumer products that include non-psychoactive industrial hemp-based CBD as an ingredient; and, (ii) professional financial consulting and property management services.

On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc., and subsidiaries, to operate a licensed psychoactive cannabis distribution service in California, who legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. As disclosed in greater detail below, on February 3, 2020, we terminated the joint venture. As of the date of this filing, we do not conduct any business in the psychoactive cannabis markets in those states that have legalized cannabis for medicinal or recreational use.

Sales and Marketing

We market and sell our services and products throughout the United States consistent with the Farm Bill, as well as in Canada and in the United Kingdom. We intend to expand our offerings as additional countries and jurisdictions who adopt state-regulated or government programs like the Farm Bill. We market and sell our hempSMART™ products directly through our web site, and through our affiliate marketing program, where qualified sales affiliates use a secure multi-level-marketing sales software program that facilitates order placement over the internet via a web site, and accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates and calculates and accounts for loyalty and rewards benefits for returning customers.

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On March 21, 2019, our wholly owned subsidiary, hempSMART, Ltd., a corporation organized in the United Kingdom, officially launched the sales efforts for the Company’s industrial hemp CBD formulated hempSMART™ products in the United Kingdom. Our sales efforts in the UK will be accomplished through our affiliate marketing program.

Research and Development

Our research and development activity for the fiscal year ended December 31, 2019 was primarily focused on formulations of our various hempSMART™ products. Our research and development costs were $0. We may conduct additional research and development as the Company expands its hempSMART™ line of products.

Significant Customers

Sales of our hempSMART™ products, both directly by us and through our affiliate marketing sales program, have not resulted in reportable significant customers.

Intellectual Property

On February 12, 2019, the U. S. Patent Office issued patent number 10,201,553 for the Company’s hempSMART™ Brain product. On October 3, 2016, H Smart, Inc. filed a trademark application with the U.S. Patent and Trademark Office for the tradename hempSMART™, Application No. 87/531,833. The trademark has not yet been registered, and the application is pending.

Competition

Our competitors include sellers of hemp-based CBD products and professional services firms dedicated to the regulated hemp industry. We compete in markets where hemp has been legalized and regulated, which includes the United States, Canada and the United Kingdom. We expect that the quantity and composition of our competitive environment will continue to evolve as the industry matures. Additionally, increased competition is possible to the extent that new states and jurisdictions enter the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate hemp products, including the 2018 Farm Bill. We believe that by being well established in the industry, along with our experience, and our continued expansion of service and product offerings in new and existing locations, are factors that mitigate the risks associated with operating in a developing competitive environment. Additionally, the contemporaneous growth of the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our expected operations and results.

Employees

As of August 31, 2020, we had 4 full-time employees.

Investment Agreement with White Lion

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On June 17, 2020 we entered into an investment agreement with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”). Pursuant to the terms of the investment agreement, White Lion committed to purchase up to $10,000,000 of our common stock over a period of up to 24 months. From time to time during the 24 month period commencing from the effectiveness of the registration statement, we may deliver a put notice to White Lion which states the dollar amount that we intend to sell to White Lion on a date specified in the put notice.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum number of shares that we are entitled to put in any one notice not to exceed (i) 250% of the Average Trading Volume, or (ii) or up to the beneficial ownership level for White Lion of 4.99% of common shares or common share equivalents. The Average Trading Volume is defined as the average trading volume of the Company's common shares in the five (5) trading days immediately preceding the respective put notice.

The purchase price of the shares put to White Lion shall be ninety five percent (95%) of the lowest traded price of the common stock for the five (5) business days prior to the closing date of the put transaction (the “Closing Date”) The Closing Date is the first business day that White Lion the shares outlined in the put notice in its brokerage account and is eligible to trade the shares.

The Investment Agreement also calls for White Lion to be compensated with five million (5,000,000) commitment shares, which have been issued and are being registered in this Prospectus.

There are circumstances under which we will not be entitled to put shares to White Lion, including, but are not limited to the following. Please reference the Agreement, attached hereto, for a full list of put restrictions.

·	We will not be entitled to put shares to White Lion unless there is an effective registration statement under the Securities Act to cover the resale of the shares by White Lion;

·	We will not be entitled to put shares to White Lion to the extent that such shares would cause White Lion's beneficial ownership to exceed 4.99% of our outstanding shares;

·	We will not be entitled to put shares to White Lion unless all of the Company's representations and warranties are accurate. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or government authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated under the White Lion Agreement.

·	We will not be entitled to put shares to White Lion unless the company's common stock is DWAC eligible and not subject to a “DTC Chill”.

·	We will not be entitled to put shares to White Lion unless all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

·	We will not be entitled to put shares to White Lion if we fail to reserve sufficient shares of our common stock for White Lion, pursuant to the terms of the White Lion Agreement.

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The Investment Agreement further provides that the Company and White Lion are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Investment Agreement or our registration rights agreement with White Lion, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party's execution, delivery, performance or enforcement of the Investment Agreement or the registration rights agreement.

The Investment Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

In connection with the investment agreement with White Lion, we also entered into a registration rights agreement with White Lion, pursuant to which we agreed to use our best efforts to, within 21 days from the date the registration rights agreement is executed, file with the Securities and Exchange Commission a registration statement, covering the resale of 485,725,155 shares of our common stock underlying the investment agreement with White Lion.

The 485,725,155 shares being offered pursuant to the investment agreement with White Lion represents 33.13% of the shares issued and outstanding, assuming that the selling stockholders will sell all of the shares offered for sale. The 485,725,155 shares being offered pursuant to this prospectus represent 33.1% of the shares issued and outstanding held by non-affiliates of our Company. The investment agreement with White Lion is not transferable and any benefits attached thereto may not be assigned.

In connection with the investment agreement with White Lion, we also entered into a registration rights agreement with White Lion, pursuant to, within 10 days from the date the registration rights agreement is executed, file with the Securities and Exchange Commission a registration statement, covering the resale of the maximum number of shares of our common stock underlying the investment agreement with White Lion.

The 485,725,155 shares being offered pursuant to the investment agreement with White Lion represents 33.1% of the shares issued and outstanding, assuming that the selling stockholders will sell all of the shares offered for sale. The investment agreement with White Lion is not transferable and any benefits attached thereto may not be assigned.

At an assumed purchase price under the Investment Agreement of $0.0017 which is 95% of the closing price as of the date of this filing, we will be able to receive up to approximately $10,000,000 in gross proceeds, assuming the sale of the entire 485,725,155 common shares being registered hereunder pursuant to the Investment Agreement.

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At an assumed purchase price of $0.0017 under the Investment Agreement, we are required to register 485,725,155 shares relative to the sales of the put shares. Thus, out total number of shares being registered in this offering is 485,725,155.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the investment agreement with White Lion. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell White Lion periodically our common stock under the investment agreement and White Lion will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to White Lion to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $10,000,000 was determined based on numerous factors, including the following: The proceeds received from any “puts” tendered to White Lion under the investment agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of our Company.

We may have to increase the number of our authorized shares in order to issue the shares to White Lion if we reach our current amount of authorized shares of common stock. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the investment agreement with White Lion is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $10,000,000 under the investment agreement with White Lion.

There are no broker fees or commissions with respect to the Investment Agreement and Registration Rights Agreement payable for any Put. Other than as discussed below, we have not entered into any prior transactions with White Lion or its affiliates.

Description of Property

Our Offices

We maintain a lease for our principal office located at 1340 West Valley Parkway #205, Escondido, CA 92029. On July 1, 2019, we entered into an extension of our office lease until June 30, 2021. Pursuant to the terms of the extension, our monthly rent is $1,309 until June 30, 2020. From July 1, 2020 until June 30, 2021, our rent is $1,348 per month.

We believe that our existing office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

Legal Proceedings

On September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324.

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Background. On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville’s high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

As our contribution to the joint venture, the Company committed to raise not less than $1 million dollars to fund joint venture operations based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry. The Company and Bougainville's agreement provided that funding provided by the Company would go, in part, towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment to $800,000 and also required the Company to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land. The land is currently pending the payment of delinquent property taxes that would allow for the Okanogan County Assessor to sub-divide the property, so that the appropriate portion could be deeded to the joint venture. Although Bougainville represented it would pay the delinquent taxes, it has not. To date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company also offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville in good faith to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

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Company Determines to File Suit. On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of funds contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation. Trial is set for January 26-28, 2021.

Market Price of and Dividends on Our Common Equity
and Related Stockholder Matters

Market information

Our common stock trades on OTC Markets OTCQB Market Tier under the ticker symbol “MCOA”. As of December 31, 2019, there were 386 holders of record of our common stock. As of August 31, 2020, there were 387 holders of record our common stock.

The following table sets forth, for the periods indicated, the high and low closing sales prices of our common stock for fiscal years ended December 31, 2019 and 2018, and for the first six months of fiscal year 2020:

2020	High	Low
Quarter Ended June 30	$0.021	$0.0043
Quarter Ended March 31	$0.0720	$0.0150

2019	High	Low
Quarter Ended December 31	$0.3720	$0.0664
Quarter Ended September 30	$0.6390	$0.0129
Quarter Ended June 30	$0.9180	$0.6180
Quarter Ended March 31	$1.2230	$0.6600

2018	High	Low
Quarter Ended December 31	$2.106	$0.690
Quarter Ended September 30	$2.550	$1.566
Quarter Ended June 30	$2.922	$1.554
Quarter Ended March 31	$3.876	$1.452

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Transfer Agent

Pacific Stock Transfer Company, located at 6725 Via Austi Pkwy., #300, Las Vegas, NV 89119 and telephone number of (702) 361-3033 is the registrar and transfer agent for our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

FINANCIAL STATEMENTS

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

For the Years Ended
December 31, 2019 and December 31, 2018 (Audited)

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To the Board of Directors and Stockholders of

Marijuana Company of America, Inc. (Converge Global, Inc.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Marijuana Company of America, Inc. and its subsidiaries (“the Company”) as of December 31, 2019 and December 31, 2018 and the related statements of operations, stockholders’ deficit, cash flow and the related notes to consolidated financial statements (collectively referred to as the consolidated financial statements) for the year ended December 31, 2019 and December 31, 2018. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and December 31, 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The firm has served this client since December 2016.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Plantation, FL

The United States of America

May 14, 2020

F - 1

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Audited)

	December 31,
	2019	2018

ASSETS
Current assets:
Cash	$211,765	$359,577
Short-term Investments	27,403	810,000
Accounts receivable, net	18,317	46,376
Inventory	149,175	186,989
Other current assets	11,034	93,833
Total current assets	417,694	1,496,775

Property and equipment, net	7,512	12,430

Other assets:
Long-term Investments	693,915	408,077
Right-of-use assets	22,101	-
Security deposit	2,500	2,500

Total assets	$1,143,722	$1,919,782

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$797,789	$416,444
Accrued compensation	4,875	454,316
Accrued liabilities	522,258	216,946
Debt obligations of Joint venture	-	289,742
Notes payable, related parties	40,000	287,140
Convertible notes payable, net of debt discount of $808,890 and $896,180, respectively	3,193,548	1,132,668
Right-of-use liabilities – current portion	14,361	—
Warrant liability to be settled	192,115	—
Contingency Liability	956,251	—
Subscriptions payable	330,797	—
Derivative liability	5,693,071	2,256,631
Total current liabilities	11,745,065	5,053,887

Noncurrent liabilities
Right-of-use liabilities	7,858	—

Total liabilities	11,752,923	5,053,887

Stockholders' deficit:
Preferred stock, $0.001 par value, 50,000,000 shares authorized
Class A preferred stock, $0.001 par value, 10,000,000 shares designated, 10,000,000 shares issued and outstanding as of December 31, 2019 and December 31, 2018	10,000	10,000
Class B preferred stock, $0.001 par value, 5,000,000 shares designated, 0 shares issued and outstanding as of December 31, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value; 5,000,000,000 shares authorized; 77,958,081 and 42,687,301 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	77,958	42,687
Common Stock to be issued	-	90,000
Additional paid in capital	63,467,054	50,707,103
Accumulated deficit	(74,164,213)	(53,983,895)
Total stockholders' deficit	(10,609,201)	(3,134,105)

Total liabilities and stockholders' deficit	$1,143,722	$1,919,782

See the accompanying notes to these audited condensed consolidated financial statements
F - 2

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE 12 MONTHS ENDED DECEMBER 31, 2019 and 2018
(AUDITED)

	2019	2018
REVENUES:
Sales	$673,919	$240,452
Related party Sales	21,157	11,683
Total Revenues	695,076	252,135

Cost of sales	248,556	81,250

Gross Profit	446,520	170,885

OPERATING EXPENSES:
Selling, general and administrative expenses	6,910,039	3,980,493
Depreciation	7,299	5,341
Total operating expenses	6,917,338	3,985,834

Net loss from operations	(6,470,818)	(3,814,949)

OTHER INCOME (EXPENSES):
Interest expense, net	(4,682,247)	(6,828,939)
Legal contingency expense	(1,497,674)	(1,682,870)
Impairment of Joint Ventures	(478,400)	(933,195)
Loss on equity investment	(13,842)	(90,859)
Loss on debt modification	—	(1,343,161)
loss on disposition of investment	(389,664)	—
(Loss) Gain on change in fair value of derivative liabilities	(2,123,570)	1,443,249
Gain on cancellation of debt	—	1,500,000
Unrealized (Loss) Gain on trading securities	(677,584)	560,000
Loss on sales of trading securities	(75,545)	—
(Loss) Gain on settlement of debt	(3,770,974)	94,933
Total other income (expense)	(13,709,500)	(7,280,842)

Net loss before income taxes	(20,180,318)	(11,095,791)

Income taxes (benefit)	—	—

NET INCOME (LOSS)	$(20,180,318)	$(11,095,791)

Loss per common share, basic and diluted	$(0.41)	$(0.29)

Weighted average number of common shares outstanding, basic and diluted (after stock-split)	48,669,683	37,924,703

See the accompanying notes to these audited condensed consolidated financial statements

F - 3

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2019 AND 2018 (AUDITED)

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Common Stock	Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subscriptions	Capital	Deficit	Total
Balance, December 31, 2017	10,000,000	$10,000	—	$—	35,057,733	$35,058	—	$—	$—	$32,525,294	$(42,888,104)	$(10,317,752)
Common stock issued for services rendered	—	—			516,680	517	—	—	—	717,583		718,100
Common stock issued in settlement of convertible notes payable and accrued interest					2,465,463	2,465	—	—	—	12,350,703	—	12,353,168
Additional paid-in capital due to issuance of convertible debt										2,010,426		2,010,426
Common stock issued in settlement of related party and accrued compensation					1,340,471	1,340		—		802,939		804,279
Common stock issued in exchange for exercise of warrants on a cashless basis		—			2,034,112	2,034	—	—		(2,034)	—	—
Common stock issued in settlement of legal case					961,280	961				1,700,505		1,701,466
Sale of common stock					311,561	312				151,688		152,000
Proceeds from common stock subscriptions							316,693	90,000				90,000
Stock based compensation		—					—	—		450,000	—	450,000
Net Loss		—			—	—	—	—	—	—	(11,095,791)	(11,095,791)
Balance, December 31, 2018	10,000,000	$10,000	$—	$—	42,687,301	$42,687	316,693	$90,000	$—	$50,707,104	$(53,983,895)	$(3,134,104)

Common stock issued to settle amounts previously accrued					141,669	142				$26,975		193,800
Common stock issued for services rendered	—	—			18,510,381	18,510	—	—	—	3,370,264		3,293,688
Common stock issued in settlement of convertible notes payable and accrued interest	—	—			9,251,217	9,251				3,832,638	—	5,424,736
Issuance of warrants and BCF with convertible debt	—	—			1,000,000	1,000	—	—		855,717		856,717
Conversion of related party notes payable					1,220,856	1,221	954			1,181,194		1,182,415
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—			1,653,175	1,653			—	(1,653)	—	—
Issuance of common shares					316,693	317	(316,693)	(90,000)		89,683		—
Sale of common stock	—	—			222,221	222	27,778	28		64,778	—	90,000
Common shares issued in settlement of legal case					2,082,398	2,083				539,341		541,424
Common shares cancelled by officer					(1,349,877)	(1,350)				1,350		—
Issuance of common stock for investments in joint ventures					2,222,047	2,222				1,216,818		1,219,040
Reclassification of derivative liabilities to additional paid-in capital	—	—								1,582,845	—	1,582,845

Net Loss	—	—	—	—	—	—	—	—	—	—	(20,180,318)	(20,180,318)
Balance, December 31, 2019	10,000,000	$10,000	10,000,000	$—	77,958,081	$77,958	0	$0	$—	$63,467,054	$(74,164,213)	$(10,609,201)

See the accompanying notes to these audited condensed consolidated financial statements

F - 4

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
(AUDITED)
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(20,180,318)	$(11,095,791)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss(gain) in fair value of trading securities	677,584	(560,000)
Loss on sale of trading securities	105,013	—
Bad debt expense	15,000	1,559
Depreciation and amortization	7,299	1,151,890
Loss on equity investment	—	90,859
Share-based compensation	3,222,092	—
Amortization of debt discount	2,906,843	—
Impairment loss on equity method investee	286,127	—
Impairment loss on joint ventures	720,921	933,195
Value of common stock issued for services	—	737,305
Value of vested options issued for services	—	(245,001)
Loss(gain) on settlement of debt	3,770,974	(1,594,933)
Loss(gain) on change in fair value of derivative liability	2,123,570	(1,443,249)
Interest expense recognized for the excess of fair value of derivative liability over net book value of notes payable at issuance	1,374,078	6,885,654
Imputed interest on stock-settled debt	147,115	—
Changes in operating assets and liabilities:	—
Accounts receivable	13,059	(43,073)
Inventories	37,814	(23,269)
Prepaid expenses and other current assets	57,799
Accounts payable	171,629	394,003
Accrued expenses and other current liabilities	(92,741)	649,316
Right-of-use assets	(22,101)	-
Right-of-use liabilities	22,219	-
Accrued liabilities	322,068	99,316
Contingency liability	1,497,674	1,676,870
Net cash provided by (used in) operating activities	(2,816,282)	(2,385,349)

Cash flows from investing activities:
Purchases of property and equipment	(2,381)	(682,255)
Investment in joint ventures	(223,788)	(4,203)
Net cash provided by (used in) investing activities	(226,169)	(686,458)

Cash flows from financing activities:
Proceeds from stock sold for cash	90,000	421,237
Proceeds from issuance of notes payable	2,802,500	2,541,470
Proceeds from sale of cashless warrant	45,000	—
Repayments to related parties	(42,861)	218,846
Net cash provided by (used in) financing activities	2,894,639	3,181,553

Net increase (decrease) in cash	(147,812)	109,746

Cash at beginning of period	359,577	249,831

Cash at end of period	$211,765	$359,577

Supplemental disclosure of cash flow information:
Cash paid for interest	—	—
Cash paid for taxes	—	—

Non cash financing activities:
Common stock issued in settlement of related party notes payable	$462,714	$804,279
Common stock issued in settlement of convertible notes payable	$3,016,750	$12,166,976
Investment in joint venture	$2,650,000	$—
Reclassification of derivative liabilities to additional paid-in capital	$1,582,845	$—

See the accompanying notes to these audited condensed consolidated financial statements

F - 5

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1 — SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements follows:

Basis and business presentation

Marijuana Company of America, Inc. (The “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 20, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties. From 2009 to 2014, we operated primarily in the mining exploration business.

In 2015, the Company changed its business model to a marketing and distribution company for medical marijuana. In conjunction with the change, the Company changed its name to Marijuana Company of America, Inc. At the time of the transition in 2015, there were no remaining assets, liabilities or operating activities of the mining business.

On September 21, 2015, the Company formed H Smart, Inc, a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART brand. H Smart, Inc. is also registered with the California Secretary of State as a foreign corporation.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

On May 3, 2017, the Company formed Hempsmart Limited, a United Kingdom corporation as a wholly owned subsidiary for the purpose of future expansion into the European market.

On May 23, 2018, the Company formed H Smart, LLC in Washington State. On January 21, 2019, the Company converted this entity into a Washington State corporation named H Smart, Inc.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: H Smart, Inc., H Smart, LLC, Hempsmart Limited and MCOA CA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

F - 6

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principal is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We adopted FASB ASC Topic 606 for our reporting period as of the year ended December 31, 2017, which made our implementation of FASB ASC Topic 606 effective in the first quarter of 2018. We decided to implement the modified retrospective transition method to implement FASB ASC Topic 606, with no restatement of the comparative periods presented. Using this transition method, we applied the new standards to all new contracts initiated on/after the effective date. We also decided to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. For the year ended December 31, 2019, there were no incomplete contracts. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

Identification of Our Contracts with Our Customers.

Contracts included in our application of FASB ASC Topic 606, consist completely of sales contracts between us and our customers that create enforceable rights and obligations. For the year ended December 31, 2019, our sales contracts included the following parties: us, our sales associates and our customers. Our sales contracts were offered by us and our sales associates to our customers directly through our web site. Our sales contracts, and those formalized by our sales associates, are represented by an electronic order form, which contains the contractual elements of offer for sale, acceptance and the provision of consideration consisting of the buyer’s payment, which is concurrent with our delivery of hempSMART™ product. Since our hempSMART™ product sales contracts are consummated upon receipt of the customer’s acceptance of our offer; our concurrent receipt of our customers payment; and, our delivery of the agreed to hempSMART™ product, all parties are equally committed to fulfilling their respective obligations under the sales contracts. Further, the sales contracts specifically identify (1) parties; (2) quantity of hempSMART™ product ordered; (3) price; and, (4) subject, and so each respective party’s rights are identifiable and the payment terms are defined. Since the sales contracts are consummated concurrent with offer, acceptance, payment and delivery of the hempSMART™ product ordered, we recognize revenue and cash flows as the principal from the respective sales contract transactions as they complete. Further, because our sales contracts are offered, accepted and consummated concurrently, our ability to collect revenue is immediate. We receive no payments for agreements that do not qualify as a contract. If customers agree to multiple sales contracts when they are entered into at or near the same time, our policy is to combine those contracts if: (1) the sales contracts are negotiated as a single package; (2) the payment amount of one sales contract is dependent upon another sales contract; (3) our performance obligations of delivering multiple hempSMART™ products can be determined to be part of a single transaction. Since the nature of the entry into and consummation of our sales contracts occur concurrently, there are no changes or modifications to the terms of the sales contracts that would modify the enforceable rights and performance obligations of the parties and that would materially alter the timing of our receipt of revenue from our sales contracts.

Identifying the Performance Obligations in Our Sales Contracts.

In analyzing our sales contracts, our policy is to identify the distinct performance obligations in a sales contract arrangement. In determining our performance obligations under our sales contracts, we consider that the terms and conditions of sales are explicitly outlined in our sales contracts and are so distinct and identifiable within the context of each sales contract, and so are not integrated with other goods, or constitute a modification or customization of other goods in our contracts, or are highly dependent or highly integrated with other goods in our sales contracts. Thus, our performance obligations are singularly related to our promise to provide the hempSMART™ products upon receipt of payment. We offer an assurance warranty on our hempSMART™ products that allows a customer to return any hempSMART™ products within thirty days if not satisfied for any reason. Assurance warranties are not identifiable performance obligations, since they are electable at the whim of the customer for any reason. However, we do account for returns of purchase prices if made.

Determination of the Price in Our Sales Contracts.

The transaction prices in our sales contract is the amount of consideration we expect to be entitled to for transferring promised hempSMART™ products. The consideration amount is fixed and not variable. The transaction price is allocated to the identified performance obligations in the contract. These allocated amounts are recognized as revenue when or as the performance obligations are fulfilled, which is concurrently upon receipt of payment. There are no future options for a contract when considering and determining the transaction price. We exclude amounts third parties will eventually collect, such as sales tax, when determining the transaction price. Since the timing between receiving consideration and transferring goods or services is immediate, our sales contract do not have a significant financing component, i.e., recognizing revenue at the amount that reflects the cash payment that the customer would have made at the time the goods or services were transferred to them (cash selling price), rather than significantly before or after the goods or services are provided.

F - 7

Allocation of the Transaction Price of Our Sales Contracts.

Our sales contracts are not considered multi-element arrangements which require the fulfillment of multiple performance obligations. Rather, our sales contracts include one performance obligation in each contract. As such, from the outset, we allocate the total consideration to each performance obligation based on the fixed and determinable standalone selling price, which we believe is an accurate representation of what the price is in each transaction.

Recognition of Revenue when the Performance Obligation is Satisfied.

A performance obligation is satisfied when or as control of the good or service is transferred to the customer. The standard defines control as “the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset.” (ASC 606-10-20). For performance obligations that are fulfilled at a point in time, revenue is recognized at the fulfillment of the performance obligation. As noted above, our single performance obligation sales contracts are singularly related to our promise to provide the hempSMART™ products to the customer upon receipt of payment, which occurs concurrently and when, upon completion, allows us under our revenue recognition policy to realize revenue.

Regarding our offered financial accounting, bookkeeping and/or real property management consulting services, to date no contracts have been entered into, and thus no reportable revenues have resulted for the fiscal years ended 2019 and 2018.

Product Sales

Revenue from product sales, including delivery fees, FOB shipping point, is recognized when (1) an order is placed by the customer; (2) the price is fixed and determinable when the order is placed; (3) the customer is required to and concurrently pays for the product upon order; and, (4) the product is shipped. The evaluation of our recognition of revenue after the adoption of FASB ASC 606 did not include any judgments or changes to judgments that affected our reporting of revenues, since our product sales, both pre and post adoption of FASB ASC 606, were evaluated using the same standards as noted above, reflecting revenue recognition upon order, payment and shipment, which all occurs concurrently when the order is placed and paid for by the customer, and the product is shipped. Further, given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, we are of the opinion that our product sales do not indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

Consulting Services

We also offer professional services for financial accounting, bookkeeping or real property management consulting services based on consulting agreements. As of the date of this filing, we have not entered into any contracts for any financial accounting, bookkeeping and/or real property management consulting services that have generated reportable revenues as of the years ended 2019 and 2018. We intend and expect these arrangements to be entered into on an hourly fixed fee basis.

For hourly based fixed fee service contracts, we intend to utilize and rely upon the proportional performance method, which recognizes revenue as services are performed. Under this method, in order to determine the amount of revenue to be recognized, we will calculate the amount of completed work in comparison to the total services to be provided under the arrangement or deliverable. We only recognize revenues as we incur and charge billable hours. Because our hourly fees for services are fixed and determinable and are only earned and recognized as revenue upon actual performance, we are of the opinion that such arrangements are not an indicator of a vendor or customer based significant financing, that would materially change the amount of revenue we recognize under the contract or would otherwise contain a significant financing component under FASB ASC Topic 606.

The Company determined that upon adoption of ASC 606 there were no quantitative adjustments converting from ASC 605 to ASC 606 respecting the timing of our revenue recognition because product sales revenue is recognized upon customer order, payment and shipment, which occurs concurrently, and our consulting services offered are fixed and determinable and are only earned and recognized as revenue upon actual performance.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

F - 8

Concentrations of credit risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of December 31, 2019, and 2018, allowance for doubtful accounts was $0 and $0, respectively.

Inventories

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the periods presented, there were no inventory write-downs.

Cost of sales

Cost of sales is comprised of cost of product sold, packaging, and shipping costs.

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments including stock, stock options and restricted stock awards based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. For non-employees, share-based compensation awards are recorded at either the fair value of the services rendered or the fair value of the share-based payments, whichever is more readily determinable. Stock and restricted stock and option awards are based on the closing price of the stock underlying the awards on the grant date. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash. As of December 31, 2019, and 2018, the number of outstanding stock options to purchase shares of common stock was 0 and 0 shares, respectively. 0 and 0 shares were vested as of December 31, 2019 and 2018, respectively.

F - 9

On February 27, 2019, Charles Larsen and Donald Steinberg agreed to cancel all previously issued stock options to purchase an aggregate of 1,000,000,000 preferred Class “A” shares.

Net Loss per Common Share, basic and diluted

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

The computation of basic and diluted income (loss) per share as of December 31, 2019 and 2018 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	2019(1)		2018
Convertible notes payable	137,219,847		137,219,847
Options to purchase common stock(1)	0	(1)	0	(1)
Warrants to purchase common stock	110,846,817		110,846,817
Total	248,066,664		248,066,664

(1) On February 27, 2019, Donald Steinberg and Charles Larsen cancelled previously issued options to purchase an aggregate of 1,000,000,000 shares at an average exercise price of $0.0005 per share, representing 100% of all previously issued options.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.

Investments

The Company follows Accounting Standards Codification subtopic 321-10, Investments-Equity Securities (“ASC 321-10”) which requires the accounting for equity security to be measured at fair value with changes in unrealized gains and losses are included in current period operations. Where an equity security is without a readily determinable fair value, the Company may elect to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes (See Note 4).

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other freestanding derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The Company’s free-standing derivatives consisted of conversion options embedded within its issued convertible debt and warrants with anti-dilutive (reset) provisions. The Company evaluated these derivatives to assess their proper classification in the balance sheet using the applicable classification criteria enumerated under GAAP.  The Company determined that certain conversion and exercise options do not contain fixed settlement provisions.  The convertible notes contain a conversion feature and warrants have a reset provision such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

As such, the Company was required to record the conversion feature and the reset provision which does not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus, any available shares are allocated first to contracts with the most recent inception dates.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2019 and 2018. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash, accounts payables and short-term notes because they are short term in nature.

F - 10

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $540,474 and $569,832 for the year ended December 31, 2019 and 2018, respectively, as advertising costs.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2019, and 2018, the Company has not recorded any unrecognized tax benefits.

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 ("ASC 280-10") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's only material principal operating segment.

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

Adoption of Accounting Standards

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued ASU 2014-09 “Revenue from Contracts with Customers” to supersede previous revenue recognition guidance under current U.S. GAAP. The guidance presents a single five-step model for comprehensive revenue recognition that requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Two options are available for implementation of the standard which is either the retrospective approach or cumulative effect adjustment approach. The guidance becomes effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted.

The Company has determined that the adoption of ASU-2014-09 will not have a material impact on its financial statements.

COVID-19 Impacts on Accounting Policies and Estimates

COVID-19 Impacts on Accounting Policies and Estimates In light of the currently unknown ultimate duration and severity of COVID-19, we face a greater degree of uncertainty than normal in making the judgments and estimates needed to apply our significant accounting policies. As COVID-19 continues to develop, we may make changes to these estimates and judgments over time, which could result in meaningful impacts to our financial statements in future periods.

As previously reported on Form 8-K filed on March 30, 2020, the Company was unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 by the original deadline of March 30, 2020, due to circumstances related to COVID-19 pandemic, specifically: (i) the Southern California area, including the location of the Company’s corporate headquarters, was at one of the epicenters of the coronavirus outbreaks in the United States and the Governor of California had ordered all residents to stay at home excepting only essential travel; and (ii) historically, the Company has relied on vendors in China to manufacture certain of its principal products. The outbreak of COVID-19 caused different levels of delay in operations of the Company, vendors, customers and professional service providers. As a result, the Company’s books and records were not easily accessible from our Chinese manufacturer of our products, resulting in a delay in the preparation, audit and completion of the Company’s financial statements for the Annual Report.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed.

F - 11

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during year ended December 31, 2019, the Company incurred net losses of $20,180,318 and used cash in operations of $2,816,282. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's primary source of operating funds in 2019 and 2018 has been from funds generated from proceeds from the sale of common stock and the issuance of convertible and other debt. The Company has experienced net losses from operations since its inception, but expects these conditions to improve in 2020 and beyond as it develops its business model. The Company has stockholders' deficiencies at December 31, 2019 and requires additional financing to fund future operations.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2019 and 2018 is summarized as follows:

	2019	2018
Computer equipment	$16,358	$15,207
Furniture and fixtures	5,140	5,140
Subtotal	21,498	20,347
Less accumulated depreciation	(13,986)	(7,917)
Property and equipment, net	$7,512	$12,430

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Depreciation expense was $7,299 and $5,341 for the years ended December 31, 2019 and 2018.

NOTE 4 – INVESTMENTS

MoneyTrac

On March 13, 2017, the Company entered into a stock purchase agreement to acquire up to 15,000,000 common shares of MoneyTrac Technology, Inc., a corporation organized and operating under the laws of the state of California, for a total purchase price of $250,000 representing approximately 15% ownership at the time of the agreement. As of December 31, 2017, the Company had acquired 15,000,000 common shares for $250,000 representing approximately 15% ownership. In connection with the investment, Donald Steinberg, the Company’s President and Chief Executive Officer and Director, was appointed as a board member to MoneyTrac.

The Company accounts for its investment in MoneyTrac Technology, Inc. at estimated market fair value using the market price for the publicly traded shares under the ticker symbol “PSYC” as listed on OTC Markets as an indicator of fair market value. MoneyTrac Technologies changed its name to Global Trac Solutions Inc. on April 13, 2020. As of December 31, 2019, the balance of this investment was $27,403 with 869,919 shares and was classified as a short-term investment for the period ended December 31, 2019.

Benihemp

On June 16, 2017, the Company entered into a Loan Agreement (“Agreement”) with Conveniant Hemp Mart, LLC (“Benihemp”), a limited liability company formed and operating under the laws of the State of Wyoming. Pursuant to the Agreement, Benihemp executed a promissory note for a principal loan amount of $50,000, accruing interest at the rate of 4% per annum and payable in one year, subject to one-time six- month repayment extension. The Agreement also provided that the Company shall have the option to waive repayment of the note and pay Benihemp an additional $50,000 payment in exchange for a 25% membership interest in Benihemp’s limited liability company. On May 1, 2019, the Company and Conveniant agreed to cancel the Company’s 25% interest in Conveniant. Conveniant issued to the Company a credit memo equal to the Company’s $100,000 investment, The Company determined that as of September 30, 2019, approximately $41,000 of this credit was impaired.

Global Hemp Group Joint Ventures

We currently have one ongoing joint venture with Global Hemp Group, Inc., a Canadian corporation – the Scio, Oregon Joint Venture. As of September 30, 2019, we withdrew and fully impaired the Joint Venture with Global Hemp Group referred to as the “New Brunswick” joint venture, because the research project failed to finalize the research studies and render any tangible revenue to us. The decision to impair this joint venture did not have a material impact on our reported operations, revenues or gross profits for the fiscal year ended December 31, 2019. This joint venture was a related party transaction in that Global Hemp Group’s director and CEO, Charles Larsen, is an owner of our common stock, and a former director of the Company. Further, our former President and Chief Executive Officer Donald Steinberg is a shareholder in Global Hemp Group. What follows are summaries of both Global Hemp Group Joint Ventures in 2019.

F - 12

New Brunswick Canada

On September 5, 2017, we announced our agreement to participate in a joint venture with Global Hemp Group Inc., a Canadian corporation, in a multi-phase industrial hemp project on the Acadian peninsula of New Brunswick, Canada. The joint venture’s goal is to develop a “Hemp Agro-Industrial Zone”, a concept that promotes and engages farmers, processors and manufacturers to collaboratively produce and process 100% of the hemp plant into a number of wholesale materials that can be manufactured into healthy and sustainable products. The “HAIZ” will be surrounded by hemp production thereby minimizing the cost of expensive transportation to distant processing facilities. The “Hemp Agro-Industrial Zone” has a goal of producing social and environmental benefits to the communities where they operate. These zones are envisioned to prospectively create jobs for farmers, foster rural development, provide the opportunity to develop more sustainable products of superior quality and help support Global Hemp Group’s commitment to creating a carbon free economy. The first phase of the project involved lab testing in support of the trials. The Collège Communautaire du Nouveau Brunswick (CCNB) in Bathurst, New Brunswick (“CCNB”) intends to assist Global Hemp Group in research on its ongoing industrial hemp trials in the region, and to perform laboratory tests in support of these trials. These tests will provide information to validate agronomic and key yield data in preparation of a large-scale industrial development project that will involve processing of the full plant: grain, straw, flowers and leaves, scheduled to begin in 2018. The results of these tests will also be used in discussions with farmers of the region to refine a hemp-based farming model, and to mobilize additional farmers for the next growing season. Our participation included providing one-half, or $10,775 of the funding for the phase one work. On January 10, 2018, phase-one was completed by successfully cultivating industrial hemp during the 2017 growing season for research purposes. The objective of phase one was to re-introduce hemp into the area and ensure that it could be productive under New Brunswick growing conditions prior to significantly increasing cultivation acreage and building a hemp processing facility in the region, in future phases of the project. As a result of our participation in the joint venture, we will share in the ownership of research and development of hemp and CBD related studies produced by the New Brunswick Project, and, in the event Canadian laws governing the growing, harvesting, manufacturing and production of products containing hemp and CBD change (as expected, but not guaranteed) in 2018, we would benefit from possible preferred pricing and terms for the purchase of hemp and CBD that would enable us to further conduct its business and research and development into hemp and CBD products. Our New Brunswick joint venture with Global Hemp Group, Inc. is a related party transaction insofar as its director, Charles Larsen, is a former director of the Company.

The Company’s costs incurred by the Company’s interest was $0 and $10,775 for the years ended December 31, 2019 and 2018 and was recorded as other income/expense in the Company’s Statement of Operations in the appropriate periods. As of December 31, 2019, the balance of the New Brunswick JV investment reported on the balance sheet for the year ended December 31, 2019 was $0 as a result of the investment being deemed fully impaired and the Company withdrawing from the joint venture as of September 30, 2019. (See Item 1, Business; Principal Products and their Markets; Joint Ventures and Investments).

Global Hemp Group JV – Scio Oregon

Global Hemp Group Joint Venture/Scio Oregon Hemp Project; On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation entered into a Joint Venture Agreement. The purpose of the joint venture is to develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture is in the development stage. On May 30, 2018, the joint venture purchased TTO’s 15% interest in the joint venture for $30,000.

On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation entered into a Joint Venture Agreement. The purpose of the joint venture is to develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture is in the development stage. On May 30, 2018, the joint venture purchased TTO’s 15% interest in the joint venture for $30,000. The Company and Global Hemp Group, Inc. now have an equal 50-50 interest in the joint venture. The joint venture agreement commits the Company to a cash contribution of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company has complied with its payments. The 2018 crop of hemp grown on the joint venture’s real property consisted of 33 acres of high yielding CBD hemp grown in an orchard style cultivation on the property. The 2018 harvest consisted of approximately 37,000 high yielding CBD hemp plants producing 24 tons of biomass that produced 48,000 pounds of dried biomass. The joint venture partners prepared processing samples ranging in size from 100 to 2,000 lbs. for sample offers to extraction companies. The biomass is being processed into CBD crude oil with the option to refine it further into isolate, or full spectrum oil, in order to increase its value on the market. Our joint venture with Global Hemp Group regarding the Scio Oregon project is a related party transaction insofar as its director, Charles Larsen, is a former director of the Company.

The Company and Global Hemp Group, Inc. now have an equal 50% - 50% interest in the joint venture. The joint venture agreement commits the Company to a cash contribution of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company complied with its payment obligations.

As of December 31, 2019, the combined balance of the Covered Bridge (SCIO) investment and related 41389 Farm investment was $0 as the investment was written off as a loss for the period ended December 31, 2019. The debt obligation related to this JV of $262,414 was also written off to $0 as of the year ended December 31, 2019.

F - 13

Bougainville Ventures, Inc. Joint Venture

On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville's high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

As our contribution to the joint venture, the Company committed to raise not less than $1,000,000 to fund joint venture operations, based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry.

The Company and Bougainville's agreement provided that funding provided by the Company would contribute towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment from $1,000,000 to $800,000, and also required the Company to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach of contract for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land, but did not deed the real property to the joint venture. Bougainville failed to pay delinquent property taxes to Okanogan County and to date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of $800,000 contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation.

In connection with the agreement, the Company recorded a cash investment of $1,188,500 to the Joint Venture during 2017. This was comprised of 49.5% ownership of BV-MCOA Management LLC, and was accounted for using the equity method of accounting. The Company recorded an annual impairment in 2017 of $792,500, reflecting the Company’s percentage of ownership of the net book value of the investment. During 2018, the Company recorded equity losses of $37,673 and $11,043 for the first and second quarters respectively, and recorded an annual impairment of $285,986 for the year ended December 31, 2018, at which time the Company determined the investment to be fully impaired due to Bougainville’s breach of contract and resulting litigation, as discussed above.

F - 14

GateC Joint Venture

On March 17, 2017, the Company and GateC Research, Inc. (“GateC”) entered into a Joint Venture Agreement (“Agreement”) whereby the Company committed to raise up to one and one-half million dollars ($1,500,000) over a six-month period, with a minimum commitment of five hundred thousand dollars ($500,000) within a three (3) month period; and, information establishing brands and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies, including but not limited to its affiliate marketing program, directly tailored to the cannabis industry.

GateC agreed to contribute its management and control services and systems related to cannabis grow operations in Adelanto County, California, and its permit to grow marijuana in an approved zone in Adelanto, California. GateC did not own a physical site for its operation in Adelanto County, California, and GateC’s permit to grow cannabis did not contain a conditional use permit.

On or about November 28, 2017, GateC and the Registrant orally agreed to suspend the Company’s funding commitment, pending the finalization of California State regulations governing the growth, cultivation and distribution of cannabis, which were expected to be completed in 2018.

On March 19, 2018, the Company and GateC rescinded the Agreement and concurrently released each other from any all any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against each other and their Affiliates, arising out of the Agreement.

The Registrant incurred no termination penalties as the result of its entry into the Recession and Mutual Release Agreement.

In 2017, the Company recorded a debt obligation of $1,500,000 to the Joint Venture and a corresponding impairment charge of $1,500,000 during for year ended December 31, 2017. Upon termination of the material definitive agreement on March 19, 2018, the Company realized a gain on settlement of debt obligation of $1,500,000 for the year ended December 31, 2018.

The following table indicates the amount of impairments recorded by the Company quarter to quarter for investment activity related to its joint venture investments:

MARIJUANA COMPANY OF AMERICA, INC.

INVESTMENT ROLL-FORWARD

AS OF DECEMBER 31, 2019

	INVESTMENTS								SHORT-TERM INVESTMENTS
		Global					Natural		TOTAL
	TOTAL	Hemp			Bougainville	Gate C	Plant		Short-Term
	INVESTMENTS	Group	Benihemp	MoneyTrac	Ventues, Inc.	Research Inc.	Extract	Vivabuds	Investments	MoneyTrac
Beginning balance @12-31-16	$0	$0	$0	$0	$0	$0			$0	$0
Investments made during 2017	3,049,275	10,775	100,000	250,000	1,188,500	1,500,000			0	0

Quarter 03-31-17 equity method Loss	0								0

Quarter 06-30-17 equity method Loss	0								0

Quarter 09-30-17 equity method Loss	(375,000)				(375,000)				0

Quarter 12-31-17 equity method accounting	313,702				313,702				0

Impairment of Investment in 2017	(2,292,500)	0			(792,500)	(1,500,000)			0	0
Balances as of 12/31/17	695,477	10,775	100,000	250,000	334,702	0	0	0	0	0

Investments made during 2018	986,654	986,654							0

F - 15

Quarter 03-31-18 equity method Loss	(37,673)				(37,673)				0

Quarter 06-30-18 equity method Loss	(11,043)				(11,043)				0

Quarter 09-30-18 equity method Loss	(10,422)		(10,422)						0

Quarter 12-31-18 equity method Loss	(31,721)	(31,721)	0						0

Moneytrac investment reclassified to Short-Term investments	(250,000)			(250,000)					250,000	250,000

Unrealized gains on trading securities - 2018	0								560,000	560,000

Impairment of investment in 2018	(933,195)	(557,631)	(89,578)		(285,986)				0
Balance @12-31-18	$408,077	$408,077	$0	$0	$0	$0	$0	$0	$810,000	$810,000

Investments made during quarter ended 03-31-19	129,040	129,040

Quarter 03-31-19 equity method Loss	(59,541)	(59,541)

Unrealized gains on trading securities - quarter ended 03-31-19									(135,000)	$(135,000)
Balance @03-31-19	$477,576	$477,576	$0	$0	$0	$0	$0	$0	$675,000	$675,000

Investments made during quarter ended 06-30-19	$3,157,234	$83,646					$3,000,000	$73,588

F - 16

Quarter 06-30-19 equity method Income (Loss)	$(171,284)	$(141,870)					$(6,291)	$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$0								(150,000)	$(150,000)
Balance @06-30-19	$3,463,526	$419,352	$0	$0	$0	$0	$2,993,709	$50,465	$525,000	$525,000

Investments made during quarter ended 09-30-19	$186,263							$186,263

Quarter 09-30-19 equity method Income (Loss)	$122,863	$262,789					$(94,987)	$(44,939)

Sale of trading securities during quarter ended 09-30-19									$(41,667)	$(41,667)

Unrealized gains on trading securities - quarter ended 09-30-19	$0								(362,625)	($362,625)
F - 17

Balance @09-30-19	$3,772,652	$682,141	$0	$0	$0	$0	$2,898,722	$191,789	$120,708	$120,708

Investments made during quarter ended 12-31-19	$392,226	$262,414						$129,812

Quarter 12-31-19 equity method Income (Loss)	$(178,164)	($(75,220)					$(23,865)	$(79,079)
Reversal of Equity method Loss for 2019	$272,285						$125,143	$147,142
Impairment of investment in 2019	$(3,175,420)	$(869,335)					$(2,306,085)	$0
Loss on disposition of investment	$(389,664)							(389,664)
Sale of trading securities during quarter ended 12-31-19	$0								$(17,760)	$(17,760)

Unrealized gains on trading securities - quarter ended 12-31-19	$0								(75,545)	$(75,545)
Balance @12-31-19	$693,915	$(0)	$0	$0	$0	$0	$693,915	$0	$27,403	$27,403

F - 18

The following table indicates the amount of debt the Company recorded quarter to quarter as a result of its joint venture investments:

Loan Payable
		Global					Natural			General
	TOTAL	Hemp			Bougainville	Gate C	Plant	Robert L		Operating
	JV Debt	Group	Benihemp	MoneyTrac	Ventues, Inc.	Research Inc.	Extract	Hymers III	Vivabuds	Expense
Beginning balance @12-31-16	$0	$0	$0	$0	$0	$0				$0

Quarter 03-31-17 loan borrowings	1,500,000					1,500,000

Quarter 06-30-17 loan activity

Quarter 09-30-17 loan borrowings	725,000				725,000

Quarter 12-31-17 loan repayments	(330,445)				(330,445)

General operational expense	172,856									172,856
Balances as of 12/31/17 (a)	2,067,411	0	0	0	394,555	1,500,000	0	0	0	172,856

Quarter 03-31-18 loan borrowings (payments)	376,472	447,430								(70,958)

Quarter 06-30-18 cancellation of JV debt obligation	(1,500,000)					(1,500,000)

Quarter 06-30-18 loan repayments	(101,898)									(101,898)

Quarter 09-30-18 loan activity	0

Quarter 12-31-18 loan borrowings	580,425	580,425

Balance @12-31-18 (b)	1,422,410	1,027,855	0	0	394,555	0	0	0	0	0

Quarter 03-31-19 loan borrowings	649,575	649,575
Quarter 03-31-19 debt conversion to equity	(407,192)	(407,192)

Balance @03-31-19 ©	1,664,793	1,270,238	0	0	394,555	0	0	0	0	0

Quarter 03-31-19 loan borrowings	3,836,220	$161,220					$2,000,000		$0	$1,675,000

Quarter 03-31-19 debt conversion to equity	(1,572,971)	$(161,220)					$(349,650)			$(1,062,101)

Balance @06-30-19 (d)	3,928,042	1,270,238	0	0	394,555	0	1,650,350	0	0	612,899

Quarter 09-30-19 loan borrowings	582,000									$582,000

Quarter 09-30-19 debt conversion to equity	(187,615)									$(187,615)

Balance @09-30-19 (e)	4,322,427	1,270,238	0	0	394,555	0	1,650,350	0	0	1,007,284
F - 19

Quarter 12-31-19 loan borrowings	2,989,378	$262,414					$596,784	$4,221		$2,125,959

Impairment of investment in 2019	(4,083,349)	$(1,532,652)			$(394,555)		$(2,156,142)

Loss on settlement of debt in 2019	50,093						$50,093

Adjustment to reclassify amount to accrued liabilities	(85,000)						$(85,000)

Balance @12-31-19 (f)	$3,193,548	$(0)	$0	$0	$0	$0	$56,085	$4,221	$0	$3,133,243

	12-31-19	09-30-19	06-30-19	03-31-19	12-31-18	12-31-17
This includes balances for:	Note (f)	Note (e)	Note (d)	Note (c)	Note (b)	Note (a)
- Debt obligation of JV	0	1,633,872	1,778,872	128,522	289,742	1,500,000
- Convertible NP, net of discount	3,193,548	2,688,555	2,149,170	1,536,271	1,132,668	394,555
- Long-term debt	0	0	0	0	0	172,856
Total Debt balance	3,193,548	4,322,427	3,928,042	1,664,793	1,422,410	2,067,411

F - 20

NOTE 5 – CONVERTIBLE NOTES PAYABLE

During the year ended December 31, 2019 and 2018, the Company issued an aggregate of 9,251,217 and 2,465,463 shares of its common stock in settlement of the issued convertible notes payable and accrued interest.

For the years ended December 31, 2019 and 2018, the Company recorded amortization of debt discounts of $2,906,843 and $732,463, respectively, as a charge to interest expense.

Convertible notes payable are comprised of the following:

	2019	2018
Convertible note payable – John Fife – last due October 27, 2018	$—	$150,959
Convertible note payable – Power Up Lending Group	$294.000	$0
Convertible note payable – Crown Bridge Partners	$110,000	$0
Convertible note payable – Odyssey Funding LLC	$250,000	$0
Convertible note payable – Paladin Advisors LLC	$75,000	$0
Convertible note payable – GS Capital Partners LLC	$173,000	$0
Convertible note payable – Natural Plant Extract	$56,085	$0
Convertible note payable – Robert Hymers III	$96,553	$0
Convertible notes payable-St George	$2,947,890	$1,877,889
Total	$4,002,528	$2,028,848
Less debt discounts	$(808,980)	$(896,180)
Net	$3,193,548	$1,132,668
Less current portion	$(3,193,548)	$(1,132,668)
Long term portion	$—	$—

Convertible notes payable-Power Up Lending

From July 1 through September 12, 2019, the Company issued four convertible promissory notes in the aggregate principal amount of $294,000 to Power Up Lending (“Power Up”). The promissory notes bear interest at 10% per annum, are due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $12,000. Interest shall accrue from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 61% of the Market Price (defined as the lowest trading price during the 15-trading-day period prior to the conversion date). Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $169,202 is being amortized to interest expense over the respective terms of the notes.

The Company shall have the right to prepay the notes for an amount ranging from 125% - 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the Prepayment Period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of December 31, 2019, the Company owed an aggregate of $294,000 of principal and $12,514 of accrued interest on these convertible promissory notes.

Convertible notes payable-Crown Bridge Partners

From October 1 through December 31, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $225,000 to Crown Bridge Partners LLC (“Crown Bridge”). The promissory notes bear interest at 10% per annum, are due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $22,500. Interest shall accrue from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 60% of the Market Price (defined as the lowest trading price during the 15-trading-day period prior to the conversion date). Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $88,674 is being amortized to interest expense over the respective terms of the notes.

F - 21

The Company shall have the right to prepay the notes for an amount ranging from 125% - 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the Prepayment Period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of December 31, 2019, the Company owed an aggregate of $110,000 of principal and $2,138 of accrued interest on these convertible promissory notes.

Convertible notes payable-Odyssey Funding LLC

On October 30, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $250,000 to Odyssey Funding LLC (“Odyssey”). The promissory notes bear interest at 12% per annum, are due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $12,500. Interest shall accrue from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 55% the average of the two lowest trading prices of the Common Stock as reported on the National Quotations Bureau OTC market exchange which the Company's shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC "Chill" on its shares, the conversion price shall be decreased to 45% instead of 55% while that "Chill" is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days' prior written notice by the Investor)

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $207,650 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2019, the Company owed an aggregate of $250,000 of principal and $5,096 of accrued interest on these convertible promissory notes.

Convertible notes payable-Paladin Advisors LLC

On October 23, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $75,000 to Paladin Advisors, LLC (“Paladin”). The promissory notes bear interest at 8% per anum, and is due six months from the respective issuance date of the note along with accrued and unpaid interest. Principal and interest to be payable as provided below on that date which is six months from the date of issuance (the “Maturity Date”). All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms of this agreement and shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

For so long as there remains any amount due hereunder, the Holder shall have the option to convert all or any portion of the unpaid principal amount of this Note, plus accrued interest (together with the unpaid principal amount, the “Converted Amount”), into shares of the Company’s common stock. The conversion price (the “Conversion Price”) shall be equal to a forty-five percent (45%) discount to the lowest closing bid of the previous ten (10) day trading period, ending on the business day before a Notice of Conversion is delivered to the Company. The number of shares of Common Stock into which the Converted Amount shall be convertible (the “Conversion Shares”) shall be determined by dividing (i) the Converted Amount by (ii) the Conversion Price. For the purposes of this Section 4(a), a conversion shall be deemed to occur on the date that the Company receives an executed copy of the Conversion Notice.

The aggregate debt discount of $46,721 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2019, the Company owed an aggregate of $75,000 of principal and $0 of accrued interest on these convertible promissory notes.

Convertible notes payable-GS Capital Partners LLC

On December 19, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $173,000 to GS Capital Partners LLC (“GS Capital”). The promissory notes bear interest at 10% per annum and is due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $15,000.

F - 22

The interest will be paid to the Holder in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note. The principal of, and interest on, this Note are payable at 30 Broad Street, Suite 1201, New York, NY 10004, initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay each interest payment and the outstanding principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer.

The Holder of this Note is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to 62% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the Conversion Price shall be decreased to 52% instead of 62% while that “Chill” is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Investor).

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $166,193 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2019, the Company owed an aggregate of $173,000 of principal and $569 of accrued interest on these convertible promissory notes.

Convertible notes payable-St George Investments

Effective November 1, 2017, the Company issued a secured convertible promissory note in aggregate of $601,420 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on September 10, 2018 and includes an original issue discount (“OID”) of $59,220. The promissory note was funded on November 11, 2017 for $542,200, net of OID and transaction costs. As of September 30, 2019, the Company owed $417,890 of principal and $38,378 of accrued interest on this convertible promissory note. As of September 30, 2019, this note was in default, but the lender has not enforced the default interest rate. Effective December 20, 2017, the Company issued a secured convertible promissory note in aggregate of $1,655,000 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on October 27, 2018 and includes an original issue discount (“OID”) of $155,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. The promissory note was funded in nine tranches of $300,000; $200,000; $200,000; $400,000; $75,000; $150,000; $85,000; $120,000 and $70,000, resulting in aggregate net proceeds of $1,500,000. The Company received aggregate net proceeds of $1,200,000 and $300,000 during the years ended December 31, 2018 and 2017, respectively. As an investment incentive, the Company issued 1,100,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions.

F - 23

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 20% prepayment premium and is secured by a trust deed of certain assets of the Company.

On November 5, 2018, $250,000 of principal and accrued interest was assigned to John Fife as an individual with all the terms and conditions of the original note issued to St George. On March 21, 2019, $150,959 of principal and $4,963 of accrued interest along with $160,454 of derivative liabilities valued as of the respective conversion date were converted into 394,460 shares of common stock.

During the nine months ended September 30, 2019, $550,000 of principal, $122,694 of accrued interest and $441,394 of derivative liabilities valued as of the respective conversion dates were converted into 1,710,897 shares of common stock, resulting in a gain on debt settlement of $21,586. As of September 30, 2019, the Company owed $0 of principal and $0 of accrued interest on this convertible promissory note. Although this note was in default until it was repaid, the lender did not enforce the default interest rate.

Effective August 28, 2018, the Company issued a secured convertible promissory note in aggregate of $1,128,518 (includes overfunding of $23,518) to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on June 30, 2019 and includes an original issue discount (“OID”) of $100,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the year ended December 31, 2018, the Company received aggregate net proceeds of $825,000. During the nine months ended September 30, 2019, an additional $218,518 was funded under this note resulting in net proceeds of $198,518.

As an investment incentive, the Company issued 750,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions. The aggregate fair value of the issued warrants was $1,588,493. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of each tranche of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. As of the aggregate debt discount of $1,114,698 is being amortized to interest expense over the respective term of each tranche.

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company.

During the nine months ended September 30, 2019, $1,000,859 of principal and $840,299 of derivative liabilities valued as of the respective conversion dates were converted into 4,475,543 shares of common stock, resulting in a loss on debt settlement of $612,034. As of September 30, 2019, the Company owed $828,518 of principal and $28,138 of accrued interest on this convertible promissory note. As of September 30, 2019, this note was in default, but the lender has not enforced the default interest rate.

Effective January 29, 2019, the Company issued a secured convertible promissory note in aggregate of $2,205,000 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, is due upon maturity on December 5, 2019 and includes an original issue discount (“OID”) of $200,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the nine months ended September 30, 2019, the promissory note was funded in eight tranches totaling $1,406,482 resulting in aggregate net proceeds of $1,276,482 under this note. As an investment incentive, the Company issued 1,500,000 5-year warrants, exercisable at $2.40 per share, with certain reset provisions. The aggregate fair value of the issued warrants was $999,838. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of each tranche of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense.

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company.

Effective March 25, 2019, the Company issued a secured convertible promissory note in the amount of $580,000 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, is due upon maturity on January 24, 2020 and includes an original issue discount (“OID”) of $75,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender.

F - 24

During the nine months ended September 30, 2019, the promissory note was funded in the amount of $580,000 resulting in net proceeds of $500,000 under this note. As an investment incentive, the Company issued 375,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions. The aggregate fair value of the issued warrants was $258,701. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $483,966 is being amortized to interest expense over the term of the note.

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company. As of December 31, 2019, the Company owed $2,947,890 of principal and $314,547 of accrued interest on this convertible promissory note.

Convertible notes payable - Robert L. Hymers III

On December 23, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $96,552.70 to Robert L. Hymers III (“Hymers”) in satisfaction of funds owed to Mr. Hymers from his consulting contract with the Company for past services rendered and completed. The promissory notes bear interest at 10% per anum, and is due six months from the respective issuance date of the note along with accrued and unpaid interest. Principal and interest to be payable as provided below on that date which is six months from the date of issuance (the “Maturity Date”). All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms of this agreement and shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

For so long as there remains any amount due hereunder, the Holder shall have the option to convert all or any portion of the unpaid principal amount of this Note, plus accrued interest (together with the unpaid principal amount, the “Converted Amount”), into shares of the Company’s common stock. The conversion price (the “Conversion Price”) shall be equal to a fifty percent (50%) discount to the lowest closing bid of the previous fifteen (15) day trading period, ending on the business day before a Notice of Conversion is delivered to the Company. The number of shares of Common Stock into which the Converted Amount shall be convertible (the “Conversion Shares”) shall be determined by dividing (i) the Converted Amount by (ii) the Conversion Price. A conversion shall be deemed to occur on the date that the Company receives an executed copy of the Conversion Notice.

The aggregate debt discount of $92,332 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2019, the Company owed an aggregate of $96,552.70 of principal and $212 of accrued interest on these convertible promissory notes. The derivative liability at December 31, 2019 associated with this convertible note was $158,307.

Convertible notes payable – Natural Plant Extract

On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc., and subsidiaries, to operate a licensed psychoactive cannabis distribution service in California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, we terminated the joint venture.

The Original Material Definitive Agreement

Pursuant to the original material definitive agreement, we agreed to acquire twenty percent (equal to 200,000) of NPE’s authorized shares in exchange for our payment of $2,000,000 and $1,000,000 worth of our restricted common stock. We agreed to form a joint venture with NPE incorporated in California under the name “Viva Buds, Inc.” (“Viva Buds”) for the purpose of operating a California licensed cannabis distribution business pursuant to California law legalizing THC psychoactive cannabis for recreational and medicinal use.

Our payment obligations were governed by a stock purchase agreement which required us to make the following payments:

a. Deposit of $350,000 within 5 days of the execution of the material definitive agreement;

b. Deposit of $250,000 payable within 30 days;

c. Deposit of $400,000 within 60 days;

F - 25

d. Deposit of $500,000 within 75 days;

e. Deposit of $500,000 within 90 days

We made our initial payment pursuant to this schedule, but otherwise failed to comply with the payment schedule and we were in breach of contract.

Settlement and Release of All Claims Agreement

On February 3, 2020, the Company and NPE entered into a settlement and release of all claims agreement. In exchange for a complete release of all claims, the Company and NPE (1) agreed to reduce our interest in NPE from 20% to 5%; (2) we agreed to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement and Release of All Claims Agreement, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (3) to retire the balance of our original valuation obligation from the material definitive agreement, representing a shortfall of $56,085.15, in a convertible promissory note, with terms allowing NPE to convert the note into common stock of MCOA at a 50% discount to the closing price of MCOA’s common stock as of the maturity date.

Of the total amount due and payable by us as of the date of this filing, we owe $75,000, and we are in breach of the settlement agreement. On February 3, 2020, we executed a convertible promissory note in the amount of $56,085.15 to NPE. Additionally, as a result of our settlement agreement with NPE, we became liable to pay NPE our 5% portion equal to $25,902 of the regulatory charges to the City of Lynwood and the State of California to transfer the cannabis licenses back to NPE. To date, we have not paid this amount and it is due and owing.

Summary:

The Company has identified the embedded derivatives related to the above described notes and warrants. These embedded derivatives included certain conversion and reset features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the note and to fair value as of each subsequent reporting date.

At December 31, 2018, the Company determined the aggregate fair values of $2,256,631 of embedded derivatives. The fair values were determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 112.98% to 240.62%, (3) weighted average risk-free interest rate of

1.59% to 2.56%, (4) expected life of 0.083 to 1 year, and (5) estimated fair value of the Company's common stock from $0.0203 per share.

For the year ended December 31, 2019, the Company recorded a loss on the change in fair value of derivative liabilities of $2,123,570, while for the year ended December 31, 2018, the Company recorded a gain on the change in fair value of derivative liabilities of $1,443,249. For the years ended December 31, 2019 and 2018, the Company recorded amortization of debt discounts of $2,906,843 and $1,146,549, respectively, as a charge to interest expense, respectively.

NOTE 6 – DERIVATIVE LIABILITIES

As described in Notes 4 and 7, the Company issued convertible notes and warrants that contained conversion features and a reset provisions. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date and to fair value as of each subsequent reporting date.

If an embedded conversion option in a convertible debt instrument no longer meets the bifurcation criteria in this Subtopic, an issuer shall account for the previously bifurcated conversion option by reclassifying the carrying amount of the liability for the conversion option (that is, its fair value on the date of reclassification) to shareholders' equity. Any debt discount recognized when the conversion option was bifurcated from the convertible debt instrument shall continue to be amortized.

NOTE 7 – STOCKHOLDERS’ DEFICIT

 Preferred stock

The Company is authorized to issue 10,000,000 shares of $0.001 par value preferred stock as of December 31, 2019 and December 31, 2018. As of December 31, 2019, and 2018, the Company has designated and issued 10,000,000 shares of Class A Preferred Stock.

Each share of Class A Preferred Stock is entitled to 100 votes on all matters submitted to a vote to the stockholders of the Company, does not have conversion, dividend or distribution upon liquidation rights.

Common stock

The Company is authorized to issue 5,000,000,000 shares of $0.001 par value common stock as of December 31, 2019 and 2018. As of December 31, 2019, and 2018, the Company had 77,958,081 and 42,687,301, respectively, common shares issued and outstanding.

On September 3, 2019, the Company completed a 1 for 60 reverse stock-split of its common stock.

F - 26

In 2019, the Company issued an aggregate of 141,669 shares of its common stock in settled amounts previously accrued with an estimated fair value of $193,800

In 2019, the Company issued an aggregate of 18,510,381 shares of its common stock for services rendered with an estimated fair value of $3,293,688.

In 2019, the Company issued an aggregate of 9,251,217 shares of its common stock in settlement of convertible notes payable and accrued interest with an estimated fair value of $3,388,774.

In 2019, the Company issued an aggregate of 1,000,000 shares of its common stock in issuance of warrants and BCF with convertible debt with an estimated fair value of $856,717.

In 2019, the Company issued an aggregate of 1,220,856 shares of its common stock in conversion of related party notes payable with an estimated fair value of $1,182,415.

In 2019, the Company issued an aggregate of 1,653,175 common shares of its common stock in exchange for exercise of warrants on a cashless basis.

In 2019, the Company sold shares 222,221 shares of its common stock with an estimated value of $65,000.

In 2019, the Company issued an aggregate of 2,082,398 common shares in settlement of a legal cases with an estimated fair value of $541,424.

In 2019, the Company issued an aggregate of 2,222,047 common shares in settlement of a for investments in joint ventures with an estimated fair value of $1,219,040.

During the year ended December 31, 2018, the Company issued an aggregate of 31,000,794 shares of its common stock for services rendered with an estimated fair value of $718,099.

During the year ended December 31, 2018, the Company sold an aggregate of 18,693,636 shares of its common stock for net proceeds of $152,000.

During the year ended December 31, 2018, the Company issued an aggregate of 80,428,246 shares of its common stock in settlement of $804,279 related party notes payable and accrued interest.

During the year ended December 31, 2018, the Company issued 147,927,794 shares of its common stock in part settlement of $5,466,333 convertible notes payable, accrued interest and penalties.

During the year ended December 31, 2018, the Company issued 57,676,810 shares of its common stock in settlement of a legal case at a cost of $1,701,466.

During the year ended December 31, 2018, the company issued 122,046,796 shares of its common stock in exchange for exercise of warrants on a cashless basis.

During the year ended December 31, 2018, the company received proceeds from common stock subscriptions for $90,000.

Options

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Binomial Option Pricing Model with a volatility figure derived from using the Company’s historical stock prices. Management determined this assumption to be a more accurate indicator of value. The Company accounts for the expected life of options based on the contractual life of options for non-employees. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla" options, as defined in the accounting standards codification.

The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options.

In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the number of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

F - 27

The following table summarizes the stock option activity for the years ended December 31, 2019 and 2018:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2017	16,666,667	$0.30	7.76	$15,400,000
Granted	-
Forfeitures or expirations	-
Outstanding at December 31, 2018	16,666,667	$0.30	6.76	$15,296,667
Granted	-
Forfeitures or expirations	(16,666,667)	0.30
Outstanding at December 31, 2019	0(1)	$-	-	-
Exercisable at December 31, 2019	0(1)	$-	-	$-

(1) On February 27, 2019, Donald Steinberg and Charles Larsen cancelled previously issued options to purchase an aggregate of 16,666,667 shares at an average exercise price of $0.30 per share, representing 100% of all previously issued option.

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0 and $1.22 as of December 31, 2019 and 2018, respectively, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to stock options at December 31, 2019(1):

Options Outstanding(1)		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$-	-	-	-

The stock-based compensation expense related to option grants was $0 and $450,000 during the years ended December 31, 2019 and 2018, respectively.

(1) On February 27, 2019, Donald Steinberg and Charles Larsen cancelled previously issued options to purchase an aggregate of 16,666,667 shares at an average exercise price of $0.30 per share, representing 100% of all previously issued options.

Warrants

The following table summarizes the stock warrant activity for the two years ended December 31, 2019:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2017	186,550	$2.40		$1,873,492
Granted	1,827,564	2.34
Forfeitures or expirations	(166,667)	$1.50-
Outstanding at December 31, 2018	1,847,447
Granted	2,370,298	1.98
Exercised	(192,521)	1.78
Forfeitures or expirations	(14,113)	1.80
Outstanding at December 31, 2019	4,011,111	$2.15	3.60	$-
Exercisable at December 31, 2019	4,011,111	$2.15	3.60	$-

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on warrants with an exercise price less than the Company’s stock price of $0.07 and $1.22 as of December 31, 2019 and 2018, respectively, which would have been received by the warrant holders had those option holders exercised their warrants as of that date.

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The following table presents information related to warrants at December 31, 2019:

Warrants Outstanding		Warrants Exercisable
Exercise Price	Number of Warrants	Weighted Average Remaining Life In Years	Exercisable Number of Warrants
$0.01 - $1.00	484,187	2.70	484,187
$1.01 - $2.00	27,778	2.50	27,778
$2.01 - $3.00	3,499,146	3.74	3,499,146

In connection with the issuance of convertible notes payable, the Company issued an aggregate of 2,370,298 warrants to purchase the Company’s common stock from $0.26 to $2.40, vesting immediately and expiring 5 years from the date of issuance.

NOTE 8 — FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of December 31, 2019, and 2018, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in note 6. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Notes 4 and 5 are that of volatility and market price of the underlying common stock of the Company.

As of December 31, 2019, and 2018, the Company did not have any derivative instruments that were designated as hedges.

The combined derivative and warrant liability as of December 31, 2019 and 2018, in the amounts of $5,222,186 and $2,256,631, respectively, have a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the two years ended December 31, 2019:

The derivative liabilities as of December 31, 2019 and 2018, in the amount of $5,693,071 and $2,256,631, respectively, have a level 3 classification.

F - 29

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the year ended December 31, 2019:

Debt Derivative
Balance, December 31, 2018	$2,256,631
Increase resulting from initial issuances of additional convertible notes payable	2,895,717
Decreases resulting from conversion or payoff of convertible notes payable	(1,582,847)
Mark-to-market at December 31, 2019	2,123,570
Balance, December 31, 2019	$5,693,071

Net change in fair value included in earnings related to derivative liabilities during the year ended December 31, 2019	$2,123,570

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the year ended December 31, 2019, the Company’s stock price decreased significantly from initial valuations. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

NOTE 9 — RELATED PARTY TRANSACTIONS

The Company’s current officers and stockholders advanced funds to the Company for travel related and working capital purposes. As of December 31, 2019, and 2018, there were no related party advances outstanding.

As of December 31, 2019, and 2018, accrued compensation due officers and executives included as accrued compensation was $4,875 and $454,316, respectively.

For the years ended December 31, 2019 and 2018, the Company had sales to related parties of $21,157 and $11,683, respectively.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Operating lease

On July 1, 2019, the Company entered into a lease extension agreement, whereby the Company leased for office space in Escondido, California, commencing June 30, 2020 and expiring on June 30, 2021 at a base monthly lease rate of $1,308.88 per month through June 30, 2020, and $1,348.14 to June 30, 2021.

To evaluate the impact on adoption of ASC842 – Leases, on the accounting treatment for leasing of real office property referred to as the “Premises”. The premises is located in Escondido, CA.

On July 1, 2019, the Company entered into a lease extension agreement for its single operating lease, whereby the Company extended its office lease Escondido, California, in for two year. The extension period commenced on June 30, 2020 and will expire on June 30, 2021 at a base monthly lease rate of $1,308.88 per month through June 30, 2020, and $1,348.14 to June 30, 2021.

To evaluate the impact on adoption of ASC842 – Leases, on the accounting treatment for leasing of real office property referred to as the “Premises”. The premises is located in Escondido, CA.

The Company utilizes the incremental borrowing rate in determining the present value of lease payments unless the implicit rate is readily determinable. The Company used an estimated incremental borrowing rate of 10% to estimate the present value of the right of use liability.

The Company has right-of-use assets of $22,101 and operating lease liabilities of $22,219 as of December 31, 2019. Operating lease expense for the year ended December 31, 2019 was $30,048.76. The Company had cash used in operating activities related to leases of $29,930.76 during the year ended December 31, 2019. The lease has a remaining term of eighteen months.

The following table provides the maturities of lease liabilities at December 31, 2019:

Maturity of Lease Liabilities at December 31, 2019
2020	$15,942
2021	8,089
2021 and thereafter	—

Total future undiscounted lease payments	24,031
Less: Interest	(1,812)
Present value of lease liabilities	$22,219

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Minimum lease payments under the Company’s operating lease under ASC 840 as of for 2020 and 2021 are $15,942 and $8,089, respectively.

Litigation

The Company is subject at times to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

Bougainville Ventures

On September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324.

Background. On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville’s high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

As our contribution to the joint venture, the Company committed to raise not less than $1 million dollars to fund joint venture operations based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry. The Company and Bougainville's agreement provided that funding provided by the Company would go, in part, towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment to $800,000 and also required the Company to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land. The land is currently pending the payment of delinquent property taxes that would allow for the Okanogan County Assessor to sub-divide the property, so that the appropriate portion could be deeded to the joint venture. Although Bougainville represented it would pay the delinquent taxes, it has not. To date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company also offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville in good faith to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

Company Determines to File Suit. On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of funds contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation. Trial is set for January 26-28, 2021.

F - 31

 Caren Glasser

On March 2, 2020, Caren Glasser filed a request for arbitration against the Company alleging non-payment for past due compensation. The case was filed in the American Arbitration Association under Case no. 01-20-0000-6290. The Company and Ms. Glasser agreed to settle her dispute on May 7, 2020. The settlement agreement obligates the Company to pay Ms. Glasser $24,000 thirty days of Ms. Glasser’s review and execution, consistent with the Older Workers Benefit Protection Act (29 U.S.C. § 626(f). The Company issued the $24,000 settlement payment on June 12, 2020.

NOTE 11 – INCOME TAXES

At December 31, 2019, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $74,164,213, expiring in the year 2038, that may be used to offset future taxable income, but could be limited under Section 382. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to possible significant changes in the Company's ownership, the future use of its existing net operating losses may be limited. All or portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.

We have adopted the provisions of ASC 740-10-25, which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns.  ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.

Tax position that meet the more likely than not threshold is then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement.  The Company had no tax positions relating to open income tax returns that were considered to be uncertain. We file income tax returns in the U.S. and in the state of California and Utah with varying statutes of limitations.

The Company is required to file income tax returns in the U.S. Federal jurisdiction and in California. The Company is no longer subject to income tax examinations by tax authorities for tax years ending before December 31, 2016.

The Company’s deferred taxes as of December 31, 2019 and 2018 consist of the following:

	2019	2018
Non-Current deferred tax asset:
Net operating loss carry-forwards	$74,164,213	$53,983,895
Valuation allowance	(74,164,213)	(53,983,895)
Net non-current deferred tax asset	$—	$—

NOTE 12 – SUBSEQUENT EVENTS

On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc., and subsidiaries, to operate a licensed psychoactive cannabis distribution service in California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, we terminated the joint venture.

The Original Material Definitive Agreement

Pursuant to the original material definitive agreement, we agreed to acquire twenty percent (equal to 200,000) of NPE’s authorized shares in exchange for our payment of $2,000,000 and $1,000,000 worth of our restricted common stock. We agreed to form a joint venture with NPE incorporated in California under the name “Viva Buds, Inc.” (“Viva Buds”) for the purpose of operating a California licensed cannabis distribution business pursuant to California law legalizing THC psychoactive cannabis for recreational and medicinal use.

Our payment obligations were governed by a stock purchase agreement which required us to make the following payments:

a. Deposit of $350,000 within 5 days of the execution of the material definitive agreement;

b. Deposit of $250,000 payable within 30 days;

c. Deposit of $400,000 within 60 days;

d. Deposit of $500,000 within 75 days;

e. Deposit of $500,000 within 90 days

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We made our initial payment pursuant to this schedule, but otherwise failed to comply with the payment schedule and we were in breach of contract.

Settlement and Release of All Claims Agreement

On February 3, 2020, the Company and NPE entered into a settlement and release of all claims agreement. In exchange for a complete release of all claims, the Company and NPE (1) agreed to reduce our interest in NPE from 20% to 5%; (2) we agreed to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement and Release of All Claims Agreement, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (3) to retire the balance of our original valuation obligation from the material definitive agreement, representing a shortfall of $56,085.15, in a convertible promissory note, with terms allowing NPE to convert the note into common stock of MCOA at a 50% discount to the closing price of MCOA’s common stock as of the maturity date.

Of the total amount due and payable by us as of the date of this filing, we owe $75,000, and we are in breach of the settlement agreement. On February 3, 2020, we executed a convertible promissory note in the amount of $56,085.15 to NPE. Additionally, as a result of our settlement agreement with NPE, we became liable to pay NPE our 5% portion equal to $25,902 of the regulatory charges to the City of Lynwood and the State of California to transfer the cannabis licenses back to NPE. To date, we have not paid this amount and it is due and owing. As of the date of this filing, there is no pending legal action by NPE against us for these matters.

On February 3, 2020, the Company entered into an executive employment agreement with Jesus M. Quintero, our CEO and CFO providing for a gross salary of $15,000 monthly, consisting of $12,000 in cash and $3,000 worth of our common stock valued on the closing price of our common stock on the last trading day of each month.

On February 28, 2020, Themistocles Psomiadis was appointed as an independent member to the board of directors.

On February 28, 2020, the Company entered into executive contracts with its directors Edward Manolos and Themistocles Psomiadis. The agreements are for a term lasting from the effective date until the earlier of the date of the next annual or special stockholders meeting called for the purposes of electing directors, and the earliest of the following to occur: (a) the death of the Director; (b) the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director; (c) the removal of the Director from the Board by the majority stockholders of the Company; and (d) the resignation by the Director from the Board. Mr. Psomiadis and Mr. Manolos’ 2020 contracts provide for payments of $5,000 quarterly.’

On March 30, 2020, Robert Coale resigned as a member of the board of directors.

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INTERIM FINANCIAL STATEMENTS

The following tables set forth our most recent interim financial statements. Our unaudited quarterly results of operations data have been prepared on the same basis as our audited consolidated financial statements included elsewhere in this prospectus. In the opinion of management, the financial information set forth in the table below reflects all normal recurring adjustments necessary for the fair statement of results of operations for these periods in accordance with generally accepted accounting principles in the United States. Our historical results are not necessarily indicative of the results that may be expected in the future and the results of a particular quarter or other interim period are not necessarily indicative of the results for a full year. This data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

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MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$18,989	$211,765
Short-term Investments	—	27,403
Accounts receivable, net	8,565	18,317
Inventory	158,465	149,175
Prepaid insurance	88,838	—
Other current assets	17,580	11,034
Total current assets	292,437	417,694

Property and equipment, net	5,455	7,512

Other assets:
Long-term Investments	693,915	693,915
Right-of-use-assets	15,334	22,101
Security deposit	2,500	2,500

Total assets	1,009,641	1,143,722

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	747,638	797,789
Accrued compensation	96,400	4,875
Accrued liabilities	433,457	522,258
Debt obligation of Joint Venture	478,494	—
Notes payable, related parties	40,000	40,000
Loans payable PPP Stimulus	35,500	—
Convertible notes payable, net of debt discount of $442,957 and $808,980, respectively	2,784,044	3,193,548
Right-of-use liabilities - current portion	7,476	14,361
Warrant liability to be settled	—	192,115
Contingency Liability	—	956,251
Subscriptions payable	327,383	330,797
Derivative liability	3,219,398	5,693,071
Total current liabilities	8,169,790	11,745,065

Non-Current Liabilities
Right-of-use liabilities	7,858	7,858

Total liabilities	8,177,648	11,752,923

Stockholders' deficit:
Preferred stock, $0.001 par value, 50,000,000 shares authorized
Class A preferred stock, $0.001 par value, 10,000,000 shares designated, 10,000,000 shares issued and outstanding as of June 30, 2020 and December 31, 2019	10,000	10,000
Class B preferred stock, $0.001 par value, 5,000,000 shares designated, 0 shares issued and outstanding as of June 30, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value; 5,000,000,000 shares authorized; 469,288,934 and 77,958,081 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	469,289	77,958
Common stock to be issued, 44,994,720 and 0 shares, respectively	44,995	—
Additional paid in capital	68,777,044	63,467,054
Accumulated deficit	(76,469,334)	(74,164,213)
Total stockholders' deficit	(7,168,006)	(10,609,201)

Total liabilities and stockholders' deficit	$1,009,641	$1,143,722

See the accompanying notes to these unaudited condensed consolidated financial statements

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MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
REVENUES:
Sales	$77,827	$201,771	$156,474	$315,042
Related party Sales	5,131	6,809	8,303	8,348
Total Revenues	82,958	208,580	164,777	323,390

Cost of sales	39,187	29,139	73,392	69,017

Gross Profit	43,771	179,441	91,385	254,373

OPERATING EXPENSES:
Depreciation	1,582	1,695	3,328	3,391
Selling and marketing	74,212	656,751	200,667	1,085,762
Payroll and related	95,644	90,000	196,843	220,000
Stock-based compensation	536,452	395,400	542,767	549,250
General and administrative	211,116	335,264	415,173	609,744
Total operating expenses	919,006	1,479,110	1,358,777	2,468,147

Net loss from operations	(875,235)	(1,299,669)	(1,267,392)	(2,213,774)

OTHER INCOME (EXPENSES):
Interest expense, net	(881,945)	(1,005,970)	(1,772,096)	(1,442,252)
Impairment gain (Loss) on Joint Ventures	7,048	0	(260,954)	0
Loss on equity investment	(7,048)	(171,284)	(133,893)	(230,825)
Gain (Loss) on change in fair value of derivative liabilities	1,572,964	2,207,299	1,142,272	(480,150)
Unrealized Loss on trading securities	0	(150,000)	(13,945)	(285,000)
Loss on sale of trading securities	(2,603)	0	(2,603)
Gain on settlement of debt	0	0	3,490	0
Total other income (expense)	688,416	880,045	(1,037,729)	(2,438,227)

Net loss before income taxes	(186,819)	(419,624)	(2,305,121)	(4,652,001)

Income taxes (benefit)	0	0	0	0

NET INCOME (LOSS)	$(186,819)	$(419,624)	$(2,305,121)	$(4,652,001)

Loss per common share, basic and diluted	$(0.00)	$(0.01)	$(0.01)	$(0.12)

Weighted average number of common shares outstanding, basic and diluted (after stock-split)	245,000,528	46,170,199	185,851,674	40,100,656
See the accompanying notes to these unaudited condensed consolidated financial statements

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MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE SIX MONTHS JUNE 30, 2020 AND 2019 (UNAUDITED)

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Common Stock	Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subscriptions	Capital	Deficit	Total
Balance, December 31, 2018	10,000,000	$10,000	—	$—	42,687,301	$42,687	316,693	$90,000	$—	$50,707,103	$(53,983,895)	$(3,134,105)
Common stock issued for services rendered	—	—			535,387	535	—	—	—	548,715		549,250
Common stock issued in settlement of convertible notes payable and accrued interest					1,683,854	1,684	—	—	—	2,032,824	—	2,034,508
Additional paid-in capital due to issuance of convertible debt										462,714		462,714
Common stock to be issued pursuant to NPE stock purchase agreement					1,220,856	1,221	1,173,709	1,174		1,730,119		1,732,514
Common stock issued in exchange for exercise of warrants on a cashless basis		—			655,556	656	(140,752)	(40,000)		79,344	—	40,000
Sale of common stock					531,671	532	(175,941)	(50,000)		203,523		154,055
Net Loss		—	—	—	—	—	—	—	—	—	(4,652,001)	(4,652,001)
Balance, June 30, 2019	10,000,000	$10,000	$—	$—	47,314,625	$47,315	1,173,709	$1,174	$—	$55,764,342	$(58,635,896)	$(2,813,066)

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	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Common Stock	Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subscriptions	Capital	Deficit	Total
Balance, December 31, 2019	10,000,000	$10,000	—	$—	77,958,081	$77,958	—	$—	$—	$63,467,054	$(74,164,213)	$(10,609,201)
Common stock issued to settle amounts previously accrued					8,333	8				$6,692		6,700
Common stock issued for services rendered	—	—			44,658,333	44,658	—	—	—	498,108		542,766
Common stock issued in settlement of convertible notes payable and accrued interest	—	—			270,547,861	270,548	43,994,720	43,995		1,216,928	—	1,531,471
Conversion of related party notes payable					21,384,103	21,384	—	—		29,229		50,613
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—			51,054,214	51,054	1,000,000	1,000	—	375,446	—	427,500
Sale of common stock	—	—			—	—	—	—		—	—	—
Common shares issued in settlement of legal case					3,677,889	3,678				952,573		956,251
Reclassification of derivative liabilities to additional paid in capital										2,231,014		2,231,014
Net Loss	—	—	—	—	—	—	—	—	—	—	(2,305,121)	(2,305,121)
Balance, June 30, 2020	10,000,000	$10,000	—	$—	469,288,814	$469,289	44,994,720	$44,995	$—	$68,777,044	$(76,469,334)	$(7,168,006)

See the accompanying notes to these unaudited condensed consolidated financial statements

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MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
(UNAUDITED)

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(2,305,121)	$(4,652,001)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	1,028,931	1,308,550
Depreciation and amortization	3,328	3,391
Bad debt expense	—	15,000
Non cash interest	—	1,442,252
Impairment Loss on equity method investee	260,954
Loss on equity investment	133,895	230,825
(Gain) Loss on change in fair value of derivative liability	(1,142,272)	480,150
Interest expense recognized for the excess of fair value of derivative liability over net book value of notes payable at issuance	395,607	—
Loss on share inducement and settlement of warrant liability	138,885	—
Stock-based compensation	542,767	549,250
Unrealized Loss on trading securities	27,403	285,000
Changes in operating assets and liabilities:
Accounts receivable	9,752	(6,983)
Inventories	(9,290)	(62,469)
Prepaid expenses and other current assets	(95,384)	30,769
Accounts payable	145,784	(67,893)
Accrued expenses and other current liabilities	195,874	(986,430)
Right-of-use assets	6,767	—
Right-of-use liabilities	(6,885)	—
Contingency liability	—	—
Net cash provided by (used in) operating activities	(669,005)	(1,430,589)

Cash flows from investing activities:
Purchases of property and equipment	(1,271)	(2,703)
Investment in joint venture	—	(498,658)
Purchase of investments	—	—
Net cash provided by (used in) investing activities	(1,271)	(501,361)

Cash flows from financing activities:
Proceeds from issuance of notes payable	442,000	1,675,000
Proceeds from PPP loan payable	35,500	—
Net cash provided by (used in) financing activities	477,500	1,675,000

Net increase (decrease) in cash	(192,776)	(256,950)

Cash at beginning of period	211,765	359,577

Cash at end of period	$18,989	$102,627

Supplemental disclosure of cash flow information:
Cash paid for interest	—	—
Cash paid for taxes	—	—

Non cash financing activities:
Common stock issued in settlement of convertible notes payable	$1,531,471	$462,714
Reclassification of derivative liabilities to additional paid-in capital	$2,231,014	$—
Investment in joint venture	$—	$2,650,000
Common shares issued in settlement of legal case	$956,251	$—
See the accompanying notes to these unaudited condensed consolidated financial statements

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MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Marijuana Company of America, Inc. (the “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 20, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties. From 2009 to 2014, we operated primarily in the mining exploration business.

In 2015, the Company changed its business model to a marketing and distribution company for medical marijuana. In conjunction with the change, the Company changed its name to Marijuana Company of America, Inc. At the time of the transition in 2015, there were no remaining assets, liabilities or operating activities of the mining business.

On September 21, 2015, the Company formed H Smart, Inc., a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART™ brand.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

On May 3, 2017, the Company formed Hempsmart Limited, a United Kingdom corporation as a wholly owned subsidiary for the purpose of future expansion into the European market.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: H Smart, Inc., Hempsmart Limited and MCOA CA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

The condensed balance sheet as of December 31, 2019 has been derived from audited financial statements.

Operating results for the three and six months ended June 30, 2020 are not necessarily indicative of results that may be expected for the year ending December 31, 2020. These condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2019.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the six months ended June 30, 2020, the Company incurred net losses from operations of $2,305,121 and used cash in operations of $669,005. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's primary source of operating funds for the six months ended June 30, 2020 has been from revenue generated from proceeds from the issuance of convertible and other debt. The Company has experienced net losses from operations since inception, but expects these conditions to improve in 2020 and beyond as it continues to develop its business model. The Company has stockholders' deficiencies as of June 30, 2020 and requires additional financing to fund future operations.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

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NOTE 3 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The unaudited condensed interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principal is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We adopted FASB ASC Topic 606 for our reporting period as of the year ended December 31, 2017, which made our implementation of FASB ASC Topic 606 effective in the first quarter of 2018. We decided to implement the modified retrospective transition method to implement FASB ASC Topic 606, with no restatement of the comparative periods presented. Using this transition method, we applied the new standards to all new contracts initiated on/after the effective date. We also decided to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. For the quarter ended June 30, 2020, there were no incomplete contracts. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

Identification of Our Contracts with Our Customers.

Contracts included in our application of FASB ASC Topic 606, for the quarter ended June 30, 2020, consisted solely of sales of our hempSMART™ products made by our sales associates and by us directly through our web site. Regarding our offered financial accounting, bookkeeping and/or real property management consulting services, to date no contracts have been entered into, and thus no reportable revenues have resulted for the fiscal years ended 2017, 2018 and 2019, or for the quarter ended June 30, 2020.

In accordance with FASB ASC Topic 606, Revenue Recognition, we are of the opinion that none of our hempSMART™ product sales or offered consulting service, as each are discussed below, have a significant financing component. Our opinion is based upon the transactional basis for our product sales, with revenue recognized upon customer order, payment and shipment, which occurs concurrently. Our evaluation of the length of time between the customer order, payment and shipping is not a significant financing component, because shipment occurs the same day as the order is placed and payment made by the customer. Our evaluation of our consulting services is based upon recognizing revenue as the services are performed for a determinable price per hour. We only recognize revenues as we incur and charge billable hours. Because our hourly fees for services are fixed and determinable and are only earned and recognized as revenue upon actual performance, we are of the opinion that such arrangements are not an indicator of a vendor or customer based significant financing, that would materially change the amount of revenue we recognize under the contract or would otherwise contain a significant financing component under FASB ASC Topic 606.

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Determination of the Price in Our Sales Contracts.

The transaction prices in our sales contract is the amount of consideration we expect to be entitled to for transferring promised hempSMART™ products. The consideration amount is fixed and not variable. The transaction price is allocated to the identified performance obligations in the contract. These allocated amounts are recognized as revenue when or as the performance obligations are fulfilled, which is concurrently upon receipt of payment. There are no future options for a contract when considering and determining the transaction price. We exclude amounts third parties will eventually collect, such as sales tax, when determining the transaction price. Since the timing between receiving consideration and transferring goods or services is immediate, our sales contract do not have a significant financing component, i.e., recognizing revenue at the amount that reflects the cash payment that the customer would have made at the time the goods or services were transferred to them (cash selling price), rather than significantly before or after the goods or services are provided.

Allocation of the Transaction Price of Our Sales Contracts.

Our sales contracts are not considered multi-element arrangements which require the fulfillment of multiple performance obligations. Rather, our sales contracts include one performance obligation in each contract. As such, from the outset, we allocate the total consideration to each performance obligation based on the fixed and determinable standalone selling price, which we believe is an accurate representation of what the price is in each transaction.

Recognition of Revenue when the Performance Obligation is Satisfied.

A performance obligation is satisfied when or as control of the good or service is transferred to the customer. The standard defines control as “the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset.” (ASC 606-10-20). For performance obligations that are fulfilled at a point in time, revenue is recognized at the fulfillment of the performance obligation. As noted above, our single performance obligation sales contracts are singularly related to our promise to provide the hempSMART™ products to the customer upon receipt of payment, which occurs concurrently and when, upon completion, allows us under our revenue recognition policy to realize revenue.

Regarding our offered financial accounting, bookkeeping and/or real property management consulting services, to date no contracts have been entered into, and thus no reportable revenues have resulted for the fiscal years ended 2019 and 2018 or for the quarter ended June 30, 2020.

Identifying the Performance Obligations in Our Sales Contracts.

In analyzing our sales contracts, our policy is to identify the distinct performance obligations in a sales contract arrangement. In determining our performance obligations under our sales contracts, we consider that the terms and conditions of sales are explicitly outlined in our sales contracts and are so distinct and identifiable within the context of each sales contract, and so are not integrated with other goods, or constitute a modification or customization of other goods in our contracts, or are highly dependent or highly integrated with other goods in our sales contracts. Thus, our performance obligations are singularly related to our promise to provide the hempSMART™ products upon receipt of payment. We offer an assurance warranty on our hempSMART™ products that allows a customer to return any hempSMART™ products within thirty days if not satisfied for any reason. Assurance warranties are not identifiable performance obligations, since they are electable at the whim of the customer for any reason. However, we do account for returns of purchase prices if made.

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Product Sales

Revenue from product sales, including delivery fees, is recognized when (1) an order is placed by the customer; (2) the price is fixed and determinable when the order is placed; (3) the customer is required to and concurrently pays for the product upon order; and, (4) the product is shipped. The evaluation of our recognition of revenue after the adoption of FASB ASC 606 did not include any judgments or changes to judgments that affected our reporting of revenues, since our product sales, both pre and post adoption of FASB ASC 606, were evaluated using the same standards as noted above, reflecting revenue recognition upon order, payment and shipment, which all occurs concurrently when the order is placed and paid for by the customer, and the product is shipped. Further, given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, we are of the opinion that our product sales do not indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

Consulting Services

The Company has also offered professional services for financial accounting, bookkeeping or real property management consulting services based on consulting agreements. As of the date of this filing, we have not entered into any contracts for any financial accounting, bookkeeping and/or real property management consulting services that have generated reportable revenues as of the years ended 2017, 2018 and 2019 or the quarter ended June 30, 2020. If and when the Company provides these professional services, we would intend and expect the arrangements to be entered into on an hourly fixed fee basis.

For hourly based fixed fee service contracts, we intend to utilize and rely upon the proportional performance method, which recognizes revenue as services are performed. Under this method, in order to determine the amount of revenue to be recognized, we will calculate the amount of completed work in comparison to the total services to be provided under the arrangement or deliverable. We only recognize revenues as we incur and charge billable hours. Because our hourly fees for services are fixed and determinable and are only earned and recognized as revenue upon actual performance, we are of the opinion that such arrangements are not an indicator of a vendor or customer based significant financing, that would materially change the amount of revenue we recognize under the contract or would otherwise contain a significant financing component under FASB ASC Topic 606.

The Company determined that upon adoption of ASC 606 there were no adjustments converting from ASC 605 to ASC 606 because product sales revenue is recognized upon customer order, payment and shipment, which occurs concurrently, and our consulting services offered are fixed and determinable and are only earned and recognized as revenue upon actual performance.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

Concentrations of credit risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

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Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of June 30, 2020, and December 31, 2019, allowance for doubtful accounts was $0 and $0 respectively.

Inventories

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the periods presented, there were no inventory write-downs.

Cost of sales

Cost of sales is comprised of cost of product sold, packaging, and shipping costs.

Stock-Based Compensation - Employees

The Company accounts for its stock-based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

 If the Company is a newly formed corporation or shares of the Company are thinly traded, the use of share prices established in the Company’s most recent private placement memorandum (based on sales to third parties) (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Binomial Option Model option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments.  Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

•

Expected volatility of the entity’s shares and the method used to estimate it.  Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected annual rate of quarterly dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

•

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest.

 The expense resulting from share-based payments is recorded in general and administrative expense in the statements of operations.

F - 44

Stock-Based Compensation – Non Employees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

 In June 2018, the FASB issued ASU No. 2018-07, Compensation – Stock Compensation: Improvement to Nonemployee Share-Based Payment Accounting (Topic 718). The ASU supersedes ASC 505-50, Equity-Based Payment to Non-Employment and expends the scope of the Topic 718 to include stock-based payments granted to non-employees. Under the new guidance, the measurement date and performance and vesting conditions for stock-based payments to non-employees are aligned with those of employees, most notably aligning the award measurement date with the grant date of an award. The new guidance is required to be adopted using the modified retrospective transition approach. The Company adopted the new guidance effective January 1, 2019, with an immaterial impact on its financial statements and related disclosures.

The fair value of share options and similar instruments is estimated on the date of grant using a Binomial option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments.  The Company uses historical data to estimate holder’s expected exercise behavior.  If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

•

Expected volatility of the entity’s shares and the method used to estimate it.  Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected annual rate of quarterly dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Earnings per Share

Basic earnings per share are calculated by dividing net income (loss) by the weighted average number of shares of the Company’s common stock outstanding during the period. “Diluted earnings per share” reflects the potential dilution that could occur if our share-based awards and convertible securities were exercised or converted into common stock. The dilutive effect of our share-based awards is computed using the treasury stock method, which assumes all share-based awards are exercised and the hypothetical proceeds from exercise are used to purchase common stock at the average market price during the period. The incremental shares (difference between shares assumed to be issued versus purchased), to the extent they would have been dilutive, are included in the denominator of the diluted EPS calculation. The dilutive effect of our convertible preferred stock and convertible debentures is computed using the if-converted method, which assumes conversion at the beginning of the year.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.

F - 45

Investments

The Company follows Accounting Standards Codification subtopic 321-10, Investments-Equity Securities (“ASC 321-10) which requires the accounting for equity security to be measured at fair value with changes in unrealized gains and losses are included in current period operations. Where an equity security is without a readily determinable fair value, the Company may elect to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes (See Note 4).

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The Company’s free-standing derivatives consisted of conversion options embedded within its issued convertible debt and warrants with anti-dilutive (reset) provisions. The Company evaluated these derivatives to assess their proper classification in the balance sheet using the applicable classification criteria enumerated under GAAP.  The Company determined that certain conversion and exercise options do not contain fixed settlement provisions.  The convertible notes contain a conversion feature and warrants have a reset provision such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

As such, the Company was required to record the conversion feature and the reset provision which does not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus, any available shares are allocated first to contracts with the most recent inception dates.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2020 and December 31, 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash, accounts payables and short term notes because they are short term in nature.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $44,659 and $296,356 for the six months ended June 30, 2020 and 2019, respectively, as advertising costs.

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 ("ASC 280-10") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's only material principal operating segment.

F - 46

The following table represents the Company’s hempSMART, Inc. business, which is its sole operating segment as of June 30, 2020 and 2019:

hempSMART STATEMENT OF OPERATIONS THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2019

	For the three months ended		6 Months Ended	For the three months ended		6 Months Ended
	March 31, 2020	June 30, 2020	June 30, 2020	March 31, 2019	June 30, 2019	June 30, 2019

Revenues	$81,819	$82,958	$164,777	$114,810	$208,580	$323,390

Cost of Goods Sold	34,205	39,187	73,392	39,878	29,139	69,017

Gross Profit	47,614	43,771	91,385	74,932	179,441	254,373

Expense
Stock Based Compensation	0	17,850	17,850	0	0	0
Selling and Marketing	101,897	74,356	176,253	292,365	351,268	643,633
Payroll and Related expenses	18,749	32,113	50,862	0	0	0
Depreciation Expense	1,746	1,582	3,328	1,696	1,696	3,392
General and Admin Expenses	71,599	53,911	125,510	288,023	280,214	568,237
Total Expense	193,991	179,812	373,803	582,084	633,178	1,215,262

Net Loss from Operations	$(146,377)	$(136,041)	$(282,418)	$(507,152)	$(453,737)	$(960,889)

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

F - 47

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of June 30, 2020, and 2019, the Company has not recorded any unrecognized tax benefits.

Recent Accounting Pronouncements

Recently Issued Accounting Pronouncements Not Yet Adopted

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact ASU 2020-06 will have on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires lessees to recognize a lease liability, on a discounted basis, and a right-of-use asset for substantially all leases, as well as additional disclosures regarding leasing arrangements. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842), which provides an optional transition method of applying the new lease standard. Topic 842 can be applied using either a modified retrospective approach at the beginning of the earliest period presented, or as permitted by ASU 2018-11, at the beginning of the period in which it is adopted.

We adopted this standard using a modified retrospective approach on January 1, 2019. The modified retrospective approach includes a number of optional practical expedients relating to the identification and classification of leases that commenced before the adoption date; initial direct costs for leases that commenced before the adoption date; and, the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset.

The Company elected the package of practical expedients permitted under ASC 842 allowing it to account for its existing operating lease that commenced before the adoption date as an operating lease under the new guidance without reassessing (i) whether the contract contains a lease; (ii) the classification of the lease; or, (iii) the accounting for indirect costs as defined in ASC 842.

In considering its qualitative disclosure obligations under ASC 842-20-50-3, the Company examined its one lease for office space that has a fixed monthly rent with no variable lease payments and no options to extend. The lease is for an office space with no right of use assets. The lease does not provide for terms and conditions granting residual value guarantees by the Company, or any restrictions or covenants imposed by the lease for dividends or incurring additional financial obligations by the Company. The Company also elected a short-term lease exception policy and an accounting policy to not separate non-lease components from lease components for our facility lease, as we determined our right of use asset to be $15,334 for the period ended June 30, 2020.

F - 48

Consistent with ASC 842-20-50-4, for the Company's June 30, 2020, quarterly financial statements, the Company calculated its total lease cost based solely on its monthly rent obligation. The Company had no cash flows arising from its lease, no finance lease cost, short term lease cost, or variable lease costs. Our office lease does not produce any sublease income, or any net gain or loss recognized from sale and leaseback transactions. As a result, the Company did not need to segregate amounts between finance and operating leases for cash paid for amounts included in the measurement of lease liabilities, segregated between operating and financing cash flows; supplemental non-cash information on lease liabilities arising from obtaining right-of-use assets; weighted-average calculations for the remaining lease term; or the weighted-average discount rate.

The adoption of this guidance resulted in no significant impact to our results of operations or cash flows.

NOTE 4 – OPERATING LEASE

On July 1, 2019, the Company entered into a lease extension agreement for its single operating lease, whereby the Company extended its office lease located in Escondido, California, for one year. The extension period commenced on June 30, 2020 and will expire on June 30, 2021 at a base monthly lease rate of $1,309 per month through June 30, 2020, and $1,348 to June 30, 2021.

To evaluate the impact on adoption of ASC842 – Leases, on the accounting treatment for leasing of real office property referred to as the “Premises,” the Company utilizes the incremental borrowing rate in determining the present value of lease payments, unless the implicit rate is readily determinable. The Company used an estimated incremental borrowing rate of 10% to estimate the present value of the right of use liability.

The Company has right-of-use assets of $15,334 and operating lease liabilities of $18,819 as of June 30, 2020. Operating lease expense for the six months ended June 30, 2020 was $32,371.

The following table provides the maturities of lease liabilities at June 30, 2020:

Maturity of Lease Liabilities at June 30, 2020
2020	$12,015
2021	8,089
2021 and thereafter	—
—
Total future undiscounted lease payments	20,104
Less: Interest	(1,285)
Present value of lease liabilities	$18,819

Minimum lease payments under the Company’s operating lease under ASC 840 as of for 2020 and 2021 are $12,015 and $8,089, respectively.

F - 49

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment as of June 30, 2020 and December 31, 2019 is summarized as follows:

	June 30, 2020	December 31, 2019
Computer equipment	$17,629	$16,358
Furniture and fixtures	5,140	5,140
Subtotal	22,769	21,498
Less accumulated depreciation	(17,314)	(13,986)
Property and equipment, net	$5,455	$7,512

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Depreciation expense was $3,328 and $3,391 for the six months ended June 30, 2020 and 2019, respectively.

NOTE 6 – INVESTMENTS

MoneyTrac

We entered into a stock purchase agreement on March 13, 2017 with MoneyTrac Technology, Inc., a California stock corporation (“MoneyTrac”) to purchase a 15% equity position in MoneyTrac. On July 27, 2017, we completed tender of the purchase price of $250,000 pursuant to that stock purchase agreement. On June 12th, 2018, Global Payout, Inc. (“Global”) entered into a reverse triangular merger business combination (the “Merger”) with MoneyTrac and MTrac Tech Corporation, a Nevada corporation and wholly-owned subsidiary of Global (“Merger Sub”), whereby MoneyTrac was successfully merged into Merger Sub, the surviving corporation of the Merger. Thereafter, the separate existence of MoneyTrac ceased, and all rights, privileges, powers and property of MoneyTrac were assumed by Merger Sub. Additionally, Merger Sub assumed all of the financial obligations and liabilities of MoneyTrac, except minute books and stock records of MoneyTrac insofar as they relate solely to its organization and capitalization, and the rights of MoneyTrac arising out of the executed Merger. Pursuant to the terms of the Merger, Global issued 1,100,000,000 (one billion, one hundred million) shares of its common stock to MoneyTrac as consideration for the acquisition of MoneyTrac. Pursuant to the terms of the Merger, a conversion of issued MoneyTrac stock was completed whereby each one (1) share of MoneyTrac stock, issued and outstanding immediately prior to the effective date of the Merger, was canceled and extinguished and converted automatically into ten (10) shares of Global common stock. As of the effective date of the Merger, all shares of Global Preferred Stock issued prior to the effective date of the Merger were canceled and extinguished without any conversion thereof. We acquired 150,000,000 Global common shares for our purchase price of $250,000, representing ownership of approximately fifteen percent (15%) of the post-Merger issued and outstanding equity of Global. Global’s name changed in April, 2020 to Global Trac Solutions, Inc. Global’s common stock is traded on the OTC Markets under the symbol “PYSC.” We realized $51,748.17 from the sales of all of our Global securities, and as of June 30, 2020, have no remaining shares. We have a cash balance in the amount of $12,500 held in our brokerage account, a receivable resulting from the proceeds of our sale of our Global shares, that we have not collected.

Benihemp

On July 19, 2017, we agreed to lend $50,000 to Conveniant Hemp Mart, LLC (“Benihemp”) based on a promissory note. The note provided that in lieu of receiving repayment, we could elect to exercise a right to convert the loaned amount into a payment towards the purchase of a 25% interest in Benihemp, subject to our payment of an additional $50,000, equaling a total purchase price of $100,000. The Company exercised this option on November 20, 2017 and made payment to Benihemp on November 21, 2017. On May 1, 2019, the Company and Benihemp agreed to cancel the Company’s 25% interest in Benihemp. Benihemp issued to the Company a credit memo equal to the Company’s $100,000 investment. The Company determined that as of December 31, 2019, approximately $41,000 of this credit was impaired and not usable.

F - 50

Global Hemp Group New Brunswick Joint Venture

On September 5, 2017, we announced our agreement to participate in a joint venture with Global Hemp Group, Inc., a Canadian corporation (“Global Hemp Group”), in a multi-phase industrial hemp project on the Acadian peninsula of New Brunswick, Canada. Our participation included providing one-half, or $10,775, of the funding for the phase one work of the multi-phase industrial hemp project. On January 10, 2018, phase one of the project was completed by successfully cultivating industrial hemp during the 2017 growing season for research purposes. The Company’s project-related costs incurred according to the Company’s interest in the industrial hemp project were $0 and $10,775 for the years ended December 31, 2019 and 2018 respectively and was recorded as other income/expense in the Company’s Statement of Operations in the appropriate periods. As of December 31, 2019, and June 30, 2020, the balance of the New Brunswick industrial hemp joint venture investment reported on the balance sheet for the year ended December 31, 2019 was $0 as a result of the investment being deemed fully impaired and the Company withdrawing from the joint venture as of September 30, 2019.

Global Hemp Group Oregon Joint Venture

On May 8, 2018, the Company, Global Hemp Group, and TTO Enterprises, Ltd., an Oregon corporation (“TTO”) entered into a joint venture agreement. The purpose of the joint venture was to develop an Oregon-licensed industrial hemp project to commercialize the cultivation of industrial hemp biomass on a 109-acre parcel of farmland owned by the Company and Global Hemp Group in Scio, Oregon. The joint venture operated through the Oregon corporation Covered Bridges, Ltd. On May 30, 2018, the joint venture purchased TTO’s 15% interest in the joint venture for $30,000. The Company and Global Hemp Group then had equal interests as co-owners of the joint venture. The joint venture agreement committed the Company to a cash contribution of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and $34,775 by January 31, 2019. The Company performed these payment obligations pursuant to the joint venture agreement.

The 2018 crop of industrial hemp grown on the joint venture’s farmland consisted of 33 acres of high-yield CBD industrial hemp biomass grown in an orchard-style cultivation method on our farmland. The 33-acre 2018 harvest produced approximately 37,000 high CBD content industrial hemp plants, yielding a total of 24 tons of wet harvested industrial hemp biomass that resulted in a saleable harvest of 48,000 pounds of cured industrial hemp biomass. The joint venture partners prepared processing samples ranging in size from 100 to 2,000 lbs. for sample offers to licensed industrial hemp handlers and CBD extraction companies. This industrial hemp biomass was processed into a CBD crude oil concentrate with the option to refine it further into CBD isolate, or full spectrum oil, in order to increase its value on the market.

As of December 31, 2019, the combined balance of this joint venture investment and related farmland investment was $0, as the investment was written off as a loss as a result of its failure to generate any cash flow for the Company for the period ended December 31, 2019. The debt obligation of $262,414 related to this joint venture was also written off to $0 as of the year ended December 31, 2019. The debt obligation related to the joint venture for the six months ended June 30, 2020 was $478,494.

BV-MCOA Joint Venture

On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation (“Bougainville”). The purpose of this joint venture between the Company and Bougainville was for the Company and Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville's high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a Washington State legal cannabis industry production license holder to grow cannabis on the joint venture site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State limited liability company, which was organized in the State of Washington on May 16, 2017 under the name BV-MCOA Management, LLC (“BV-MCOA”).

F - 51

As our contribution to the BV-MCOA joint venture, the Company committed to raise not less than $1,000,000 to fund joint venture operations, based upon a funding schedule. The Company also committed to providing branding and systems for the representation of state-licensed cannabis products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the state-licensed cannabis industry.

The Company and Bougainville's joint venture agreement dictated that funding provided by the Company to the BV-MCOA joint venture would contribute towards the joint venture’s ultimate purchase of a state-licensed cannabis cultivation site, consisting of a one-acre parcel located in Okanogan County, Washington.

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the BV-MCOA joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment from $1,000,000 to $800,000, with a related compensatory element whereby the Company agreed to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended joint venture agreement provided that Bougainville would deed the real property comprising the BV-MCOA joint venture’s state-licensed cannabis cultivation site within thirty days of Bougainville’s receipt of payment.

Subsequently, the Company determined that Bougainville had no ownership interest in the real property comprising the BV-MCOA joint venture’s state-licensed cannabis cultivation site in Washington State, but rather was a party to a purchase agreement for real property that was in breach of contract for non-payment. Additionally, the Company also determined that Bougainville did not possess an agreement with a Washington State legal cannabis industry production license holder to grow cannabis on the BV-MCOA joint venture’s cannabis cultivation site, contrary to what Bougainville had previously represented to the Company. Further, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the cannabis cultivation site and did not then deed the real property comprising the site to the BV-MCOA joint venture. As of the date of this filing, the real property comprising the site has still not been deeded to the BV-MCOA joint venture.

To clarify the respective contributions and roles of the parties, the Company offered to enter into good faith negotiations to further revise and restate the amended BV-MCOA joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville to accomplish a revised and restated joint venture agreement, and made diligent efforts towards satisfying the conditions to complete the subdivision of the site required by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division of the site and the deeding of the site’s real property to the BV-MCOA joint venture.

On August 10, 2018, the Company advised its independent auditor that Bougainville failed to respond to the Company regarding the Company’s requests to Bougainville for information concerning the audit of Bougainville’s receipt and expenditure of the $800,000 contributed by the Company to the BV-MCOA joint venture agreement, which was Bougainville’s material obligation pursuant to the amended BV-MCOA joint venture agreement. The Company believes that some of the joint venture funds it paid into the BV-MCOA joint venture were misappropriated by Bougainville’s management and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in both the original and amended BV-MCOA joint venture agreements, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Washington State legal cannabis production license holder to grow cannabis on the BV-MCOA joint venture’s cannabis cultivation site; and, (iii) that clear title to the real property associated with the BV-MCOA joint venture’s cannabis cultivation site and the Washington State legal cannabis production license holder claimed by Bougainville would be deeded to the BV- MCOA joint venture no later than thirty days after the Company made its final funding contribution pursuant to the amended BV-MCOA joint venture agreement.

F - 52

As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal and Richard Cindric, et al. in the Okanogan County, Washington Superior Court, case number 18-2- 0045324. The Company’s complaint against the defendants seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, civil theft and conversion, rescission of the BV-MCOA joint venture agreement, a full accounting of the funds invested into BV-MCOA, quiet title to real property comprising the joint venture cannabis cultivation site in the name of the Company, for the appointment of a receiver to BV-MCOA, the return to treasury of the 15 million shares of the Company’s preferred common stock issued to Bougainville, and for treble damages pursuant to the Consumer Protection Act in Washington State. The Company filed a lis pendens on the real property in question and the case is currently in litigation.

In connection with the BV-MCOA joint venture agreement, the Company recorded a cash investment of $1,188,500 to the BV-MCOA joint venture during 2017. This was comprised of 49.5% ownership of BV-MCOA Management LLC and was accounted for using the equity method of accounting. The Company recorded an annual impairment in 2017 of $792,500, reflecting the Company’s percentage of ownership of the net book value of the investment. During 2018, the Company recorded equity losses of $37,673 and $11,043 for the first and second quarters respectively, and recorded an annual impairment of $285,986 for the year ended December 31, 2018, at which time the Company determined the investment to be fully impaired due to Bougainville’s breach of contract and resulting litigation, as discussed above.

GateC Joint Venture

On March 17, 2017, the Company and GateC Research, Inc. (“GateC”) entered into a joint venture agreement whereby the Company committed to raise venture capital operating funds of up to $1,500,000 over a six-month period, with a minimum commitment of five hundred thousand dollars ($500,000) within a three (3) month period. The Company’s non-cash contribution to the GateC joint venture was to provide information establishing brands and systems for the representation of cannabis-related products and derivatives comprised of management, marketing and various proprietary methodologies, including but not limited to its affiliate marketing program, directly tailored to the cannabis industry. GateC agreed to contribute its management and control services and systems related to cannabis grow operations in Adelanto County, California, and its permit to grow marijuana in an approved zone in Adelanto, California. GateC did not own a physical site for its operation in Adelanto County, California, and GateC’s permit to grow cannabis did not contain a conditional use permit.

On or about November 28, 2017, GateC and the Company orally agreed to suspend the Company’s funding commitment, pending the finalization of California State regulations governing the growth, cultivation and distribution of cannabis, which were expected to be completed in 2018. On March 19, 2018, the Company and GateC entered into a recession and mutual release agreement, by which they rescinded the GateC joint venture agreement and concurrently each gave the other party a universal general release from all claims arising out of the agreement. We incurred no termination penalties as the result of its entry into the recession and mutual release agreement.

In 2017, the Company recorded a debt obligation of $1,500,000 to the GateC joint venture and a corresponding impairment charge of $1,500,000 during for the year ended December 31, 2017. Upon termination of the GateC joint venture agreement on March 19, 2018, the Company realized a gain on settlement of debt obligation of $1,500,000 for the year ended December 31, 2018.

Natural Plant Extract of California

On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc. (“NPE”) to operate a licensed psychoactive cannabis distribution service in California to be named Viva Buds. California legalized psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, we terminated the NPE joint venture and entered into a Settlement and Release of All Claims Agreement with NPE. In exchange for that universal release, the Company and NPE (i) agreed to reduce the Company’s interest in NPE from 20% to 5%; (ii) agreed the Company would pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the universal release, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (iii) agreed to retire the balance of our original valuation obligation from the material definitive agreement, representing a shortfall of $56,085.15, in a convertible promissory note, with terms allowing NPE to convert the note into common stock of MCOA at a 50% discount to the closing price of MCOA’s common stock as of the maturity date.

F - 53

Of the total amount due and payable by us with regards to the NPE joint venture agreement as of the date of this filing, we owe $75,000, and we are in breach of the Settlement and Release of All Claims Agreement with NPE. On February 3, 2020, we executed a convertible promissory note in the amount of $56,085.15 to NPE. Additionally, as a result of our settlement agreement with NPE, we became liable to pay NPE our 5% portion equal to $25,902 of the regulatory charges to the City of Lynwood and the State of California to transfer the cannabis licenses back to NPE. To date, we have not paid this amount and it is due and owing.

MARIJUANA COMPANY OF AMERICA, INC.

INVESTMENT ROLL-FORWARD

AS OF JUNE 30, 2020

	INVESTMENTS								SHORT-TERM INVESTMENTS
									TOTAL
	TOTAL	Global			Bougainville	Gate C	Natural		Short-
	INVESTMENTS	Hemp Group	Benihemp	MoneyTrac	Ventues, Inc.	Research Inc.	Plant Extract	Vivabuds	Term Investments	MoneyTrac
Beginning balance @12-31-16	$0	$0	$0	$0	$0	$0			$0	$0
Investments made during 2017	3,049,275	10,775	100,000	250,000	1,188,500	1,500,000			0	0

Quarter 03-31-17 equity method Loss	0								0

Quarter 06-30-17 equity method Loss	0								0

Quarter 09-30-17 equity method Loss	(375,000)				(375,000)				0

Quarter 12-31-17 equity method accounting	313,702				313,702				0

Impairment of Investment in 2017	(2,292,500)	0			(792,500)	(1,500,000)			0	0
Balances as of 12/31/17	695,477	10,775	100,000	250,000	334,702	0	0	0	0	0

Investments made during 2018	986,654	986,654							0

Quarter 03-31-18 equity method Loss	(37,673)				(37,673)				0

Quarter 06-30-18 equity method Loss	(11,043)				(11,043)				0

Quarter 09-30-18 equity method Loss	(10,422)		(10,422)						0

Quarter 12-31-18 equity method Loss	(31,721)	(31,721)	0						0

Moneytrac investment reclassified to Short-Term investments	(250,000)			(250,000)					250,000	250,000

Unrealized gains on trading securities - 2018	0								560,000	560,000

Impairment of investment in 2018	(933,195)	(557,631)	(89,578)		(285,986)				0
Balance @12-31-18	$408,077	$408,077	$0	$0	$0	$0	$0	$0	$810,000	$810,000

Investments made during quarter ended 03-31-19	129,040	129,040

Quarter 03-31-19 equity method Loss	(59,541)	(59,541)

Unrealized gains on trading securities - quarter ended 03-31-19									(135,000)	$(135,000)
Balance @03-31-19	$477,576	$477,576	$0	$0	$0	$0	$0	$0	$675,000	$675,000

Investments made during quarter ended 06-30-19	$3,157,234	$83,646					$3,000,000	$73,588

Quarter 06-30-19 equity method Income (Loss)	$(171,284)	$141,870)					$(6,291)	$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$0								(150,000)	$(150,000)
Balance @06-30-19	$3,463,526	$419,352	$0	$0	$0	$0	$2,993,709	$50,465	$525,000	$525,000

Investments made during quarter ended 09-30-19	$186,263							$186,263

Quarter 09-30-19 equity method Income (Loss)	$122,863	$262,789					$(94,987)	$(44,939)

Sale of trading securities during quarter ended 09-30-19									$(41,667)	$(41,667)

Unrealized gains on trading securities - quarter ended 09-30-19	$0								(362,625)	$(362,625)
Balance @09-30-19	$3,772,652	$682,141	$0	$0	$0	$0	$2,898,722	$191,789	$120,708	$120,708

Investments made during quarter ended 12-31-19	$392,226	$262,414						$129,812

Quarter 12-31-19 equity method Income (Loss)	$(178,164)	$(75,220)					$(23,865)	$(79,079)
Reversal of Equity method Loss for 2019	$272,285						$125,143	$147,142
Impairment of investment in 2019	$(3,175,420)	$(869,335)					$(2,306,085)	$0
Loss on disposition of investment	$(389,664)							$(389,664)
Sale of trading securities during quarter ended 12-31-19	$0								$(17,760)	$(17,760)

Unrealized gains on trading securities - quarter ended 12-31-19	$0								(75,545)	$(75,545)
Balance @12-31-19	$693,915	$0)	$0	$0	$0	$0	$693,915	$0	$27,403	$27,403

Equity Loss for Quarter ended 03-31-20	126,845	126,845

Recognize Joint venture liabilities per JV agreement @03-31-20	394,848	394,848

Impairment of Equity Loss for Quarter ended 03-31-20	(521,692)	(521,692)

Unrealized gains on trading securities - quarter ended 03-31-19									(13,945)	$(13,945)
Balance @03-31-20	$693,915	$0	$0	$0	$0	$0	$693,915	$0	$13,458	$13,458

Equity Loss for Quarter ended 06-30-20	(7,048)	(7,048)

Impairment of Equity Loss for Quarter ended 06-30-20	7,048	7,048

Sales of of trading securities - quarter ended 06-30-20									(13,458)	$(13,458)
Balance @06-30-20	$693,915	$0	$0	$0	$0	$0	$693,915	$0	$0	$0

F - 54

Loan Payable
		Global					Natural			General
	TOTAL	Hemp			Bougainville	Gate C	Plant	Robert L		Operating
	JV Debt	Group	Benihemp	MoneyTrac	Ventues, Inc.	Research Inc.	Extract	Hymers III	Vivabuds	Expense
Beginning balance @12-31-16	$0	$0	$0	$0	$0	$0				$0

Quarter 03-31-17 loan borrowings	1,500,000					1,500,000

Quarter 06-30-17 loan activity

Quarter 09-30-17 loan borrowings	725,000				725,000

Quarter 12-31-17 loan repayments	(330,445)				(330,445)

General operational expense	172,856									172,856
Balances as of 12/31/17 (a)	2,067,411	0	0	0	394,555	1,500,000	0	0	0	172,856

Quarter 03-31-18 loan borrowings (payments)	376,472	447,430								(70,958)

Quarter 06-30-18 cancellation of JV debt obligation	(1,500,000)					(1,500,000)

Quarter 06-30-18 loan repayments	(101,898)									(101,898)

Quarter 09-30-18 loan activity	0

Quarter 12-31-18 loan borrowings	580,425	580,425

Balance @12-31-18 (b)	1,422,410	1,027,855	0	0	394,555	0	0	0	0	0

Quarter 03-31-19 loan borrowings	649,575	649,575
Quarter 03-31-19 debt conversion to equity	(407,192)	(407,192)

Balance @03-31-19 ©	1,664,793	1,270,238	0	0	394,555	0	0	0	0	0

Quarter 03-31-19 loan borrowings	3,836,220	$161,220					$2,000,000		$0	$1,675,000

Quarter 03-31-19 debt conversion to equity	(1,572,971)	$161,220)					$349,650)			$1,062,101)

Balance @06-30-19 (d)	3,928,042	1,270,238	0	0	394,555	0	1,650,350	0	0	612,899

Quarter 09-30-19 loan borrowings	582,000									$582,000

Quarter 09-30-19 debt conversion to equity	(187,615)									$(187,615)

Balance @09-30-19 (e)	4,322,427	1,270,238	0	0	394,555	0	1,650,350	0	0	1,007,284

Quarter 12-31-19 loan borrowings	2,989,378	$262,414					$596,784	$4,221		$2,125,959

Impairment of investment in 2019	(4,083,349)	$(1,532,652)			$(394,555)		$(2,156,142)

Loss on settlement of debt in 2019	50,093						$50,093

Adjustment to reclassify amount to accrued liabilities	(85,000)						$(85,000)

Balance @12-31-19 (f)	$3,193,548	$(0)	$0	$0	$0	$0	$56,085	$4,221	$0	$3,133,243
Quarter 03-31-20 loan borrowings	$441,638									$441,638

Quarter 03-31-20 debt conversion to equity	$(619,000)									$(619,000)

Recognize Joint venture liabilities per JV agreement @03-31-20	$394,848	$394,848

Quarter 03-31-20 Debt Discount adjustments	$24,138							$24,138

Balance @03-31-20 (g)	$3,435,172	$394,848	$0	$0	$0	$0	$56,085	$28,359	$0	$2,955,881

Quarter 06-30-20 loan borrowings, net	$65,091							$65,091
Quarter 06-30-20 debt conversion to equity	$(727,118)									$(727,118)
Quarter 06-30-20 reclass of liability	$83,647	$83,647

Quarter 06-30-20 Debt Discount adjustments	$405,746							$(27,715)		$433,461

Balance @06-30-20 (h)	$3,262,538		$0	$0	$0	$0	$56,085	$65,735	$0	$2,662,224
F - 55

	06-30-20	03-31-20	12-31-19	09-30-19	06-30-19	03-31-19	12-31-18	12-31-17
This includes balances for:	Note (H)	Note (g)	Note (f)	Note (e)	Note (d)	Note (c)	Note (b)	Note (a)
- Debt obligation of JV	478,494	394,848	0	1,633,872	1,778,872	128,522	289,742	1,500,000
- Convertible NP, net of discount	2,784,044	3,040,324	3,193,548	2,688,555	2,149,170	1,536,271	1,132,668	394,555
- Longterm debt	0	0	0	0	0	0	0	172,856
Total Debt balance	3,262,538	3,435,172	3,193,548	4,322,427	3,928,042	1,664,793	1,422,410	2,067,411

NOTE 7 – NOTES PAYABLE, RELATED PARTY

As of June 30, 2020, and December 31, 2019, the Company’s officers and directors have provided advances and incurred expenses on behalf of the Company. The issued notes are unsecured, due on demand and bear 5% interest. The balance due to Notes Payable Related Party as of June 30, 2020 and December 31, 2019 was $40,000 and $40,000 respectively. These notes are payable to the estate of Charles Larsen, who passed away on May 15, 2020.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

During the six months ended June 30, 2020, the Company issued an aggregate of 291,931,964 shares of its common stock in settlement of the issued convertible notes payable and accrued interest.

For the six months ended June 30, 2020 and June 30, 2019, the Company recorded amortization of debt discounts of $1,028,931 and $1,308,550, respectively, as a charge to interest expense.

Convertible notes payable are comprised of the following:

	June 30,	December 31,
	2020	2019
Lender	(Unaudited)	(Audited)
Convertible note payable - Power Up Lending Group	$209,000	$294,000
Convertible note payable - Crown Bridge Partners	$114,900	$110,000
Convertible note payable - Odyssey Funding LLC	$0	$250,000
Convertible note payable - Paladin Advisors LLC	$25,000	$75,000
Convertible note payable - GS Capital Partners LLC	$173,000	$173,000
Convertible note payable - Natural Plant Extract	$56,085	$56,085
Convertible note payable - Robert L. Hymers III	$161,644	$96,553
Convertible note payable - LG Capital	$50,000	$—
Convertible note payable - BHP Capital	$37,625	$—
Convertible note payable - Jefferson Capital	$37,625	$—
Convertible note payable - GW Holdings	$57,750	$—
Convertible note payable - St. George	$2,304,372	$2,947,890
Total	$3,227,001	$4,002,528
Less debt discounts	$(442,957)	$(808,980)
Net	$2,784,044	$3,193,548
Less current portion	$(2,784,044)	$(3,193,548)
Long term portion	$—	$—

F - 56

Convertible notes payable-Power Up Lending

From July 1 through September 12, 2019, the Company issued four convertible promissory notes in the aggregate principal amount of $294,000 to Power Up Lending Group Ltd. (“Power Up”). The promissory notes bear interest at 10% per annum, are due one year from the respective issuance date and include an original issuance discount in the aggregate of $12,000. Interest on the notes accrues from the issuance date, but interest will not become payable until the notes become payable. The notes are convertible at any time at a conversion rate equal to 61% of the market price of the Company’s common stock, defined as the lowest trading price during the 15-trading-day period prior to the conversion date. Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $169,202 is being amortized to interest expense over the respective terms of the notes.

The Company has the right to prepay the notes for an amount ranging from 125% - 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the prepayment period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of June 30, 2020, and December 31, 2019, the Company owed an aggregate of $209,000 and, $294,000 of principal, respectively on these convertible promissory notes. As of June 30, 2020, the Company owed $7,929 of accrued interest.

Convertible notes payable-Crown Bridge Partners

From October 1 through December 31, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $225,000 to Crown Bridge Partners LLC (“Crown Bridge”). The promissory notes bear interest at 10% per annum, are due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $22,500. Interest accrues from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 60% of the market price of the Company’s common stock, defined as the lowest trading price during the 15-trading-day period prior to the conversion date. Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $88,674 is being amortized to interest expense over the respective terms of the notes. The Company also issued a total of 519,230 warrants with an initial exercise price of $0.26, with reset provisions based on issuances of common stock subsequent to the issuance date. Due to the reset provision, the conversion option of these warrants is also accounted for as a derivative liability. See Note 10.

F - 57

The Company has the right to prepay the notes for an amount ranging from 125% - 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the prepayment period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of June 30, 2020, and December 31, 2019, the Company owed an aggregate of $114,900, and $110,000 of principal respectively. As of June 30, 2020, the Company owed of accrued interest of $1,250, on these convertible promissory notes.

Convertible notes payable-Odyssey Funding LLC

On October 30, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $250,000 to Odyssey Funding LLC (“Odyssey”). The promissory notes bear interest at 12% per annum, are due one year from the respective issuance date and include an original issuance discount in an aggregate of $12,500. Interest accrues from the issuance date, but interest does not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 55% the average of the two lowest trading prices of the Company’s common stock as quoted on the National Quotations Bureau OTC market or exchange where the Company's shares are traded or any exchange upon which the Common Stock may be traded in the future, for the twenty prior trading days to the conversion date.

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $207,650 is being amortized to interest expense over the respective terms of the notes. As of June 30, 2020, and December 31, 2019, the Company owed principal of $0 and $250,000. As of June 30, 2020, the Company owed $0 in accrued interest.

Convertible notes payable - Paladin Advisors LLC

On October 23, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $75,000 to Paladin Advisors, LLC (“Paladin”). The promissory notes bear interest at 8% per annum and are due six months from the respective issuance date of each note along with accrued and unpaid interest. Principal and interest is payable on the date six months from the date of issuance of the note. Pursuant to the notes, Paladin has the option to convert all or any portion of the unpaid principal amount of the notes, plus accrued interest, into shares of the Company’s common stock at a conversion price equal to a 45% discount to the lowest closing bid of the previous 10 day trading period prior to the conversion.

F - 58

The aggregate debt discount of $46,721 is being amortized to interest expense over the respective terms of the notes. As of June 30, 2020, and December 31, 2019, the Company owed an aggregate of $25,000 and $75,000 of principal. As of June 30, 2020, the Company owed $1,000 in accrued interest.

Convertible notes payable-GS Capital Partners LLC

On December 19, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $173,000 to GS Capital Partners LLC (“GS Capital”). The promissory notes bear interest at 10% per annum, are due one year from the respective issuance date, and include an original issuance discount in an aggregate of $15,000. Pursuant to the notes, GS Capital is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the notes into shares of the Company's common stock at a per-share conversion price equal to 62% of the lowest trading price of the Company's common stock as reported on the National Quotations Bureau OTC Marketplace exchange on which the Company’s shares are quoted, or any exchange upon which the Company's common stock may be traded in the future, for the twenty trading days prior to the conversion.

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $166,193 is being amortized to interest expense over the respective terms of the notes. As of June 30, 2020, and December 31, 2019, the Company owed principal of $173,000 and $173,000 respectively. As of June 30, 2020, the Company owed $9,219 in accrued interest.

Convertible notes payable-St George Investments

On November 1, 2017, the Company issued a secured convertible promissory note in the amount of $601,420 to St. George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on September 10, 2018 and includes an original issue discount of $59,220. The promissory note was funded on November 11, 2017 for $542,200, net of the original issue discount and transaction costs. As of September 30, 2019, the Company owed $417,890 of principal and $38,378 of accrued interest on this convertible promissory note. As of September 30, 2019, this note was in default, but the lender has not enforced the default interest rate. On December 20, 2017, the Company issued a secured convertible promissory note in aggregate of $1,655,000 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on October 27, 2018 and includes an original issue discount of $155,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. The promissory note was funded in nine tranches of $300,000; $200,000; $200,000; $400,000; $75,000; $150,000; $85,000; $120,000 and $70,000, resulting in aggregate net proceeds of $1,500,000. The Company received aggregate net proceeds of $1,200,000 and $300,000 during the years ended December 31, 2018 and 2017, respectively. As an investment incentive, the Company issued 1,100,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions. As of June 30, 2020, the warrants had an exercise price of $0.0085 for 5,274,146 total warrants.

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate pursuant to the promissory notes will be 60% of the 3 lowest closing trade prices from the 20 trading days immediately preceding the date of conversion. In addition, the promissory notes include certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 20% prepayment premium and is secured by a trust deed of certain assets of the Company.

On November 5, 2018, $250,000 of principal and accrued interest was assigned to John Fife as an individual with all the terms and conditions of the original note issued to St George. On March 21, 2019, $150,959 of principal and $4,963 of accrued interest along with $160,454 of derivative liabilities valued as of the respective conversion date were converted into 394,460 shares of common stock.

During the nine months ended September 30, 2019, $550,000 of principal, $122,694 of accrued interest and $441,394 of derivative liabilities valued as of the respective conversion dates were converted into 1,710,897 shares of common stock, resulting in a gain on debt settlement of $21,586. As of September 30, 2019, the Company owed $0 of principal and $0 of accrued interest on this convertible promissory note. Although this note was in default until it was repaid, the lender did not enforce the default interest rate.

F - 59

On August 28, 2018, the Company issued a secured convertible promissory note in the amount of $1,128,518 (including overfunding of $23,518) to St. George Investments LLC (“St. George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on June 30, 2019, and includes an original issue discount of $100,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the year ended December 31, 2018, the Company received aggregate net proceeds of $825,000. During the nine months ended September 30, 2019, an additional $218,518 was funded under this note resulting in net proceeds of $198,518.

As an investment incentive to St. George, the Company issued to St. George 750,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions. The aggregate fair value of the issued warrants was $1,588,493. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of each tranche of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. As of the aggregate debt discount of $1,114,698 is being amortized to interest expense over the respective term of each tranche. As of June 30, 2020, the warrants had an exercise price of $0.0085 for 3,750,000 total warrants.

The promissory notes are convertible, at any time at St. George’s option, at $2.40 per share. However, in the event the Company’s market capitalization falls below $30,000,000, the conversion rate will be 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory notes include certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company.

During the nine months ended September 30, 2019, $1,000,859 of principal and $840,299 of derivative liabilities valued as of the respective conversion dates were converted into 4,475,543 shares of common stock, resulting in a loss on debt settlement of $612,034. As of September 30, 2019, the Company owed $828,518 of principal and $28,138 of accrued interest on this convertible promissory note. As of September 30, 2019, this note was in default, but the lender has not enforced the default interest rate.

On January 29, 2019, the Company issued a secured convertible promissory note in the amount of of $2,205,000 to St. George Investments LLC (“St. George”). The promissory note bears interest at 10% compounded daily, is due upon maturity on December 5, 2019, and includes an original issue discount of $200,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the nine months ended September 30, 2019, the promissory note was funded in eight tranches totaling $1,406,482, resulting in aggregate net proceeds of $1,276,482. As an investment incentive to St. George, the Company issued to St. George 1,500,000 5-year warrants, exercisable at $2.40 per share, with certain reset provisions. As of June 30, 2020, the warrants had an exercise price of $0.0085 for 7,500,000 total warrants. The aggregate fair value of the issued warrants was $999,838. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of each tranche of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense.

F - 60

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate will be 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company.

On March 25, 2019, the Company issued a secured convertible promissory note in the amount of $580,000 to St. George Investments LLC (“St. George”). The promissory note bears interest at 10% compounded daily, is due upon maturity on January 24, 2020 and includes an original issue discount of $75,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the nine months ended September 30, 2019, the promissory note was funded in the amount of $580,000 resulting in net proceeds of $500,000. As an investment incentive, the Company issued 375,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions. As of June 30, 2020, the warrants had an exercise price of $0.0085 for 1,875,000 total warrants. The aggregate fair value of the issued warrants was $258,701. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $483,966 is being amortized to interest expense over the term of the note.

The promissory notes are convertible, at any time at St. George’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate will be 60% of the 3 lowest closing trade prices from the 20 trading days immediately preceding the date of conversion, subject to additional adjustments. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company. As of June 30, 2020, and December 31, 2019, the Company owed principal of $2,304,372 and $2,947,890 of principal. As of June 30, 2020, the Company owed $304,597 of accrued interest.

Convertible notes payable - Robert L. Hymers III

On December 23, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $96,552.70 to Robert L. Hymers III (“Hymers”) in satisfaction of funds owed to Mr. Hymers from his consulting contract with the Company for past services rendered and completed. The promissory notes bear interest at 10% per anum,and are due six months from the respective issuance date of the note along with accrued and unpaid interest. Principal and interest are payable to Hymers six months after the date of issuance. Hymers has the option to convert all or any portion of the unpaid principal amount of the note, plus accrued interest, into shares of the Company’s common stock. The conversion price will be equal to a 50% discount to the lowest closing bid of the previous 15 day trading period. The aggregate debt discount of $92,332 is being amortized to interest expense over the respective terms of the notes. As of June 30, 2020, and December 31, 2019, the Company owed an aggregate of $161,644 and $96,553 of principal respectively. As of June 30, 2020, the Company owed $5,040 in accrued interest.

Convertible notes payable – Natural Plant Extract

On April 15, 2019, we entered into a joint venture agreement with Natural Plant Extract of California, Inc. (“NPE”) to operate a licensed psychoactive cannabis distribution service in California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, we terminated the joint venture.

The Original Material Definitive Agreement

Pursuant to the original material definitive agreement with NPE, we agreed to acquire twenty percent (equal to 200,000 shares) of NPE’s authorized shares in exchange for our payment of $2,000,000 and $1,000,000 worth of our restricted common stock. We agreed to form a joint venture with NPE incorporated in California under the name “Viva Buds, Inc.” (“Viva Buds”) for the purpose of operating a California licensed cannabis distribution business pursuant to California law legalizing THC psychoactive cannabis for recreational and medicinal use.

F - 61

Our payment obligations were governed by a stock purchase agreement which required us to make the following payments:

a. Deposit of $350,000 within 5 days of the execution of the material definitive agreement;

b. Deposit of $250,000 payable within 30 days;

c. Deposit of $400,000 within 60 days;

d. Deposit of $500,000 within 75 days;

e. Deposit of $500,000 within 90 days

We made our initial payment pursuant to this schedule, but otherwise failed to comply with the payment schedule and we were in breach of contract.

Settlement and Release of All Claims Agreement

On February 3, 2020, the Company and NPE entered into a Settlement and Release of All Claims Agreement. In exchange for a universal release of all claims, the Company and NPE (i) agreed to reduce the Company’s interest in NPE from 20% to 5%; (ii) agreed that the Company would to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement and Release of All Claims Agreement, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (iii) agreed to retire the balance of the Company’s original valuation obligation from the material definitive agreement, representing a shortfall of $56,085.15, in a convertible promissory note, with terms allowing NPE to convert the note into the Company’s common stock at a 50% discount to the closing price of our common stock as of the maturity date.

Of the total amount due and payable by us as of the date of this filing, we owe $50,000, and we are in breach of the Settlement and Release of All Claims Agreement. On February 3, 2020, we executed a convertible promissory note in the amount of $56,085.15 to NPE. Additionally, as a result of our settlement agreement with NPE, we became liable to pay NPE our 5% portion equal to $25,902 of the regulatory charges to the City of Lynwood and the State of California to transfer the cannabis licenses back to NPE. To date, we have not paid this amount and it is due and owing.

Convertible Note payable – GW Holdings Group

On January 6, 2020, the Company entered into a convertible promissory note in the amount of $57,750.00 with GW Holdings Group, LLC, a New York limited liability company (“GW”). GW has the option, beginning on the 6 month anniversary of the date of execution, to convert all or any amount of the principal face amount of the note then outstanding into shares of the Company's common stock equal to 40% discount of the lowest trading price for the fifteen prior trading days. The note bears interest at a rate of 10% per annum and include a $5,250.00 original issue discount such that the price of the note was $57,750.00 As of June 30, 2020, and December 31, 2019, the Company owed principal of $57,750 and $0 respectively. As of June 30, 2020, the Company owed $2,888 in accrued interest.

Convertible Note payable – Jefferson Capital

On January 20, 2020, the Company issued a convertible promissory note to Jefferson Capital, LLC, a New Jersey limited liability company (“Jefferson”) with a maturity date of January 20, 2021. Jefferson has the right to convert any or all of the debt into common stock of the Company, calculated on 60% multiplied by the lowest trading price of the Company’s common stock during the 20 trading day period prior to the issue date of the note, or (ii) 60% multiplied by the market price, meaning the lowest trade price for the Common Stock during the 20 trading day period ending on the latest complete trading tay prior to the conversion. As of June 30, 2020, and December 31, 2019, the Company owed principal of $37,625 and $0 respectively. As of June 30, 2020, the Company owed $1,568 in accrued interest.

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Convertible Note payable – BHP Capital

On January 21, 2021, the Company issued a convertible promissory note in the principal sum of $37,625.00, plus accrued but unpaid interest thereon, to BHP Capital NY, Inc. (“BHP”) The Company agreed to pay simple interest on the outstanding principal amount of the note at the annual rate of ten percent (10%). All amounts owed pursuant to the note are convertible, in whole or in part, into shares of the Company’s common stock at BHP’s option at the lower of (i) the lowest price at which the Company has issued stock; or (ii) the market price, defined as 60% of the lowest trading price for the Company’s common stock during the 20 trading day period ending on the last trading day prior to the conversion date. As of June 30, 2020, and December 31, 2019, the Company owed principal of $37,625 and $0 respectively. As of June 30, 2020, the Company owed $1,568 in accrued interest.

Convertible Notes payable – LG Capital

On March 2, 2020, the Company entered into a convertible promissory note in the amount of $50,000 with LG Capital Funding, LLC (“LG Capital”), with a maturity date of March 2, 2021. The Company agreed to pay interest of 8% per annum. LG Capital is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of this note then outstanding into shares of the Company's common stock at a price for each share of equal to 55% of the lowest trading price of the Company’s common stock as quoted on the National Quotations Bureau OTC Markets for the twenty trading days prior to conversion. As of June 30, 2020, and December 31, 2019, the Company owed principal of $50,000 and $0, respectively. As of June 30, 2020, the Company owed $1,333 in accrued interest.

Summary:

The Company has identified the embedded derivatives related to the above described notes and warrants. These embedded derivatives included certain conversion and reset features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the note and to fair value as of each subsequent reporting date.

At June 30, 2020, the Company determined the aggregate fair value of embedded derivatives to be $3,219,398. The fair values were determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 128.2% to 169.0%, (3) weighted average risk-free interest rate of 0.16% to 0.18%, (4) expected life of 0.05 to 2.7 years, (5) conversion prices of $0.00185 to $0.00333 and (6) the Company's common stock price of $0.0044 per share as of June 30, 2020.

For the six month period ended June 30, 2020, the Company recorded a gain on the change in fair value of derivative liabilities of $1,142,272 and a loss of $395,607 related to the excess of the fair value of derivatives at issuance above convertible note principle as a charge to interest expense. During the six months ended June 30, 2020, derivative liabilities of $2,231,014 were reclassified to additional paid in capital as a result of conversions of the underlying notes payable into common stock. For the six-month period ended June 30, 2019, the Company recorded a loss on change in fair value of derivative liabilities of $480,150, and recorded amortization of debt discounts of $1,308,550 as a charge to interest expense.

Paycheck Protection Program (PPP) Loan

During the quarter ended June 30, 2020, the Company's wholly owned subsidiary, H Smart Inc., received a $35,500 loan as part of the the Paycheck Protection Program (PPP) offered by the Small Business Administration (SBA).

The Company has elected to account for the PPP loan pursuant to FASB Accounting Standards Codification (ASC) 470, Debt, or as a government grant by analogy to International Accounting Standard (IAS) 20, Accounting for Government Grants and Disclosure of Government Assistance.

Following the guidance in ASC 470, the Company has recognized the entire loan amount as a liability on the balance sheet, with interest accrued and expensed over the term of the loan. The Company will not impute additional interest at a market rate because transactions where interest rates are prescribed by governmental agencies are excluded from the scope of ASC 835-30.

For purposes of derecognizing the liability, ASC 470 refers to the extinguishment guidance in ASC 405, Liabilities.

Based on that guidance, the loan would remain recorded as a liability until either of the following criteria are met:

•	The Company has been legally released from being the primary obligor under the liability.
•	The Company pays the lender and is relieved of its obligation for the liability.

Because the Company won't be legally released from being the primary obligor of the PPP loan until forgiveness is actually granted, income from the extinguishment of the loan would only be recognized once the Company's application for forgiveness is approved. If the forgiveness application is approved, any resulting amount forgiven would be recognized and separately disclosed in the income statement as a gain on extinguishment.

Subscriptions Payable

On December 6, 2019, Donald Steinberg resigned as the president, CEO, director and principal executive officer of the Company. As of the date of his resignation, he was owed $330,797.73 in unpaid accrued compensation pursuant to the terms of his executive employment agreement. In exchange for a full release of compensation owed to Steinberg, the Company agreed to issue 6,615,954 common shares. These shares have not been issued as of the quarter ended June 30, 2020. As a result, the company owes a balance of $327,383 after applying payments issued subsequent to his resignation. The Company intends to issue these shares before year end in satisfaction of this debt.

NOTE 9 – STOCKHOLDERS’ DEFICIT

Preferred stock

The Company is authorized to issue 50,000,000 shares of $0.001 par value preferred stock as of June 30, 2020 and December 31, 2019. As of June 30, 2020, and December 31, 2019, the Company has designated and issued 10,000,000 shares of Class A Preferred Stock, and 5,000,000 of Class B Preferred Stock.

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Each share of Class A Preferred Stock is entitled to 100 votes on all matters submitted to a vote to the stockholders of the Company, does not have conversion, dividend or distribution upon liquidation rights.

Each share of Class "B" Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote to the stockholders of the Company, does not have conversion, dividend or distribution upon liquidation rights.

Common stock

The Company is authorized to issue 15,000,000,000 shares of $0.001 par value common stock as of June 30, 2020. As of December 31, 2019, the Company was authorized to issue 5,000,000,000 shares of $0.001 par value common stock. As of June 30, 2020, and December 31, 2019, the Company had 469,288,934 and 77,958,081, respectively, common shares issued and outstanding. As of August 31, 2020 there were 1,501,192,862 shares of registrant’s common stock outstanding.

During the six months ended June 30, 2020, the Company issued an aggregate of 8,333 shares of its common stock issued to settle amounts previous accrued with an estimated fair value of $6,700.

During the six months ended June 30, 2020, the Company issued an aggregate of 44,658,333 shares of its common stock for services rendered with an estimated fair value of $542,766.

During the six months ended June 30, 2020, the Company issued an aggregate of 270,547,861 shares of its common stock in settlement of convertible notes payable, accrued interest and embedded derivative liabilities of $1,531,471.

During the six months ended June 30, 2020, the Company issued 21,384,103 of its common stock in the conversion of related party notes payable with an estimated fair value of $50,613.

During the six months ended June 30, 2020, the Company issued 51,054,214 shares of its common stock in exchange for exercise of warrants on a cashless basis.

During the six months ended June 30, 2020, the Company issued 3,677,889 shares of its common stock in settlement of a legal case with an estimate fair value of $956,251.

On January 17, 2020, the Company entered into an amendment of an existing convertible promissory note issued to Paladin Advisors, LLC. The Company authorized the issuance of a cashless warrant to purchase 5,750,000 common shares. This warrant was exercised during the three months ended June 30, 2020.

Options

As of June 30, 2020, the Company has no stock options.

The following table summarizes the stock option activity for the three months ended June 30, 2020 and the year ended December 31, 2019:

	Shares		Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2019	0	(1)	$—	—	$0
Granted	—		—	—	—
Cancellations	(1,000,000,000	)(1)	—	—	—
Forfeitures or expirations	—		—	—	—
Outstanding at June 30, 2020	—		$—	—	$—
Exercisable at June 30, 2020	—		$—	—	$—

(1) On February 27, 2019, Donald Steinberg and Charles Larsen canceled all 1,000,000,000 stock options previously issued to them by the Company.

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Warrants

The following table summarizes the stock warrant activity for the three months ended June 30, 2020:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2020	4,011,111	$2.15	3.60	$—
Granted	5,846,154	$0.0043	0.44	—
Increase due to reset provision	82,502,706	$0.0031	2.53	—
Exercised	(40,843,463)	0.90	1.82	—
Outstanding at June 30, 2020	51,516,508	$0.0054	2.76	$82,021
Exercisable at June 30, 2020	51,516,508	$0.0054	2.76	$82,021

Certain warrants issued to debt holders have reset provisions whereby upon subsequent issuances of common stock at a price below the current exercise price, the number of warrants increase and the exercise price is reduced to the new price. The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0.044 as of June 30, 2020, which would have been received by the option holders had those option holders exercised their options as of that date.

NOTE 10 — FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

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Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of June 30, 2020, and December 31, 2019, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in Note 3. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Note 3 are that of volatility and market price of the underlying common stock of the Company.

As of June 30, 2020, and December 31, 2019, the Company did not have any derivative instruments that were designated as hedges.

The derivative liability as of June 30, 2020 and December 31, 2019, in the amount of $3,219,398 and $5,693,071, respectively, have a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the three months ended June 30, 2020:

Debt Derivative
Balance, January 1, 2020	$5,693,071
Increase resulting from initial issuance of additional convertible notes payable
Initial fair value of debt derivative at note issuance	899,613
Mark-to-market at June 30, 2020:	6,592,421
Transfers out of Level 3 upon conversion or payoff of notes payable	(2,231,014)
Net gain for the period included in earnings relating to the liabilities held during the period ended June 30, 2020	(1,142,272)
Balance, June 30, 2020	$3,219,398

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the period ended June 30, 2020, the Company’s stock price decreased significantly from initial valuations. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

NOTE 11 — RELATED PARTY TRANSACTIONS

The Company’s current officers and stockholders advanced funds to the Company for travel related and working capital purposes. As of June 30, 2020, and December 31, 2019, the balance due to officers for travel related and working capital purposes was $25,261 and $0, respectively.

As of June 30, 2020, and December 31, 2019, accrued compensation due officers and executives included as accrued compensation was $96,400 and $4,875, respectively.

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Related party sales contributed $5,131 and $6,809 to revenues for the three months ended June 30, 2020 and 2019, respectively, while related party sales contributed $8,303 and 8,348 to revenues for the six months ended June 30, 2020 and 2019, respectively. Related party sales are comprised of sales of our hempSMART products to our directors, officers, employees, and sales team members. No related party sales were for services. All sales were made at listed retail prices and were for cash consideration.

NOTE 12 – SUBSEQUENT EVENTS

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed.

On July 2, 2020, the Company filed a general form for registration of securities under the Securities Act of 1933 on Form S-1, which was amended by the Company by a Form S-1/A filed on August 11, 2020. The S-1 was filed in connection with the registration rights granted to White Lion Capital, LLC, a Nevada limited liability company (“White Lion”) pursuant to an investment agreement entered into between the Company and White Lion on June 17, 2020. Pursuant to the June 17, 2020 agreement, White Lion agreed to invest up to ten million dollars to purchase the Company’s common stock. The original S-1 filed on July 2, 2020 related to the intended registration of up to 2,005,000,000 shares of the Company’s common stock, and was amended based on the SEC’s comment that the total amount of shares to be issued and registered was disproportionate to the Company’s then-current number of outstanding shares. The S-1/A filed on August 11, 2020 relates to the resale of up to 122,012,847 shares of the Company’s common shares issuable to White Lion pursuant to a “put right” under the investment agreement, which permits us to “put” up to ten million dollars ($10,000,000) in shares of our common stock to White Lion, under certain circumstances, over a period of up to twenty-four (24) months or until $10,000,000 of such shares have been “put.” White Lion may sell all or a portion of the shares being offered pursuant to the registration statement at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. As of August 11, 2020 (the date of this filing), the Company had 1,246,166,689 shares of common stock in the public float. The 122,012,847 shares being registered represent approximately 9.8% of the shares in the public float at August 14, 2020.  Assuming all of these shares are sold, the registrant’s total number of issued and outstanding shares of common stock will be 1,414,540,702, calculated on the number of issued and outstanding shares at August 14, 2020 (the date of this filing) of 1,039,494,074. The total number of shares registered pursuant to this prospectus and available to White Lion will then represent 8.6% of the Company’s issued and outstanding shares. We will not receive any proceeds from the sale of shares of our common stock by White Lion. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by White Lion. We will pay for expenses of this offering, except that White Lion will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares. On August 13, 2020, the Securities and Exchange Commission made effective the Registrant's Form S-1 registration statement filed on July 20, 2020, as amended.

As of August 31, 2020, the Company had 1,469,221,322 shares of common stock in the public float. The 485,725,155 shares being registered represent approximately 33.1% of the shares in the public float at August 31, 2020.  Assuming all of these shares are sold, the registrant’s total number of issued and outstanding shares of common stock will be 1,986,918,017, calculated on the number of issued and outstanding shares as of August 31, 2020 of 1,501,192,862. The total number of shares registered pursuant to this prospectus and available to White Lion will then represent 24.4% of the Company’s issued and outstanding shares. We will not receive any proceeds from the sale of shares of our common stock by White Lion. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by White Lion. We will pay for expenses of this offering, except that White Lion will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For the Year Ended December 31, 2019

The statements contained in this report that are not statements of historical fact, including without limitation, statements containing the words “believes,” “expects,” “anticipates” and similar words, constitute forward-looking statements that are subject to a number of risks and uncertainties. From time to time we may make other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to an inherent risk that actual results may materially differ as a result of many factors, including the risks discussed from time to time in this report, including the risks described under “Risk Factors” in any filings we have made with the SEC.

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an on-going basis, we evaluate these estimates, including those related to useful lives of real estate assets, cost reimbursement income, bad debts, impairment, net lease intangibles, contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurance that actual results will not differ from those estimates.

Results of Operations

Year ended December 31, 2019 compared to year ended December 31, 2018

The following table presents our operating results for the year ended December 31, 2019 compared to December 31, 2018:

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE 12 MONTHS ENDED DECEMBER 31, 2019 and 2018
(AUDITED)
	2019	2018
REVENUES:
Sales	$673,919	$240,452
Related party Sales	21,157	11,683
Total Revenues	695,076	252,135

Cost of sales	248,556	81,250

Gross Profit	446,520	170,885

OPERATING EXPENSES:
Selling, general and administrative expenses	6,910,039	3,980,493
Depreciation	7,299	5,341
Total operating expenses	6,917,338	3,985,834

Net loss from operations	(6,470,818)	(3,814,949)

OTHER INCOME (EXPENSES):
Interest expense, net	(4,682,247)	(6,828,939)
Legal contingency expense	(1,497,674)	(1,682,870)
Impairment of Joint Ventures	(478,400)	(933,195)
Loss on equity investment	(13,842)	(90,859)
Loss on debt modification	—	(1,343,161)
loss on disposition of investment	(389,664)	—
(Loss) Gain on change in fair value of derivative liabilities	(2,123,570)	1,443,249
Gain on cancellation of debt	—	1,500,000
Unrealized (Loss) Gain on trading securities	(677,584)	560,000
Loss on sales of trading securities	(75,545)	—
(Loss) Gain on settlement of debt	(3,770,974)	94,933
Total other income (expense)	(13,709,500)	(7,280,842)

Net loss before income taxes	(20,180,318)	(11,095,791)

Income taxes (benefit)	—	—

NET INCOME (LOSS)	$(20,180,318)	$(11,095,791)

Loss per common share, basic and diluted	$(0.41)	$(0.29)

Weighted average number of common shares outstanding, basic and diluted (after stock-split)	48,669,683	37,924,703

See the accompanying notes to these audited condensed consolidated financial statements

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The following is a tabular breakdown of expenses related to Selling, General and Administrative Expenses:

MARIJUANA COMPANY OF AMERICA, INC.
2019 vs. 2018 VARIANCE ANALYSIS OF G&A EXPENSES	2019	2018	Variance
Consulting Fees	$1,793,260	$368,185	$1,425,075
Stock based Compensation	1,417,850	1,052,425	365,425
Marketing /Media	698,247	584,008	114,239
Board of Director Fees	627,166	34,500	592,666
Admin Compensation	405,533	216,595	188,938
Officer's Compensation	380,371	698,675	(318,304)
UK Contract Compensation	320,829	65,259	255,570
Legal expense	207,453	226,205	(18,752)
Website Development Costs	141,275	120,374	20,901
Bank Service Charges	122,815	25,971	96,844
Investor Relation	121,490	220,205	(98,715)
Web Sales Commission	117,081	28,278	88,803
Accounting	94,318	23,077	71,241
Audit Fee	55,032	38,384	16,648
Marketing compensation	40,754	11,600	29,154
Rent expense	31,284	21,986	9,298
SEC Filing fees	29,182	14,630	14,552
Fees/Licensing	27,427	2,003	25,424
Special Events	22,876	14,177	8,699
Software	13,307	12,294	1,013
Office Supplies	12,898	13,433	(535)
Wholesale Commissions	12,512	11,558	954
Independent contractor	4,500	104,223	(99,723)
Advertising and Promotion	209	70,970	(70,761)
All other expenses, net	212,010	1,478	210,532
Total G&A Expenses	$6,910,039	$3,980,493	$2,929,546

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Our administrative compensation costs increased from $216,595 in 2018 to $405,533 in 2019 respectively, this $188,938 increase was due to our hiring additional employees in marketing, logistics, operations and accounting. Marketing/Media costs increased $114,239 from $584,008 in 2018 to $698,247 in 2019, respectively. These increases were due to our new sales marketing expansion in the UK. We had a $365,425 increase in our costs associated with stock based compensation from $1,052,425 in 2018 to $1,417,850 in 2019, respectively. This increase was the result bonuses issued to executives and consultants in July, 2019. We had an increase in Board of Directors fees of $592,666 from $34,500 in 2018 to $627,166 in 2019, respectively. These increases were due to the appointment of a new president and chief executive officer and the appointment of an independent director.

Our costs for investor relations decreased from $220,205 in 2018 to $121,490 in 2019. This was due to decreased costs related to our termination of various investor relations contracts. We also had a material reductions in our officer’s compensation , from $698,675 in 2018 to $380,371 in 2019. This decreases was due to an officer resigning and the departure of an accounting consultant. Our costs related to engagement of independent contractors was reduced by $99,723 from $104,223 in 2018 to $4,500 in 2019, respectively. This decrease was due to our cancellation of independent contractor engagements in 2019.

Overall, our general and administrative costs from 2018 to 2019 increased by $2,929,546 from $6,910,039 in 2018 to $6,970,136 in 2019, respectively.

The Following Is a Tabular Breakdown of Our 2019 Stock Based Bonus Compensation for Officers and Directors, as compared to 2018.

Officer and Director	2019	2018
Donald Steinberg	$1,367,204	$360,000
Charles Larsen	$40,000	$240,000
Robert Coale	$266,333	$0
Edward Manolos	$356,833	$0
Jesus Quintero	$264,833	$8,675

The 2019 stock compensation bonuses were issued by the Board of Directors pursuant to our Equity Incentive Plan and executive contracts with our directors and officers. Pursuant to our Equity Incentive Plan, the Company has discretion to make stock awards to its affiliates for past services, in lieu of bonuses or other cash compensation, for directors’ compensation or for any other valid purpose. At December 31, 2019, we reviewed the performance of our affiliates, and in making the 2019 awards, determined the awards justified because our affiliates accomplished the following:

1.	Worked successfully to complete a PCAOB audit of our books and records in advance of, and as a prerequisite to, our filing of Form 10k with the Commission;

2.	Successfully negotiated the settlement of the investment terms, which were in breach with NPE;

3.	Successfully negotiated for our acquisition of cash and other assets in the amount of $240,085;

4.	Upon Donald Steinberg’s resignation, the management of the Company successfully negotiated the settlement of $330,797.73 in accrued compensation owed to him by agreeing to issue 6,615,954 in restricted shares. This helped preserve critical capital for the company’s operations.

5.	Expanded hempSMART sales internationally by initial marketing to several new countries in Europe in 2019 and organizing the signing up of affiliates in several foreign countries.

6.	Successfully transitioned our Company from a development stage company to a revenue producing company;

7.	Successfully developed, managed and supervised the sales deployment of our hempSMART™ products, as well as the development and R&D of new products,

8.	Continued to maintain the company’s multi-level marketing backend system to support the distribution and marketing of the hempSMART™ brand;

9.	Completed a stand-alone audit of the hempSMART financial statements on a deconsolidated basis in order to value the company, identify areas for achieving greater operational efficiency and for future possible transactions.

10.	The new management of MCOA engaged in December 2019, completely revamped the company’s sales model and reduced monthly overhead by over 50% in less than two months after taking over. The company believes this will help the company get closer to achieving operational profitability in FYE 2020 and beyond.

11.	The increase in stock compensation and bonuses to executives is also due to a new CEO and new board members being hired in 2019. Bonuses were used to attract a new qualified and experienced management team.

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Our Equity Plan issuances to affiliates as of December 31, 2019 increased by 1,586,954. This was due to the Company emerging from being a development stage company to a revenue producing company and was operational and paying compensation. The balance was in stock based compensation in 2019, as compared to 2018, was primarily for shares issued for consulting services as follows:

	2019 Stock-Based	2018 Stock-Based
Consultant	Compensation	Compensation	Variance	Nature of Consultant Services Provided
PYP Enterprises	$0	$30,000	($30,000)	Compensation for Marketing Services during 2018
Robert L. Hymers III	$568,333	$422,000	$146,333	Bonus as part of Equity Incentive Plan during 2018 and 2019 for services in restructuring company and launching a new JV
David Cook	0	175,000	(175,000)	Consulting services - Product development during 2018
Ronald Ryan	0	175,000	(175,000)	Consulting services - manager of BV JV during 2018
Caren Glasser	343,833	60,900	282,933	Compensation as consultant and COO hempSMART and VivaBuds - Marketing services during 2019 and 2018
Casey Eberhart	7,550	64,895	(57,345)	Consulting Services - Affiliate Marketing specialist during 2019 (partial year) and 2018
Paula Vetter	7,300	9,905	(2,605)	Consulting Services - Medical Advisory Specialist for hempSMART during 2019 and 2018
Lauren Regier	0	10,000	(10,000)	Consulting Services - Web and graphic design during 2018
John Justin-Davis	0	19,950	(19,950)	Consulting Services - Medical Advisory Board Member during 2018
Jesus Quintero	0	8,675	(8,675)	Officer Payment - CFO (Contractor) during 2018
Ian Harvey	0	500	(500)	Consulting - Marketing services during 2018
Vanessa Hunter	0	1,000	(1,000)	Consulting Services during 2018
Sam Rosenberg	0	72,600	(72,600)	Consulting Services - inventory manager during 2018
Trevor Muehlfelder	$25,833	$2,000	$23,833	Consulting Services during 2018

The objective outcomes resulting from the consulting services are summarized as follows:

The adoption and implementation of our business plans from 2018 through 2019 required limited consulting services allowing us to leverage our existing expertise to develop and implement our multi-level marketing and sales business plan. This involved our continued selection and deployment of appropriate multi-level marketing ecommerce and marketing technology solutions, developing strategies to market our multi-level marketing sales and vetting and working with solutions providers in the programming, designing and administration of multi-level marketing sales platforms.

We anticipate continuing to reduce our dependence on stock-based compensation in the future. However, given our present cash position, and because of possible increased operational costs including overhead, product manufacturing and development, and related costs, we may, to the extent necessary, utilize stock based compensation in the future to compensate key product development, operations and sales and marketing personnel.

Revenues

Total revenues for the year end December 31, 2019 and December 31, 2018, were $695,076 and $252,135, respectively, an increase of $442,941. This increase is attributable to the developing market for sales of our hempSMART products and the addition of several new products. The increase in our total revenues of hempSMART products was due to the volume of sales, and not as the result of price increases, and reflect sales based on our efforts at implementing our affiliate marketing sales program and direct sales through our website.

During 2019 the Company releases one new industrial hemp based hempSMART product, hempSMART Body, a cream formulated with organically industrial hemp combining premium CBD oil with unique blend of synergistic herbs and botanicals. Company also offered online subscription for memberships and other marketing tools for our associates.

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The following table identifies our new product offerings in 2019, and the revenues produces from sales of our products in 2019 and 2018 respectively:

	2019	2018
Pain Cream	$126,099	$111,291
Pain Capsules	$53,969	$18,469
Face Moisturizers	$36,979	$56,129
Drops	$341,555	$25,238
Pet Drops	$57,789	$32,770
Brain Capsules	$68,182	$8,238
Body	$10,503	$—	New Product for 2019
Total	$695,076	$252,135

Related Party Sales

Related party sales contributed $21,157 and $11,683 to our revenue for 2019 and 2018 respectively. Related party sales are comprised of sales of our hempSMART products to our directors, officers and sales team members. No related party sales were for services. All sales were made at listed retail prices and were for cash consideration.

Costs of Sales

Costs of sales primarily consist of inventory cost and overhead, manufacturing, packaging, warehousing, shipping and direct labor costs directly attributable to our hempSMART products. For the year ended December 31, 2019 and December 31, 2018, our total costs of sales were $248,556 and $81,250, respectively. The increase was primarily due to increased operating expenses related to overhead, sales, travel and related to the initiation and development of the increased sales activity for our hempSMART products.

Gross Profit

For the year ended December 31, 2019 and December 31, 2018, gross profit was $446,519 and $170,885, respectively. This increase was primarily due to the growth in our hempSMART product sales, as our sales developed through direct sales efforts and through the implementation and development of our affiliate sales program. As a percentage of total revenues, gross profit was 64.2% and 67.8% for the year ended December 31, 2019 and December 31, 2018, respectively.

Operating Losses

For the year ended December 31, 2019 and 2018, operating expenses were $6,917,338 or 995.2% of total revenues, as compared to $3,985,834 or 1580.8% of total revenues, for the year ended December 31, 2018. This increase of $2,931,504 was due to an increase in selling, general and administrative costs of $2,929,546. Such operating losses reflect developmental and other administrative costs for 2019 and 2018. We expect to incur losses in the near future until profitability is achieved, which is not certain. Our operations are subject to numerous risks associated with establishing any new business, including unforeseen expenses, delays and complications. There can be no assurance that we will achieve or sustain profitable operations. This increase was primarily related to the Company issuing less stock-based compensation for consulting services.

The Company has incurred net losses from operations of $6,470,818 and $3,814,949 for the years ended December 31, 2019 and 2018, respectively.

Other Income (Expense)

Other income (expense) for the years ended December 31, 2019 and December 31, 2018 included expense of $13,709,500 and $7,280,842, respectively. This increase of $6,428,658, which was primarily due to a loss of $2,123,570 on change of fair value of derivative liabilities for the year December 31, 2019, as compared to a gain of 1,443,249 for the year ended December 31, 2018; an increase of $3,566,819; an increase in expense related to loss on settlement of debt of $3,770,974 for the year ended December 31, 2019, as compared to a gain on settlement of debt of $94,933 for the year ended December 31, 2018; an increase of $3,865,907.

Income Tax Expense (Benefit)

We did not have any income tax expense or benefit for the years ended December 31, 2019 and December 31, 2018, respectively.

Net Income (Loss)

As a result of the factors discussed above, net losses for the year ended December 31, 2019 and December 31, 2018 were $20,180,318 and $11,095,791, respectively. For December 31, 2019 and December 31, 2018, these net losses represented a 2,903.3% and 4,401% of total revenues for the respective periods.

Legal Settlement Expense

DTTO Funding

On June 25, 2018, DTTO Funding filed a complaint against the Company for breach of contract related to the Company’s April 20, 2017 convertible promissory note in which DTTO lent the Company $111,111. Principal and interest in the note were, at the election of DTTO, convertible into common shares of the Company. On November 30, 2017, DTTO notified the Company of an election to convert a portion of the note to common shares, but the Company failed to process the conversion. The Company failed to repay principal and interest otherwise due on the maturity date of April 20, 2018. DTTO’s action sought damages against the Company including principal, default interest, liquidated damages, attorney fees and costs in an amount with an alleged present cash value of $1,787,981.10.

The Company filed an answer to the complaint. Thereafter, the Company entered into settlement negotiations with DTTO. In its review of the complaint, the Company determined (i) it had no money to pay damages under the note including principal, interest, liquidated damages, penalties and costs; (ii) it could not fund its litigation related expenses in Texas; (iii) it may be exposed to potential additional attorney fees and costs in the event the Company loses the litigated case; (iv) there was a benefit to obtaining a quick resolution of the litigated case; and, (v) litigating the case would require a significant commitment of personal time and costs for the Company’s affiliates, directors and officers, taking them away from the business of the Company. The Company’s negotiations led to a proposed stipulation for settlement, a court order and joint motion for entry of judgment based on the negotiated settlement. The Company reviewed the terms and determined the total number of shares issuable under the proposed stipulation were reasonable in light of the above noted reasons. the Company, in an exercise of prudent business judgment, determined that entry into the stipulated judgment was reasonable and in the best interests of the shareholders, because settlement would terminate the litigation, allowing the Company to avoid accrual of additional damages under the note recoverable by Plaintiff including interest, liquidated damages, penalties and costs; and, entry into the proposed Stipulation will also end the Company’s obligations to pay for its own legal counsel fees and related litigation fees, which it could afford. On September 4, 2018, after noticed motion, Judge Sam A. Lindsay granted the joint motion and adopted the stipulation to settle the case as the order of the Court. As a result, pursuant to Section 3(a)(10) and the Court’s order, the Company issued 57,676,810 common stock shares in settlement of the litigation with prejudice for at a total value of $1,701,466 and thus eliminating the contingent liability.

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Pursuant to paragraphs 9 and 10 of the September 4, 2018 stipulation to settle the case, the Company was obligated to issue to DTTO additional shares of common stock in the event that “one year following the issuance date, the value of the shares has decreased from the value on the issuance date, as determined by the price of Defendant’s stock as listed on the over-the-counter market. This separate issuance shall be referred to as the “Additional Issuance.” On September 6, 2019, the Company received a demand from DTTO for an Additional Issuance of a total of 5,760,286 unrestricted common shares. DTTO also requested that of the total, only 2,082,397.92 common shares be issued in order for DTTO to comply with paragraph 11 of the stipulation to settle and court order, requiring DTTO’s ownership to be under 4.99% of the Company’s issued and outstanding shares.

Natural Plant Extract of California

On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc., and subsidiaries, to operate a licensed psychoactive cannabis distribution service in California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, we terminated the joint venture.

The Original Material Definitive Agreement

Pursuant to the original material definitive agreement, we agreed to acquire twenty percent (equal to 200,000) of NPE’s authorized shares in exchange for our payment of $2,000,000 and $1,000,000 worth of our restricted common stock. We agreed to form a joint venture with NPE incorporated in California under the name “Viva Buds, Inc.” (“Viva Buds”) for the purpose of operating a California licensed cannabis distribution business pursuant to California law legalizing THC psychoactive cannabis for recreational and medicinal use.

Our payment obligations were governed by a stock purchase agreement which required us to make the following payments:

a.        Deposit of $350,000 within 5 days of the execution of the material definitive agreement;

b.        Deposit of $250,000 payable within 30 days;

c.        Deposit of $400,000 within 60 days;

d.        Deposit of $500,000 within 75 days;

e.        Deposit of $500,000 within 90 days

We made our initial payment pursuant to this schedule, but otherwise failed to comply with the payment schedule and we were in breach of contract.

Settlement and Release of All Claims Agreement

On February 3, 2020, the Company and NPE entered into a settlement and release of all claims agreement. In exchange for a complete release of all claims, the Company and NPE (1) agreed to reduce our interest in NPE from 20% to 5%; (2) we agreed to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement and Release of All Claims Agreement, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (3) to retire the balance of our original valuation obligation from the material definitive agreement, representing a shortfall of $56,085.15, in a convertible promissory note, with terms allowing NPE to convert the note into common stock of MCOA at a 50% discount to the closing price of MCOA’s common stock as of the maturity date.

Of the total amount due and payable by us as of the date of this filing, we owe $75,000, and we are in breach of the settlement agreement and its terms and conditions are in dispute. On February 3, 2020, we executed a convertible promissory note in the amount of $56,085.15 to NPE. Additionally, as a result of our settlement agreement with NPE, we became liable to pay NPE our 5% portion equal to $25,902 of the regulatory charges to the City of Lynwood and the State of California to transfer the cannabis licenses back to NPE. To date, we have not paid this amount and it is due and owing. As of the date of this filing, there is no pending legal action by NPE against us for these matters.

Caren Glasser

On March 2, 2020, Caren Glasser filed a request for arbitration against the Company alleging non-payment for past due compensation. The case was filed in the in the American Arbitration Association under Case no. 01-20-0000-6290. The Company and Ms. Glasser agreed to settle her dispute on May 7, 2020. The settlement agreement obligates the Company to pay Ms. Glasser $24,000 thirty days of Ms. Glasser’s review and execution, consistent with the Older Workers Benefit Protection Act (29 U.S.C. § 626(f). The Company made this payment and the matter concluded with prejudice.

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Liquidity and Capital Resources

As of December 31, 2019, and December 31, 2018, our operating activities produced negative cash and cash equivalents of $2,816,282 and $2,385,349, respectively. Our primary internal sources of liquidity were provided by an increase in proceeds from the issuance of note payables of $2,802,500 for December 31, 2019 as compared to $2,541,470 for December 31, 2018, and a repayment of $42,861 to related parties as compared to proceeds from the sale of note payables to a related party of $218,846 for December 31, 2018, a decrease in proceeds from sales of our common stock of $90,000 for December 31, 2019 as compared to $421,237 for December 31, 2018, and an increase in proceeds from sale of cashless warrants of $45,000 for December 31, 2019, as compared to $0 for December 31, 2018. We have during the period ended December 31, 2019, relied upon external financing arrangements to fund our operations. During the year ended December 31, 2018, we entered into several separate financing arrangements with St. George Investments, LLC, a Utah limited liability company, in which we borrowed an aggregate of $2,541,470, the principal of which is convertible into shares of our common stock (see Note 4, Convertible Note Payable). Our ability to rely upon external financing arrangements to fund operations is not certain, and this may limit our ability to secure future funding from external sources without changes in terms requested by counterparties, changes in the valuation of collateral, and associated risk, each of which is reasonably likely to result in our liquidity decreasing in a material way. We intend to utilize cash on hand, loans and other forms of financing such as the sale of additional equity and debt securities and other credit facilities to conduct our ongoing business, and to also conduct strategic business development and implementation of our business plans generally.

Operating Activities

For the year ended December 31, 2019 and 2018, the Company used cash for operating activities of $2,816,282 and $2,385,349, respectively. Operating activities consist of corporate overhead and product development of our hempSMART™ products. Increases are due primarily to increases in executive compensation, professional fees, and product development costs.

Investing Activities

For the years ended December 31, 2019 and December 31, 2018, net cash used in investing activities was $226,169 and $686,458, respectively. For the year ended December 31, 2019 and 2018, the cash used in investing continued to be attributed to our acquisition of an interest Natural Plant Extract and an interest in the Global Hemp Group Joint Venture. We determined that as of December 31, 2018, our investments in the Bougainville Joint Venture, GateC Technologies, Inc. Joint Venture and Convenient Hemp Mart, LLC investment were fully impaired and had no intrinsic value due to the litigation with Bougainville Ventures, Inc. (See Item 3, Legal Proceedings); the recession agreement with GateC Technologies, Inc. (see our Form 8-K filed on March 20, 2018), and our analysis of Conveniant Hemp Mart’s cash flows, business development, and assets. With regards to each of the Bougainville, GateC and Conveniant investments, they had an impact on reported operations for 2018, but are not expected to have an impact upon future operations (see Impairment Table in Item 1 Business Description, Principal Products and Market, Joint Venture Investments). Conversely, our Global Hemp Group Joint Venture in New Brunswick Canada is a research and development project and our joint venture with Global Hemp Group in Scio Oregon contains real property and inventory consisting of hemp biomass that is stored and maintain for sale and is stored in good condition based upon our physical inspection. Further, we own common stock in Global Trac Solutions, formerly called “Global Payout, Inc.” as the result of our MoneyTrac investment. Global Trac Solutions common stock is traded on the OTC Markets under the trading symbol “PSYC” and has marketable value.

Our two ongoing joint ventures with Global Hemp Group are related party transactions insofar as its director, Charles Larsen, is a beneficial owner of more than 10% of our common stock, and a former director of the Company, and our former President and former Chief Executive Officer Donald Steinberg is a shareholder in Global Hemp Group.

Financing Activities

For the years ended December 31, 2019 and 2018, financing activities were a source of cash of $2,894,639 and $3,181,553, respectively. For the years ended December 31, 2019 and 2018, respectively, this was primarily from proceeds of $2,802,500 and $2,541,470; repayments to related parties as compared to proceeds from related party loans of $218,8467, for the years ended December 31, 2019 and 2018, respectively. The Company received sale of common stock of $90,000 and $421,237 for the years ended December 31, 2019 and 2018, respectively.

We currently do not have sufficient cash and liquidity to meet our anticipated working capital for the next twelve months. Historically, we have financed our operations primarily through private sales of our common stock. If our sales goals for our hempSMART™ products do not materialize as planned, and we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

Off Balance Sheet Arrangements

As of December 31, 2019, and December 31, 2018, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect amounts reported in those statements. We have made our best estimates of certain amounts contained in our consolidated financial statements. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities. However, application of our accounting policies involves the exercise of judgment and use of assumptions as to future uncertainties, and, as a result, actual results could differ materially from these estimates. Management believes that the estimates, assumptions, and judgments involved in the accounting policies described below have the most significant impact on our consolidated financial statements.

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We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

Cash and Cash Equivalents

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents are held in operating accounts at a major financial institution.

Inventory

Inventory is primarily comprised of products and equipment to be sold to end-customers. Inventory is valued at cost, based on the specific identification method, unless and until the market value for the inventory is lower than cost, in which case an allowance is established to reduce the valuation to market value. As of December 31, 2019, and December 31, 2018, market values of all of our inventory were greater than cost, and accordingly, no such valuation allowance was recognized.

Deposits

Deposits is comprised of advance payments made to third parties, primarily for inventory for which we have not yet taken title. When we take title to inventory for which deposits are made, the related amount is classified as inventory, then recognized as a cost of revenues upon sale (see “Costs of Revenues” below).

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets is primarily comprised of advance payments made to third parties for independent contractors’ services or other general expenses. Prepaid services and general expenses are amortized over the applicable periods which approximate the life of the contract or service period.

Accounts Receivable

Accounts receivable are recorded at the net value of face amount less any allowance for doubtful accounts. On a periodic basis, we evaluate our accounts receivable and, based on a method of specific identification of any accounts receivable for which we deem the net realizable value to be less than the gross amount of accounts receivable recorded, we establish an allowance for doubtful accounts for those balances. In determining our need for an allowance for doubtful accounts, we consider historical experience, analysis of past due amounts, client creditworthiness and any other relevant available information. However, our actual experience may vary from our estimates. If the financial condition of our clients were to deteriorate, resulting in their inability or unwillingness to pay our fees, we may need to record additional allowances or write-offs in future periods. This risk is mitigated to the extent that we collect retainers from our clients prior to performing significant services.

The allowance for doubtful accounts, if any, is recorded as a reduction in revenue to the extent the provision relates to fee adjustments and other discretionary pricing adjustments. To the extent the provision relates to a client's inability to make required payments on accounts receivables, the provision is recorded in operating expenses. As of December 31, 2019, and December 31, 2018 we had $0 and $0 allowance for doubtful accounts, respectively. For December 31, 2019 and December 31, 2018, we recorded bad debt expense of $ 9,249 and 1,559 respectively.

Property and Equipment, net

Property and Equipment is stated at net book value, cost less depreciation. Maintenance and repairs are expensed as incurred. Depreciation of owned equipment is provided using the straight-line method over the estimated useful lives of the assets, ranging from two to seven years. Depreciation of capitalized construction in progress costs, a component of property and equipment, net, begins once the underlying asset is placed into service and is recognized over the estimated useful life. Property and equipment is reviewed for impairment as discussed below under “Accounting for the Impairment of Long-Lived Assets.” We did not capitalize any interest as of December 31, 2019 and as of December 31, 2018.

Accounting for the Impairment of Long-Lived Assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon such an occurrence, recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to forecasted undiscounted net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. For long-lived assets held for sale, assets are written down to fair value, less cost to sell. Fair value is determined based on discounted cash flows, appraised values or management's estimates, depending upon the nature of the assets. We have recorded $478,400 in impairment charges related to our JV investments during the years ended December 31, 2019.

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”).  We record a BCF as a debt discount pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ACF”) Topic 470-20 Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and we amortize the discount to interest expense over the life of the debt using the effective interest method.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principal is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We adopted FASB ASC Topic 606 for our reporting period as of the year ended December 31, 2017, which made our implementation of FASB ASC Topic 606 effective in the first quarter of 2018. We decided to implement the modified retrospective transition method to implement FASB ASC Topic 606, with no restatement of the comparative periods presented. Using this transition method, we applied the new standards to all new contracts initiated on/after the effective date. We also decided to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. For the years ended December 31, 2019 and 2018, there were no incomplete contracts. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

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Identification of Our Contracts with Our Customers.

Contracts included in our application of FASB ASC Topic 606, consist completely of sales contracts between us and our customers that create enforceable rights and obligations. For the years ended December 31, 2019, and 2018, our sales contracts included the following parties: us, our sales associates and our customers. Our sales contracts were offered by us and our sales associates to our customers directly through our web site. Our sales contracts, and those formalized by our sales associates, are represented by an electronic order form, which contains the contractual elements of offer for sale, acceptance and the provision of consideration consisting of the buyer’s payment, which is concurrent with our delivery of hempSMART™ product. Since our hempSMART™ product sales contracts are consummated upon receipt of the customer’s acceptance of our offer; our concurrent receipt of our customers payment; and, our delivery of the agreed to hempSMART™ product, all parties are equally committed to fulfilling their respective obligations under the sales contracts. Further, the sales contracts specifically identify (1) parties; (2) quantity of hempSMART™ product ordered; (3) price; and, (4) subject, and so each respective party’s rights are identifiable and the payment terms are defined. Since the sales contracts are consummated concurrent with offer, acceptance, payment and delivery of the hempSMART™ product ordered, we recognize revenue and cash flows as the principal from the respective sales contract transactions as they complete. Further, because our sales contracts are offered, accepted and consummated concurrently, our ability to collect revenue is immediate. We receive no payments for agreements that do not qualify as a contract. If customers agree to multiple sales contracts when they are entered into at or near the same time, our policy is to combine those contracts if: (1) the sales contracts are negotiated as a single package; (2) the payment amount of one sales contract is dependent upon another sales contract; (3) our performance obligations of delivering multiple hempSMART™ products can be determined to be part of a single transaction. Since the nature of the entry into and consummation of our sales contracts occur concurrently, there are no changes or modifications to the terms of the sales contracts that would modify the enforceable rights and performance obligations of the parties and that would materially alter the timing of our receipt of revenue from our sales contracts.

Identifying the Performance Obligations in Our Sales Contracts.

In analyzing our sales contracts, our policy is to identify the distinct performance obligations in a sales contract arrangement. In determining our performance obligations under our sales contracts, we consider that the terms and conditions of sales are explicitly outlined in our sales contracts and are so distinct and identifiable within the context of each sales contract, and so are not integrated with other goods, or constitute a modification or customization of other goods in our contracts, or are highly dependent or highly integrated with other goods in our sales contracts. Thus, our performance obligations are singularly related to our promise to provide the hempSMART™ products upon receipt of payment. We offer an assurance warranty on our hempSMART™ products that allows a customer to return any hempSMART™ products within thirty days if not satisfied for any reason. Assurance warranties are not identifiable performance obligations, since they are electable at the whim of the customer for any reason. However, we do account for returns of purchase prices if made.

Determination of the Price in Our Sales Contracts.

The transaction prices in our sales contract is the amount of consideration we expect to be entitled to for transferring promised hempSMART™ products. The consideration amount is fixed and not variable. The transaction price is allocated to the identified performance obligations in the contract. These allocated amounts are recognized as revenue when or as the performance obligations are fulfilled, which is concurrently upon receipt of payment. There are no future options for a contract when considering and determining the transaction price. We exclude amounts third parties will eventually collect, such as sales tax, when determining the transaction price. Since the timing between receiving consideration and transferring goods or services is immediate, our sales contract do not have a significant financing component, i.e., recognizing revenue at the amount that reflects the cash payment that the customer would have made at the time the goods or services were transferred to them (cash selling price), rather than significantly before or after the goods or services are provided.

Allocation of the Transaction Price of Our Sales Contracts.

Our sales contracts are not considered multi-element arrangements which require the fulfillment of multiple performance obligations. Rather, our sales contracts include one performance obligation in each contract. As such, from the outset, we allocate the total consideration to each performance obligation based on the fixed and determinable standalone selling price, which we believe is an accurate representation of what the price is in each transaction.

Recognition of Revenue when the Performance Obligation is Satisfied.

A performance obligation is satisfied when or as control of the good or service is transferred to the customer. The standard defines control as “the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset.” (ASC 606-10-20). For performance obligations that are fulfilled at a point in time, revenue is recognized at the fulfillment of the performance obligation. As noted above, our single performance obligation sales contracts are singularly related to our promise to provide the hempSMART™ products to the customer upon receipt of payment, which occurs concurrently and when, upon completion, allows us under our revenue recognition policy to realize revenue.

Regarding our offered financial accounting, bookkeeping and/or real property management consulting services, to date no contracts have been entered into, and thus no reportable revenues have resulted for the fiscal years ended 2019 and 2018.

Product Sales

Revenue from product sales, including delivery fees, FOB shipping point, is recognized when (1) an order is placed by the customer; (2) the price is fixed and determinable when the order is placed; (3) the customer is required to and concurrently pays for the product upon order; and, (4) the product is shipped. The evaluation of our recognition of revenue after the adoption of FASB ASC 606 did not include any judgments or changes to judgments that affected our reporting of revenues, since our product sales, both pre and post adoption of FASB ASC 606, were evaluated using the same standards as noted above, reflecting revenue recognition upon order, payment and shipment, which all occurs concurrently when the order is placed and paid for by the customer, and the product is shipped. Further, given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, we are of the opinion that our product sales do not indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

Consulting Services

We also offer professional services for financial accounting, bookkeeping or real property management consulting services based on consulting agreements. As of the date of this filing, we have not entered into any contracts for any financial accounting, bookkeeping and/or real property management consulting services that have generated reportable revenues as of the fiscal years ended 2019 and 2018. We intend and expect these arrangements to be entered into on an hourly fixed fee basis.

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For hourly based fixed fee service contracts, we intend to utilize and rely upon the proportional performance method, which recognizes revenue as services are performed. Under this method, in order to determine the amount of revenue to be recognized, we will calculate the amount of completed work in comparison to the total services to be provided under the arrangement or deliverable. We only recognize revenues as we incur and charge billable hours. Because our hourly fees for services are fixed and determinable and are only earned and recognized as revenue upon actual performance, we are of the opinion that such arrangements are not an indicator of a vendor or customer based significant financing, that would materially change the amount of revenue we recognize under the contract or would otherwise contain a significant financing component under FASB ASC Topic 606.

The Company determined that upon adoption of ASC 606 there were no quantitative adjustments converting from ASC 605 to ASC 606 respecting the timing of our revenue recognition because product sales revenue is recognized upon customer order, payment and shipment, which occurs concurrently, and our consulting services offered are fixed and determinable and are only earned and recognized as revenue upon actual performance.

Costs of Revenues

Our policy is to recognize costs of revenue in the same manner in conjunction with revenue recognition. Cost of revenues include the costs directly attributable to revenue recognition and includes compensation and fees for services, travel and other expenses for services and costs of products and equipment. Selling, general and administrative expenses are charged to expense as incurred.

Advertising and Promotion Costs

Advertising and promotion costs are included as a component of selling and marketing expense and are expensed as incurred. During the year ended December 31, 2019 and December 31, 2018, these costs were $540,474 and $569,832, respectively.

Shipping and Handling Costs

For product and equipment sales, shipping and handling costs are included as a component of cost of revenues.

Stock-Based Compensation

Restricted shares are awarded to employees and entitle the grantee to receive shares of restricted common stock at the end of the established vesting period. The fair value of the grant is based on the stock price on the date of grant. We recognize related compensation costs on a straight-line basis over the requisite vesting period of the award, which to date has been one year from the grant date. During the years ended December 31, 2019 and December 31, 2018, stock-based compensation expense for restricted shares was $3,293,689 and $1,168,100, respectively. Compensation expense for warrants and options is based on the fair value of the instruments on the grant date, which is determined using the Black-Scholes valuation model and are expensed over the expected term of the awards.

Income Taxes

We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns in accordance with applicable accounting guidance for accounting for income taxes, using currently enacted tax rates in effect for the year in which the differences are expected to reverse. We record a valuation allowance when necessary to reduce deferred tax assets to the amount expected to be realized.  For the year ended December 31, 2019 and December 31, 2018, due to cumulative losses, we recorded a valuation allowance against our deferred tax asset that reduced our income tax benefit for the period to zero. As of December 31, 2019, and December 31, 2018, we had no liabilities related to federal or state income taxes and the carrying value of our deferred tax asset was zero.

Loss Contingencies

From time to time the Company is subject to various legal proceedings and claims that arise in the ordinary course of business. On at least a quarterly basis, consistent with ASC 450-20-50-1C, if the Company determines that there is a reasonable possibility that a material loss may have been incurred, or is reasonably estimable, regardless of whether the Company accrued for such a loss (or any portion of that loss), the Company will confer with its legal counsel, consistent with ASC 450. If the material loss is determinable or reasonably estimable, the Company will record it in its accounts and as a liability on the balance sheet. If the Company determines that such an estimate cannot be made, the Company's policy is to disclose a demonstration of its attempt to estimate the loss or range of losses before concluding that an estimate cannot be made, and to disclose it in the notes to the financial statements under Contingent Liabilities.

Net Income (Loss) Per Common Share

We report net income (loss) per common share in accordance with FASB ASC 260, “Earnings per Share”. This statement requires dual presentation of basic and diluted earnings with a reconciliation of the numerator and denominator of the earnings per share computations. Basic net income (loss) per share is computed by dividing net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period and excludes the effects of any potentially dilutive securities. Diluted net income (loss) per share gives effect to any dilutive potential common stock outstanding during the period. The computation does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

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Related Party Transactions

We follow FASB ASC subtopic 850-10, “Related Party Transactions”, for the identification of related parties and disclosure of related party transactions.

Pursuant to ASC 850-10-20, related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Material related party transactions are required to be disclosed in the consolidated financial statements, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which statements of operation are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which statements of operations are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Business Overview

Plan of Operations – Marijuana Company of America Inc. and subsidiaries is a publicly listed company quoted on OTC Markets OTCQB Tier under the symbol “MCOA”. We are based in Escondido, California. The Company operates two distinct and separate business divisions related to its three wholly owned subsidiaries, H Smart, Inc., MCOA CA, Inc, and Hempsmart, Ltd., a corporation formed and operating in the United Kingdom. Our business develops, manufactures, markets and sells non-psychoactive industrial hemp, and hemp-derived consumer products containing cannabinoids (hereafter referred to as “CBD”), with a THC content of less than 0.03%. Our business includes the research and development of (1) varieties of various species of hemp; (2) beneficial uses of hemp and hemp derivatives; (3) indoor and outdoor cultivation methods for hemp; (4) technology used for cultivation and harvesting of different species of hemp, including but not limited to lighting, venting, irrigation, hydroponics, nutrients and soil; (5) different species of industrial hemp derived CBD, and the possible health benefits thereof; and, (6) new and improved methods of hemp CBD extraction omitting or eliminating the delta-9 THC molecule. As part of our hemp related business, we entered into joint ventures to develop and grow, cultivate and harvest hemp in Scio, Oregon and are joint venture partners in a hemp research and development project in New Brunswick, Canada.

Our consumer products containing hemp and CBD are sold through our wholly owned subsidiary H Smart, Inc. under the brand name hempSMART™. We market and sell our hempSMART™ products directly through our web site, and through our affiliate marketing program, where qualified sales affiliates use a secure multi-level-marketing sales software program that facilitates order placement over the internet via a web site, and accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates and calculates and accounts for loyalty and rewards benefits for returning customers. We also retained a full-service marketing company that uses a multi-channel transactional marketing campaign focused on digital advertising, infographics, content marketing, customer incentives and acquisition, a broad social media presence, as well as search engine marketing and optimization that includes comprehensive research and analytics and order fulfillment in order to boost direct sales.

Our current hempSMART™ wellness products offerings include the following:

•	HempSmart- Pure™ The existing products make up this line which has been repackaged for wholesale distribution. The Pure line has the highest industry standards for premium CBD-based products. hempSMART – Pure™ ingredients are organically grown. It contains Full Spectrum pure CBD, independently lab tested and certified.

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•	SMART by HempSmart™ product line is directed at a younger audience. SMART products are “smart formulations” created through scientific nano-technology which enables products to be absorbed by the body faster.

•	HempSmart- Luxe™ product line is focused on luxury Men’s and Women’s Beauty CBD products, applying creative branding and disruptive marketing strategies across the US and abroad. This also includes a commercial Spa and Hotel line.

All product lines are sold through the following Distribution Channels

•	hempSMART™ Network Affiliate Program

This is a sales program that provides an opportunity for those customers who are looking to earn additional income by selling hempSMART™ products to their network of friends and family. In the current shut down market this model has proven to be efficient and growing both domestically and internationally.

•	HempSmart Global™ Retail E - Commerce Program

Through diversification of product lines and consumer audiences, a new platform is under construction to deliver sales revenue across all channels. HempSmart Global will unveil over 80 products to over 100 countries by 2023.

•	HempSmart Global™ – Wholesale Direct

Our wholesale program will grow through a separate website dedicated to domestic and international sales. It will allow our distributors to log into their account and place orders directly. It will also include the required import/export documentation and will allow our clients to track their current orders and past purchase history. Information of this site will be translated to the country language, and they will be allowed to buy across all product lines.

·	hempSMART Brain™ a proprietary patented and formulated personal care consumer product encapsulated with enriched non-psychoactive industrial hemp derived CBD. This encapsulation is combined with other high quality, proprietary natural ingredients to compliment CBD to support brain wellness.
·	hempSMART Pain™ capsules formulated with 10mg of Full Spectrum, non-psychoactive CBD per serving, derived from industrial hemp, which along with a proprietary blend of other natural ingredients, delivers an all-natural formulation for the temporary relief of minor discomfort associated with physical activity.
·	hempSMART Pain Cream™ each container formulated with 300mg of full spectrum non-psychoactive CBD derived from industrial hemp. The newly developed product contains a synergistic combination of natural botanicals and full spectrum hemp extract featuring CBD, CBG and a broad range of terpenes. The Company’s proprietary blend of Ayurvedic herbs along with Menthol, Cayenne Pepper Extract, Rosemary Oil, Aloe Gel, White Willow Bark, Arnica, Wintergreen Extract and Tea Tree Oil, provides an immediate cooling and soothing sensation. This topical wellness consumer product is formulated to help reduce minor discomfort and promote muscle relaxation on areas that it is applied.
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·	hempSMART Drops™ full Spectrum Hemp CBD Oil Tincture Drops, available in 250mg and 500mg bottles, enriched with non-psychoactive industrial hemp derived CBD, and available in four different flavors: lemon, mint, orange and strawberry that is free of the THC isolate.
·	hempSMART Pet Drops™ for cats and dogs, formulated with 250mg of full spectrum non-psychoactive CBD derived from industrial hemp. This new specially formulated product contains naturally occurring CBD derived from hemp seed oil, full spectrum hemp extract, fractionated coconut oil, and a rich bacon flavor.
·	hempSMART Face™ a nourishing facial moisturizer combines full spectrum CBD from hemp, with a unique blend of Ayurvedic herbs and botanicals. Designed to refresh, replenish and restore the skin providing long lasting hydration and balance.

We additionally offer consulting services in accounting and real property management for licensed businesses in the cannabis industry in those states where cannabis has been legalized for recreational and/or medicinal use.

Our business also includes making selected investments in other related new businesses. Currently, we have made investments in startup ventures, including:

MoneyTrac Technology, Inc.; MoneyTrac Technology, Inc. is a developer of an integrated and streamlined electronic payment processing system containing E-Wallet and mobile applications, that allows for the management and processing of prepaid cards, debit cards, and credit card payments. We entered into a stock purchase agreement with MoneyTrac on March 13, 2017 to purchase a 15% equity position in MoneyTrac. On July 27, 2017 we completed tender of the purchase price of $250,000. MoneyTrac’s business and banking software solutions offer firms the ability to deposit funds directly into a “MoneyTrac Merchant Wallet,” created and controlled by the firm, from which the firm can manage and provide inventory management, payroll processing, and audit tracking; and, the creation of “Customer Wallets,” by anyone who wants to engage in cashless transactions, by loading money into their “MoneyTrac Customer Wallet” from a bank account or through a MoneyTrac kiosk, which also accepts debit and credit card transactions. MoneyTrac’s kiosks are marketed to businesses that wish to offer cashless transactions to its customers, who can choose to either have funds loaded directly into their “Customer Wallet” or onto a pre-paid debit card. MoneyTrac’s system provides for a secure, managed and auditable record of cashless transactions that is designed to be marketed to firms who want an alternative payment and management method for transacting business, including those firms in the legalized cannabis business in those states where cannabis has been legalized for recreational and/or medicinal use. On June 12th, 2018 Global Payout, Inc. ("Global", "Parent") entered into a Reverse Triangular Merger (the "Merger") with MoneyTrac Technology, Inc. ("MoneyTrac") a California Corporation and MTrac Tech Corporation (" Merger Sub") a Nevada corporation and wholly-owned subsidiary of Global Payout, Inc. whereby MoneyTrac Technology was successfully merged into MTrac Tech, the surviving corporation of the merger, and thereafter the separate existence of MoneyTrac ceased and all rights, privileges, powers and property, including, without limitation, all rights, privileges, franchise, patents, trademarks, licenses, registrations, bank accounts, contracts, patents, copyrights, and other assets of every kind and description of MoneyTrac were assumed by Merger Sub. Additionally, Merger Sub assumed all of the obligations and liabilities of MoneyTrac, except minute books and stock records of MoneyTrac insofar as they relate solely to its organization and capitalization, and the rights of MoneyTrac arising out of the executed Merger Agreement. Pursuant to the terms of the Merger, Global issued 1,100,000,000 (one billion, one hundred million) shares of its common stock to MoneyTrac as consideration for the purchase of MoneyTrac. Pursuant to the terms of the Merger, a conversion of issued MoneyTrac stock was completed whereby each one (1) share of MoneyTrac stock, issued and outstanding immediately prior to the effective date of the Merger, was canceled and extinguished and converted automatically into ten (10) shares of Global common stock. As of the effective date of the Merger, all shares of Global Preferred Stock issued prior to the effective date of the Merger were canceled and extinguished without any conversion thereof. We acquired 150,000,000 Global common shares for our original $250,000 representing approximately 15% ownership. Global’s name changed in April, 2020 to Global Trac Solutions, Inc. Global’s common stock is traded on the OTC Markets under the symbol “PYSC.” We realized $51,748.17 from sales of our Global securities.

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Conveniant Hemp Mart, LLC; Conveniant Hemp Mart, LLC (“Benihemp”) is a Wyoming limited liability company whose business plan includes the development, manufacture and sale of consumer products containing CBD that are intended for marketing and sales at convenience stores, gas stations and markets. On July 19, 2017, we agreed to lend fifty thousand dollars ($50,000) to Benihemp based on a promissory note. The note provided that in lieu of receiving repayment, we could elect to exercise a right to convert the loaned amount into a payment towards the purchase of a 25% interest in Benihemp, subject to our payment of an additional fifty thousand dollars [$50,000] equaling a total purchase price of $100,000. The Company exercised this option on November 20, 2017 and made payment to Benihemp on November 21, 2017. Benihemp developed a line of consumer products containing industrial hemp derived CBD with no traceable THC content. The product line includes tinctures that combine industrial hemp-derived CBD with hemp seed oil, coconut oil and other essential natural oils; a muscle cream product that combines industrial hemp-derived CBD with natural oils; a hand lotion that combines industrial hemp derived CBD with lavender oils; and a line of pet treats that combine industrial hemp-derived CBD with natural oils. On May 1, 2019, the Company and Benihemp agreed to cancel the Company’s 25% interest in Benihemp. Benihemp issued to the Company a credit memo equal to the Company’s $100,000 investment. As of June 30, 2020, The Company determined that as of December 31, 2019, approximately $41,000 of this credit was impaired.

Global Hemp Group New Brunswick Joint Venture; On September 5, 2017, we announced our agreement to participate in a joint venture with Global Hemp Group Inc., a Canadian corporation (“Global Hemp Group”), in a multi-phase industrial hemp project on the Acadian peninsula of New Brunswick, Canada. The joint venture’s goal was to develop a “Hemp Agro-Industrial Zone”, a concept that promotes and engages farmers, processors and manufacturers to collaboratively produce and process 100% of the hemp plant into a number of wholesale materials that can be manufactured into healthy and sustainable products. The “Hemp Agro-Industrial Zone” has a goal of producing social and environmental benefits to the communities where they operate. These zones are envisioned to prospectively create jobs for farmers, foster rural development, provide the opportunity to develop more sustainable products of superior quality and help support Global Hemp Group’s commitment to creating a carbon free economy. The first phase of the project involved lab testing in support of the trials. The Collège Communautaire du Nouveau Brunswick (CCNB) in Bathurst, New Brunswick (“CCNB”) intends to assist Global Hemp Group in research on its ongoing industrial hemp trials in the region, and to perform laboratory tests in support of these trials. These tests will provide information to validate agronomic and key yield data in preparation of a large-scale industrial development project that will involve processing of the full plant: grain, straw, flowers and leaves, scheduled to begin in 2018. The results of these tests will also be used in discussions with farmers of the region to refine a hemp-based farming model, and to mobilize additional farmers for the next growing season. Our participation included providing one-half, or $10,775 of the funding for the phase one work. On January 10, 2018, phase-one was completed by successfully cultivating industrial hemp during the 2017 growing season for research purposes. The objective of phase one was to re-introduce hemp into the area and ensure that it could be productive under New Brunswick growing conditions prior to significantly increasing cultivation acreage and building a hemp processing facility in the region, in future phases of the project. As a result of our participation in the joint venture, we will share in the ownership of research and development of hemp and CBD related studies produced by the New Brunswick Project, and, in the event Canadian laws governing the growing, harvesting, manufacturing and production of products containing hemp and CBD change (as expected, but not guaranteed) in 2018, we would benefit from possible preferred pricing and terms for the purchase of hemp and CBD that would enable us to further conduct its business and research and development into hemp and CBD products. As of December 31, 2019, the balance of the New Brunswick JV investment reported on the balance sheet for the year ended December 31, 2019 was $0 as a result of the investment being deemed fully impaired and the Company withdrawing from the joint venture as of September 30, 2019.

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Global Hemp Group Oregon Joint Venture; On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation (“Global Hemp Group”), and TTO Enterprises, Ltd., an Oregon corporation (“TTO”) entered into a joint venture agreement. The purpose of the joint venture was to develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating as a joint venture under the Oregon corporation Covered Bridges, Ltd. On May 30, 2018, the joint venture purchased TTO’s 15% interest in the joint venture for $30,000, and subsequently the Company and Global Hemp Group had equal interests in the joint venture. The joint venture agreement commits the Company to a cash contribution of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company has complied with its payments. The 2018 crop of hemp grown on the joint venture’s real property consisted of 33 acres of high yielding CBD hemp grown in an orchard style cultivation on the property. The 2018 harvest consisted of approximately 37,000 high yielding CBD hemp plants producing 24 tons of biomass that produced 48,000 pounds of dried biomass. The joint venture partners prepared processing samples ranging in size from 100 lbs. to 2,000 lbs. for sample offers to extraction companies. The biomass is being processed into CBD crude oil with the option to refine it further into isolate, or full spectrum oil, in order to increase its value on the market. As of December 31, 2019, the combined balance of the joint venture investment and related farmland investment was $0 as the investment was written off as a loss for the period ended December 31, 2019.

Bougainville Ventures, Inc. Joint Venture; On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville's high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

As our contribution to the joint venture, the Company committed to raise not less than $1,000,000 to fund joint venture operations, based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry.

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The Company and Bougainville's agreement provided that funding provided by the Company would contribute towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment from $1,000,000 to $800,000, and also required the Company to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach of contract for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land, but did not deed the real property to the joint venture. Bougainville failed to pay delinquent property taxes to Okanogan County and to date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of $800,000 contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation.

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In connection with the agreement, the Company recorded a cash investment of $1,188,500 to the Joint Venture during 2017. This was comprised of 49.5% ownership of BV-MCOA Management LLC, and was accounted for using the equity method of accounting. The Company recorded an annual impairment in 2017 of $792,500, reflecting the Company’s percentage of ownership of the net book value of the investment. During 2018, the Company recorded equity losses of $37,673 and $11,043 for the first and second quarters respectively, and recorded an annual impairment of $285,986 for the year ended December 31, 2018, at which time the Company determined the investment to be fully impaired due to Bougainville’s breach of contract and resulting litigation, as discussed above.

GateC Joint Venture; On March 17, 2017, the Company and GateC Research, Inc. (“GateC”) entered into a Joint Venture Agreement (“Agreement”) whereby the Company committed to raise up to one and one-half million dollars ($1,500,000) over a six-month period, with a minimum commitment of five hundred thousand dollars ($500,000) within a three (3) month period; and, information establishing brands and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies, including but not limited to its affiliate marketing program, directly tailored to the cannabis industry.

GateC agreed to contribute its management and control services and systems related to cannabis grow operations in Adelanto County, California, and its permit to grow marijuana in an approved zone in Adelanto, California. GateC did not own a physical site for its operation in Adelanto County, California, and GateC’s permit to grow cannabis did not contain a conditional use permit.

On or about November 28, 2017, GateC and the Company orally agreed to suspend the Company’s funding commitment, pending the finalization of California State regulations governing the growth, cultivation and distribution of cannabis, which were expected to be completed in 2018.

On March 19, 2018, the Company and GateC rescinded the Agreement and concurrently released each other from any all any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against each other and their Affiliates, arising out of the Agreement.

We incurred no termination penalties as the result of its entry into the Recession and Mutual Release Agreement.

In 2017, the Company recorded a debt obligation of $1,500,000 to the Joint Venture and a corresponding impairment charge of $1,500,000 during for year ended December 31, 2017. Upon termination of the material definitive agreement on March 19, 2018, the Company realized a gain on settlement of debt obligation of $1,500,000 for the year ended December 31, 2018.

Natural Plant Extract; On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc., and subsidiaries, to operate a licensed psychoactive cannabis distribution service in California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, we terminated the joint venture and entered into a settlement and release of all claims agreement. In exchange for a complete release of all claims, the Company and NPE (i) agreed to reduce our interest in NPE from 20% to 5%; (ii) we agreed to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement and Release of All Claims Agreement, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (iii) to retire the balance of our original valuation obligation from the material definitive agreement, representing a shortfall of $56,085.15, in a convertible promissory note, with terms allowing NPE to convert the note into common stock of MCOA at a 50% discount to the closing price of MCOA’s common stock as of the maturity date.

Of the total amount due and payable by us as of the date of this filing, we owe $75,000, and we are in breach of the settlement agreement. On February 3, 2020, we executed a convertible promissory note in the amount of $56,085.15 to NPE. Additionally, as a result of our settlement agreement with NPE, we became liable to pay NPE our 5% portion equal to $25,902 of the regulatory charges to the City of Lynwood and the State of California to transfer the cannabis licenses back to NPE. To date, we have not paid this amount and it is due and owing.

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The following table indicates the amount of impairments recorded by the Company quarter to quarter for investment activity quarter to quarter related to its joint venture investments:

MARIJUANA COMPANY OF AMERICA, INC.

INVESTMENT ROLL-FORWARD

AS OF JUNE 30, 2020

	INVESTMENTS								SHORT-TERM INVESTMENTS
									TOTAL
	TOTAL	Global			Bougainville	Gate C	Natural		Short-
	INVESTMENTS	Hemp Group	Benihemp	MoneyTrac	Ventues, Inc.	Research Inc.	Plant Extract	Vivabuds	Term Investments	MoneyTrac
Beginning balance @12-31-16	$0	$0	$0	$0	$0	$0			$0	$0
Investments made during 2017	3,049,275	10,775	100,000	250,000	1,188,500	1,500,000			0	0

Quarter 03-31-17 equity method Loss	0								0

Quarter 06-30-17 equity method Loss	0								0

Quarter 09-30-17 equity method Loss	(375,000)				(375,000)				0

Quarter 12-31-17 equity method accounting	313,702				313,702				0

Impairment of Investment in 2017	(2,292,500)	0			(792,500)	(1,500,000)			0	0
Balances as of 12/31/17	695,477	10,775	100,000	250,000	334,702	0	0	0	0	0

Investments made during 2018	986,654	986,654							0

Quarter 03-31-18 equity method Loss	(37,673)				(37,673)				0

Quarter 06-30-18 equity method Loss	(11,043)				(11,043)				0

Quarter 09-30-18 equity method Loss	(10,422)		(10,422)						0

Quarter 12-31-18 equity method Loss	(31,721)	(31,721)	0						0

Moneytrac investment reclassified to Short-Term investments	(250,000)			(250,000)					250,000	250,000

Unrealized gains on trading securities - 2018	0								560,000	560,000

Impairment of investment in 2018	(933,195)	(557,631)	(89,578)		(285,986)				0
Balance @12-31-18	$408,077	$408,077	$0	$0	$0	$0	$0	$0	$810,000	$810,000

Investments made during quarter ended 03-31-19	129,040	129,040

Quarter 03-31-19 equity method Loss	(59,541)	(59,541)

Unrealized gains on trading securities - quarter ended 03-31-19									(135,000)	$(135,000)
Balance @03-31-19	$477,576	$477,576	$0	$0	$0	$0	$0	$0	$675,000	$675,000

Investments made during quarter ended 06-30-19	$3,157,234	$83,646					$3,000,000	$73,588

Quarter 06-30-19 equity method Income (Loss)	$(171,284)	$141,870)					$(6,291)	$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$0								(150,000)	$(150,000)
Balance @06-30-19	$3,463,526	$419,352	$0	$0	$0	$0	$2,993,709	$50,465	$525,000	$525,000

Investments made during quarter ended 09-30-19	$186,263							$186,263

Quarter 09-30-19 equity method Income (Loss)	$122,863	$262,789					$(94,987)	$(44,939)

Sale of trading securities during quarter ended 09-30-19									$(41,667)	$(41,667)

Unrealized gains on trading securities - quarter ended 09-30-19	$0								(362,625)	$(362,625)
Balance @09-30-19	$3,772,652	$682,141	$0	$0	$0	$0	$2,898,722	$191,789	$120,708	$120,708

Investments made during quarter ended 12-31-19	$392,226	$262,414						$129,812

Quarter 12-31-19 equity method Income (Loss)	$(178,164)	$(75,220)					$(23,865)	$(79,079)
Reversal of Equity method Loss for 2019	$272,285						$125,143	$147,142
Impairment of investment in 2019	$(3,175,420)	$(869,335)					$(2,306,085)	$0
Loss on disposition of investment	$(389,664)							$(389,664)
Sale of trading securities during quarter ended 12-31-19	$0								$(17,760)	$(17,760)

Unrealized gains on trading securities - quarter ended 12-31-19	$0								(75,545)	$(75,545)
Balance @12-31-19	$693,915	$0)	$0	$0	$0	$0	$693,915	$0	$27,403	$27,403

Equity Loss for Quarter ended 03-31-20	126,845	126,845

Recognize Joint venture liabilities per JV agreement @03-31-20	394,848	394,848

Impairment of Equity Loss for Quarter ended 03-31-20	(521,692)	(521,692)

Unrealized gains on trading securities - quarter ended 03-31-19									(13,945)	$(13,945)
Balance @03-31-20	$693,915	$0	$0	$0	$0	$0	$693,915	$0	$13,458	$13,458

Equity Loss for Quarter ended 06-30-20	(7,048)	(7,048)

Impairment of Equity Loss for Quarter ended 06-30-20	7,048	7,048

Sales of of trading securities - quarter ended 06-30-20									(13,458)	$(13,458)
Balance @06-30-20	$693,915	$0	$0	$0	$0	$0	$693,915	$0	$0	$0

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Loan Payable
		Global					Natural			General
	TOTAL	Hemp			Bougainville	Gate C	Plant	Robert L		Operating
	JV Debt	Group	Benihemp	MoneyTrac	Ventues, Inc.	Research Inc.	Extract	Hymers III	Vivabuds	Expense
Beginning balance @12-31-16	$0	$0	$0	$0	$0	$0				$0

Quarter 03-31-17 loan borrowings	1,500,000					1,500,000

Quarter 06-30-17 loan activity

Quarter 09-30-17 loan borrowings	725,000				725,000

Quarter 12-31-17 loan repayments	(330,445)				(330,445)

General operational expense	172,856									172,856
Balances as of 12/31/17 (a)	2,067,411	0	0	0	394,555	1,500,000	0	0	0	172,856

Quarter 03-31-18 loan borrowings (payments)	376,472	447,430								(70,958)

Quarter 06-30-18 cancellation of JV debt obligation	(1,500,000)					(1,500,000)

Quarter 06-30-18 loan repayments	(101,898)									(101,898)

Quarter 09-30-18 loan activity	0

Quarter 12-31-18 loan borrowings	580,425	580,425

Balance @12-31-18 (b)	1,422,410	1,027,855	0	0	394,555	0	0	0	0	0

Quarter 03-31-19 loan borrowings	649,575	649,575
Quarter 03-31-19 debt conversion to equity	(407,192)	(407,192)

Balance @03-31-19 ©	1,664,793	1,270,238	0	0	394,555	0	0	0	0	0

Quarter 03-31-19 loan borrowings	3,836,220	$161,220					$2,000,000		$0	$1,675,000

Quarter 03-31-19 debt conversion to equity	(1,572,971)	$161,220)					$349,650)			$1,062,101)

Balance @06-30-19 (d)	3,928,042	1,270,238	0	0	394,555	0	1,650,350	0	0	612,899

Quarter 09-30-19 loan borrowings	582,000									$582,000

Quarter 09-30-19 debt conversion to equity	(187,615)									$(187,615)

Balance @09-30-19 (e)	4,322,427	1,270,238	0	0	394,555	0	1,650,350	0	0	1,007,284

Quarter 12-31-19 loan borrowings	2,989,378	$262,414					$596,784	$4,221		$2,125,959

Impairment of investment in 2019	(4,083,349)	$(1,532,652)			$(394,555)		$(2,156,142)

Loss on settlement of debt in 2019	50,093						$50,093

Adjustment to reclassify amount to accrued liabilities	(85,000)						$(85,000)

Balance @12-31-19 (f)	$3,193,548	$(0)	$0	$0	$0	$0	$56,085	$4,221	$0	$3,133,243
Quarter 03-31-20 loan borrowings	$441,638									$441,638

Quarter 03-31-20 debt conversion to equity	$(619,000)									$(619,000)

Recognize Joint venture liabilities per JV agreement @03-31-20	$394,848	$394,848

Quarter 03-31-20 Debt Discount adjustments	$24,138							$24,138

Balance @03-31-20 (g)	$3,435,172	$394,848	$0	$0	$0	$0	$56,085	$28,359	$0	$2,955,881

Quarter 06-30-20 loan borrowings, net	$65,091							$65,091
Quarter 06-30-20 debt conversion to equity	$(727,118)									$(727,118)
Quarter 06-30-20 reclass of liability	$83,647	$83,647

Quarter 06-30-20 Debt Discount adjustments	$405,746							$(27,715)		$433,461

Balance @06-30-20 (h)	$3,262,538		$0	$0	$0	$0	$56,085	$65,735	$0	$2,662,224

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	06-30-20	03-31-20	12-31-19	09-30-19	06-30-19	03-31-19	12-31-18	12-31-17
This includes balances for:	Note (H)	Note (g)	Note (f)	Note (e)	Note (d)	Note (c)	Note (b)	Note (a)
- Debt obligation of JV	478,494	394,848	0	1,633,872	1,778,872	128,522	289,742	1,500,000
- Convertible NP, net of discount	2,784,044	3,040,324	3,193,548	2,688,555	2,149,170	1,536,271	1,132,668	394,555
- Longterm debt	0	0	0	0	0	0	0	172,856
Total Debt balance	3,262,538	3,435,172	3,193,548	4,322,427	3,928,042	1,664,793	1,422,410	2,067,411

Results of Operations

We anticipate that our results of operations will fluctuate for the foreseeable future due to several factors, such as the progress of our hempSMART™ product sales and research and development efforts. Due to these uncertainties, accurate predictions of future operations are difficult or impossible to make.

Three Months Ended June 30, 2020 Compared to Three Months Ended June 30, 2019

Revenues

Total revenues for the three months ended June 30, 2020 and 2019, were $82,958 and $208,580, respectively, a decrease of $125,622. This decrease is attributable to the effects of the Company’s restructuring of its sales team and new sales strategies since the first quarter 2020 as well as the slowing of the general market demand due to the COVID-19 pandemic during 2020. The changes to the sales strategy implemented includes rebranding of hempSMART’s products. However, the Company continues to make progress with its sales program as it continues to promote and support its affiliate marketing sales program and direct sales through its website.

During 2020, the Company released two new industrial hemp based hempSMART product: hempSMART Body lotion, a cream formulated with organically industrial hemp combining premium CBD oil with unique blend of synergistic herbs and botanicals, and hempSMART™ Drink Mix.

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The following table identifies a comparison of our sales of products during the three months ended June 30, 2020 and 2019, respectively:

	3 months ended June 30, 2020 and 2019

Products	2020	2019
Body Lotion	1,297	0	New Product in 2nd Quarter 2020
Drink	2,052	0	New Product in 2nd Quarter 2020
Brain	9,558	24,086
Drops	38,908	85,503
Face Moisturizer	6,436	12,347
Pain Capsules	2,548	22,907
Pain Cream	17,058	48,191
Pet Drops	5,101	15,545
Totals	82,958	208,580

Related Party Sales

Related party sales contributed $5,131 and $6,809 to revenues for the three months ended June 30, 2020 and 2019, respectively. Related party sales are comprised of sales of our hempSMART products to our directors, officers, employees, and sales team members. No related party sales were for services. All sales were made at listed retail prices and were for cash consideration.

Costs of Sales

Costs of sales primarily consist of inventory cost and overhead, manufacturing, packaging, warehousing, shipping, and direct labor costs directly attributable to our hempSMART products. For the three months ended June 30, 2020 and 2019, our total costs of sales were $39,187 and $29,139, respectively. The high costs reflects product discounts and cost incentive on products sold due to the COVID-19 pandemic.

Gross Profit

For the three months ended June 30, 2020 and 2019, gross profit was $43,771 and $179,441, respectively. This decrease was primarily attributed to new pricing and promotions associated with the company’s new sales restructuring and strategies, along with the effects of the COVID-19 pandemic during the three months ended June 30, 2020. As a result, the gross margins were 53.0% and 86.0% for the three months ended June 30, 2020 and 2019, respectively. However, the Company will continue to market its products aggressively as it continues to support its affiliate sales program in the near future.

Selling and marketing expenses

For the three months ended June 30, 2020 and 2019, selling and marketing expenses was $74,212 and $656,751, respectively. This decrease of $582,539 is due primarily to the effects of the Company’s restructuring of its sales team and new sales strategies during the three months ended June 30, 2020. The changes to the sales strategy implemented during the quarter included rebranding of hempSMART’s products.

Payroll and related expenses

For the three months ended June 30, 2020 and 2019, payroll and related expenses was $95,644 and $90,000, respectively. This increase of $5,644 is attributed to new headcounts during the period.

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Stock-based compensation

The Company accounts for employee and non-employee compensation in accordance wiht ASC 718-10-30 of the FASB Accounting Standards Codification. See Note 3 - “Summary of Significant Accounting Policies.” For the three months ended June 30, 2020 and 2019, stock-based compensation was $536,452 and $395,400, respectively. This increase of $141,052 is due to shares issued to the Company officers and vendors due to the Company’s low cash positions during the three months ended June 30, 2020 and 2019, respectively.

General and administrative expenses

Other general and administrative expenses decreased to $211,116 for the three months ended June 30, 2020 compared to $335,264 for the three months ended June 30, 2019. General and administrative expenses include research and development, building rent, utilities, legal fees, office supplies, subscriptions, and office equipment. The decrease of $124,148 is attributed cost saving measures to eliminate redundancy such as a reduction of $38,000 in bank fees due to less wire transfers fees incurred during the three months ended June 30, 2020; also a decrease of $70,000 in Consulting fees during the three months ended June 30, 2020 as the company utilized internal resources instead of outside services. These costs were higher during the three months ended June 30, 2019.

Gain/Loss on change in fair value of derivative liabilities

During 2020 and 2019, we issued convertible promissory notes and warrants with an embedded derivative, all requiring us to fair value the derivatives each reporting period, and mark to market as a non-cash adjustment to our current period operations. This resulted in gains of $1,572,964 and $2,207,299 change in fair value of derivative liabilities for the three months ended June 30, 2020 and 2019, respectively.

Loss on equity investment

During the three months ended June 30, 2020 and 2019, we adjusted the carry value of our investment for our pro rata share of equity investment of $7,048 and $171,284, respectively.

Gain on settlement of debt

During the three months ended June 30, 2020 and 2019, the company realized a gain on settlement of debt of $0 and $0, respectively.

Interest Expense

Interest expense during the three months ended June 30, 2020 was $881,945 compared to $1,005,970 for the three months ended June 30, 2019. Interest expense primarily consists of interest incurred on our convertible and other debt. The debt discounts amortization and non-cash interest incurred during the three months ended June 30, 2020 and 2019 was $592,338 and $813,112, respectively. In addition, we incurred a non-cash interest of $0 and $1,442,252 non-cash interest in connection with convertible notes for the three months ended June 30, 2020 and 2019, respectively.

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Net Loss

The Company’s net loss for the three months ended June 30, 2020 and 2019 was $186,819 and $419,624, respectively, a decrease of $232,805. The net loss of $186,819 for the three months ended June 30, 2020, represents 225.2% of total revenues for the period. The net loss of $419,624 for the three months ended June 30, 2019 represents 201% of the total revenues for the period.

Six Months Ended June 30, 2020 Compared to Six Months Ended June 30, 2019

Revenues/Cost of sales

Total revenues for the six months ended June 30, 2020 and 2019 were $164,777 and $323,390, respectively, a decrease of $158,613. The decrease in total revenues of hempSMART™ products was due to the volume of sales, being impacted by COVID-19 pandemic.

During the 2020, the Company released two new industrial hemp based hempSMART™ products: (i) hempSMART Body lotion, a cream formulated with organically industrial hemp combining premium CBD oil with unique blend of synergistic herbs and botanicals, and (ii) hempSMART.™ Drink Mix.

The following table identifies our product offerings and the revenues related to these products for the six months ended June 30, 2020 and 2019, respectively:

Products	2020	2019
Body Lotion	2,452	0	New Product during 2020
Drink	2,052	0	New Product during 2020
Brain	19,674	38,459
Drops	86,132	124,675
Face Moisturizer	7,309	20,625
Pain Capsules	3,646	33,390
Pain Cream	31,906	78,255
Pet Drops	11,606	27,985
Totals	164,777	323,390

Costs and Expenses - Costs of sales, include the costs of product development, manufacturing, testing, packaging, storage, and sale. For the six months ended June 30, 2020, costs of sales were $73,392 as compared to $69,017 for the six months ended June 30, 2019. The reported costs of sales for each period reflect the Company’s increased effort and growth in the marketing and selling its hempSMART™ products.

Gross Profit

For the six months ended June 30, 2020 and 2019, gross profit was $91,385 and $254,373, respectively. This decrease was primarily attributed to new pricing and promotions associated with the company’s new sales restructuring and strategies, along with the effects of the COVID-19 pandemic during the six months ended June 30, 2020. As a result, the gross margins were 55.5% and 78.7% for the six months ended June 30, 2020 and 2019, respectively. However, the Company will continue to market its products aggressively as it continues to support its affiliate sales program in the near future.

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Selling and marketing expenses

For the six months ended June 30, 2020 and 2019, selling and marketing expenses was $200,667 and $1,085,762, respectively. This decrease of $885,095 is due primarily to the effects of the Company’s restructuring of its sales team, new cost reduction measures and, accordingly, new sales strategies during the six months ended June 30, 2020. The changes to the sales strategy implemented during the quarter included rebranding of hempSMART’s products.

Payroll and related expenses

For the six months ended June 30, 2020 and 2019, payroll and related expenses was $196,843 and $220,000, respectively. This decrease of $23,157 is attributed to elimination of redundant positions within the company during the six months ended June 30, 2020 as compared to the six months ended June 30, 2019.

Stock-based compensation

The Company accounts for employee and non-employee compensation in accordance wiht ASC 718-10-30 of the FASB Accounting Standards Codification. See Note 3 - “Summary of Significant Accounting Policies.” For the six months ended June 30, 2020, stock-based compensation was $542,767 and $549,250 respectively. This variance of $6,483 is reasonable as the Company continues to offer equity to officers and vendors due to the Company’s low cash positions during the six months ended June 30, 2020 and 2019.

General and administrative expenses

Other general and administrative expenses decreased to $415,172 for the six months ended June 30, 2020 compared to $609,744 for the six months ended June 30, 2019. General and administrative expenses include research and development, building rent, utilities, legal fees, office supplies, subscriptions, and office equipment. The decrease of $124,148 is attributed cost saving measures to eliminate redundancy such as a reduction of$ $70,000 in bank fees due to less wire transfers fees incurred during the six months ended June 30, 2020; also a decrease in Consulting fees during the six months ended June 30, 2020 as the company utilized internal resources instead of outside services. These costs were higher during the six months ended June 30, 2019.

Loss on change in fair value of derivative liabilities

During 2020 and 2019, we issued convertible promissory notes and warrants with an embedded derivative, all requiring us to fair value the derivatives each reporting period, and mark to market as a non-cash adjustment to our current period operations. This resulted in gain of $1,142,272 and a loss of $480,150 change in fair value of derivative liabilities for the six months ended June 30, 2020 and 2019, respectively.

Loss on equity investment

During the six months ended June 30, 2020 and 2019, we adjusted the carry value of our investment for our pro rata share of equity investment of $133,893 and $230,825, respectively.

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Gain on settlement of debt

During the six months ended June 30, 2020 and 2019, the company realized a gain on settlement of debt of $3,409 and $0, respectively. This was related to the payoff of a settlement agreement. Made in the ordinary course of its business during the six months ended June 30, 2020.

Interest Expense

Interest expense during the six months ended June 30, 2020 was $1,772,096 as compared to $1,442,252 for the six months ended June 30, 2019. Interest expense primarily consists of interest incurred on our convertible and other debt. The debt discounts amortization and non-cash interest incurred during the six months ended June 30, 2020 and 2019 was $1,028,931 and $1,308,550, respectively. In addition, we incurred a non-cash interest of $0 and $1,442,252 non-cash interest in connection with convertible notes for the six months ended June 30, 2020 and 2019, respectively.

Net Loss

The Company’s net loss for the six months ended June 30, 2020 and 2019 was $2,305,121 and $4,652,001, respectively, a decrease of $2,369,487. The net loss of $2,282,514 for the six months ended June 30, 2020, represents 1,385 % of total revenues for the period. The net loss of $4,652,001 for the six months ended June 30, 2019 represents 1,439% of the total revenues for the period.

Liquidity and Capital Resources – The Company has generated a net loss from continuing operations for the six months ended June 30, 2020 of $1,267,392 and used $669,005 cash for operations. As of June 30, 2020, the Company had total assets of $1,009,641, which included inventory of $158,465 and other current assets of $106,418. The other current assets of $106,418 includes directors and officers liability insurance premiums in the amount of $88,838, a $12,500 non-trade receivable due from a brokerage firm and advance payments to vendors.

During the six months ended June 30, 2020 and 2019, the Company has met its capital requirements through a combination of loans and convertible debt instruments. The Company will need to secure additional external funding in order to continue its operations. Our primary internal sources of liquidity were provided by an increase in proceeds from the issuance of note payables of $442,000 and a government loan due to Covid-19 of $35,500 for June 30, 2020, as compared to $1,675,000 for June 30, 2019. During the six months ended June 30, 2019, we entered into several separate financing arrangements with St. George Investments, LLC, a Utah limited liability company, in which we borrowed an aggregate of $1,536,271, the principal of which is convertible into shares of our common stock (see Note 6, Convertible Note Payable). Our ability to rely upon external financing arrangements to fund operations is not certain, and this may limit our ability to secure future funding from external sources without changes in terms requested by counterparties, changes in the valuation of collateral, and associated risk, each of which is reasonably likely to result in our liquidity decreasing in a material way. We intend to utilize cash on hand, loans and other forms of financing such as the sale of additional equity and debt securities and other credit facilities to conduct our ongoing business, and to also conduct strategic business development and implementation of our business plans generally.

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Operating Activities - For the six months ended June 30, 2020, the Company used cash in operating activities of $669,005. For the six months ended June 30, 2019, the Company used cash in operating activities of $1,430,589. This decrease is due primarily to loss for the period which was offset by stock-based compensation. and continued implementation of our business plans, operations, management, personnel and professional services.

Investing Activities - During the six months ended June 30, 2020, the Company spent cash of $1,271 in investing activities related to its purchase of investment and equipment. During the six months ended June 30, 2019, we spent $501,361, primarily on equipment purchases and $498,658 in purchase of investments.

Financing Activities - During the six months ended June 30, 2020, the Company, primarily through its receipt of funds from the issuance of notes payable resulted in financing activity of $442,000 and a government loan due to COVID-19 of $35,500. For the six months ended June 30, 2019 the Company received proceeds of $1,675,000 from the issuance of notes payable.

The Company’s business plans have not generated significant revenues and as of the date of this filing are not sufficient to generate adequate amounts of cash to meet its needs for cash. The Company's primary source of operating funds in 2020 and 2019 have been from revenue generated from proceeds from the sale of common stock and the issuance of convertible and other debt. The Company has experienced net losses from operations since inception, but expects these conditions to improve in the second half of 2020 and beyond as it develops its affiliate marketing program and other direct sales and marketing programs. The Company has stockholders' deficiencies at June 30, 2020 and requires additional financing to fund future operations. As of the date of this filing, and due to the early stages of operations, the Company has insufficient sales data to evaluate the amounts and certainties of cash flows, as well as whether there has been material variability in historical cash flows.

We currently do not have sufficient cash and liquidity to meet our anticipated working capital for the next twelve months. Historically, we have financed our operations primarily through private sales of our common stock and. If our sales goals for our hempSMART™ products do not materialize as planned, and we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

Off Balance Sheet Arrangements

As of June 30, 2020, and December 31, 2019, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Government Regulations of Cannabis

Recent Government Decriminalization and Legalization of Hemp

On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill.” Prior to its passage, hemp, a member of the cannabis family, and hemp derived CBD, were classified as Schedule 1 controlled substances, and so illegal under the Controlled Substances Act, 21 U.S.C. § 811 (hereafter referred to as the “CSA”).

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With the passage of the Farm Bill, hemp cultivation is now broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC, the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—illegal under the CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is a still a lot to learn about hemp and its products from commercial and market perspectives.

We currently operate two divisions within the regulated hemp industry: (i) the development, manufacturing, marketing and sale of our hempSMART™ consumer products that include non-psychoactive industrial hemp-based CBD as an ingredient; and, (ii) professional financial consulting and property management services.

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an “Investigational New Drug” (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

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Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved cannabis, hemp or CBD derived from industrial hemp as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our consumer products that contain CBD derived from industrial hemp.

The FDA has concluded that products containing industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing industrial hemp derived CBD are Schedule 1 drugs under the Controlled Substances Act, and so are illegal drugs that are under the purview of the U.S. Drug Enforcement Agency and U.S. Justice Dept., who are charged with enforcing the Controlled Substances Act. However, at some indeterminate future time, the FDA may choose to change its position concerning cannabis generally, and specifically products containing industrial hemp derived CBD, and may choose to enact regulations that are applicable to such products as either drugs or supplements. In this event, our industrial hemp-based products containing CBD may be subject to regulation (See Risk Factors, Item IA).

Critical Accounting Policies - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Note 1 to the Consolidated Financial Statements describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. Estimates are used for, but not limited to, contingencies and taxes. Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the Consolidated Financial Statements.

Stock-Based Compensation - The Company accounts for employee and non-employee compensation in accordance wiht ASC 718-10-30 of the FASB Accounting Standards Codification. See Note 3 - “Summary of Significant Accounting Policies.”

Recent Accounting Pronouncements - See Note 3 of the condensed consolidated financial statements for discussion of recent accounting pronouncements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Company engaged L&L CPAs to audit its financial statements in 2016. Since that time, there were no disagreements (as defined in Item 304(a)(1)(4) of Regulation S-K) with L&L CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of L&L CPAs, would have caused L&L CPAs to make reference on the subject matter of the disagreements in its reports.

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DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors

The following table sets forth information regarding our directors and each director nominee, as of July 2, 2020

Name	Principal Occupation	Age	Director Since
Jesus M. Quintero	Director, Chairman of the Board, Principal Executive Officer	59	2019
Edward Manolos(1)	Director	47	2019
Marco Guerrero(2)	Director	48	2020
Themistocles Psomiadis(3)	Director	73	2020

(1) On April 23, 2019, Edward Manolos was appointed as an independent member to the registrant’s board of directors.

(2) On June 12, 2020, the registrant appointed Marco Guerrero as an independent member of its board of directors.

(3) On February 28, 2020, Themistocles Psomiadis were appointed as independent members to the registrant’s board of directors.

Jesus M. Quintero, Director, Chief Executive Officer, and Chief Financial Officer from November 2018 to present. Mr. Quintero also serves as Chief Financial officer of Massroots, Inc. and has served as Brazil Interactive Media’s Chief Financial Officer. He has previously served as a financial consultant to several multi-million dollar businesses in Florida. Mr. Quintero has extensive experience in public company reporting and SEC/SOX compliance, and held senior finance positions with Avnet, Inc., Latin Node, Inc., Globetel Communications Corp. and Telefonica of Spain. His prior experience also includes tenure with PricewaterhouseCoopers and Deloitte & Touche. Mr. Quintero earned a B.S. in Accounting from St. John’s University and is a certified public accountant. He is fluent in English and Spanish, and conversant in Brazilian Portuguese.

Edward Manolos, Director, Mr. Edward Manolos opened the very first Medical Marijuana Dispensary in Los Angeles County in 2004 called CMCA. He is also credited with starting Los Angeles' first Medical Marijuana farmer's market referred to as "The California Heritage Farmer's Market," which attracted local and international media attention and was the first of its kind. Mr. Manolos is also the founder of many successful companies, such as Everest Biosynthesis Group and Natural Plant Extracts USA (NPE), a leading producer of pharmaceutical grade CBD that holds the largest market share in the USA. He also Co-founded Ocean Communications Inc. in 1997 (NASDAQ: OCEN), an Asia-focused internet communications service provider transmitting voice, fax, and data communications for consumers, carriers and corporations. His diverse entrepreneurial focus led him on to launch the KIWIBERRI Frozen yogurt franchise in 2005. The company is a California-based frozen yogurt franchised that has opened several locations throughout Los Angeles, Nevada, and Florida. On April 23, 2019, Edward Manolos and Themistocles Psomiadis were appointed as independent members to the registrant’s board of directors

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Marco Guerrero, Director, Mr. Guerrero holds a bachelor’s degree in business administration and a post graduate degree in Controllership from Instituto Presbiteriano Mackenzie, in Brazil. He studied in the UK and worked for several years in the USA in partnership with reinsurance agents. He is a professional executive with more than 20 years of experience in insurance and reinsurance. He is the co-founder of Truster Brasil, a reputable reinsurance company specializing in Latin America and the Caribbean.

Themistocles Psomiadis, Director, Mr. Psomiadis has 25 years’ experience as a financial consultant and banker. From 1970 through 2010, Mr. Themistocles Psomiadis worked in the Financial Sector as Chief Financial Officer of County Trust Company, and from 2005 to 2010, he served with New York Life Securities, where he was a partner. Since 2009, Mr. Psomiadis has been the Executive Director of Brazilian Investment Group, LLC. He has been an active investor and consultant in Brazil and Latin America and has assisted international clients in structuring transactions within the region. Mr. Psomiadus also served as Chief Financial Officer of a midsize public bank in New Jersey. On April 2, 2020, the Registrant appointed director Themistocles Psomiadis to lead the Registrant’s internal audit sub-committee. Mr. Psomiadis accepted the appointment, and will be responsible for reviewing and confirming the interim work of the subcommittee through the December 31, 2019 year-end and to date. Mr. Psomiadis is fluent in Portuguese, Spanish and Greek. Mr. Psomiadis attended New York University and Quinnipiac University.

Under NASDAQ Rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we have three independent directors, Edward Manolos, Marco Guerrero and Themistocles Psomiadis.

The following table sets forth information regarding our current directors and each director nominee, as of December 31, 2019.

Name	Principal Occupation	Age	Director Since
Donald Steinberg(1)	Director, Chairman of the Board, CEO	70	2015
Charles Larsen(2)	Director	61	2015
Robert Coale(3)	Director	60	2018
Edward Manolos	Director	46	2019
Jesus M. Quintero(4)	Director, Chairman of the Board, CEO, CFO	59	2019

Donald Steinberg, Director. Mr. Steinberg’s business experience began in 1986 when he developed stock option volatility analysis and trading programs. His work led him to a management position of floor traders on multiple options exchanges, including the Chicago Board of Options Exchange and the Pacific Options Exchange. Ultimately, Mr. Steinberg used his trading and volatility programs to manage options trading centers in Chicago, Philadelphia and California, where he managed and directed floor traders. This experience gave Mr. Steinberg the fundamental knowledge of finance and operations and gave him insight into the management skills necessary to operate a company with discrete centers and many employees. Beginning in the early 90’s, Mr. Steinberg co-founded Globalcom 2000 and entered into the prepaid phone card business. Globalcom 2000 became one of the largest and fastest growing phone card companies in the United States. Among the many firsts accomplished in that business was an account with 7-11, which Mr. Steinberg personally closed, and which made Globalcom 2000 the first phone card in the country with a corporate logo.

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In 1994, Mr. Steinberg developed an interest in the telecom “Callback” business and co-founded “One World Communications.” Mr. Steinberg subsequently created an international multi-level-marketing (“MLM”) global sales force selling telecom services. In 2006, Mr. Steinberg formed Club Vivanet as an International MLM, selling a variety of services. In 2009, he merged Club Vivanet with a publicly traded company. In 2008, Mr. Steinberg recognized the emerging opportunities in the medical marijuana industry and changed the name of Club Vivanet to Medical Marijuana Inc. (OTC: MJNA), which is believed to be America’s first publicly traded company in the medical marijuana industry. Mr. Steinberg left Medical Marijuana, Inc. in 2011 and in 2013, Mr. Steinberg launched Global Hemp Group, Inc. (OTC: GBHPF) with Mr. Charles Larsen, as they recognized the momentum building in the emerging global hemp industry. Mr. Steinberg resigned as a director of the Company on December 6, 2019.

Charles Larsen, Director. Mr. Larsen attended the Pepperdine University Graziadio School of Business in Los Angeles and served in the U.S. Coast Guard from 1981 through 1988. From 1989 through 1991, Mr. Larsen served as operations manager with the Commodity Trading Advisor (CTA) Peskin & Associates in Chicago, Illinois, where his primary duties included organization and management of investment operations, management of client billing, the development of a custom trade order management system, monitoring of trading operations and floor broker communications. From 1991 through 1995, Mr. Larsen served as an implementation consultant for Integrated Decision Systems in Los Angeles, CA. In this capacity, Mr. Larsen implemented portfolio management and trade order management systems, determined operational deficiencies and solutions, and managed custom training programs and development projects. From 1995 through 2006, Mr. Larsen served as Senior Vice President of Operations and Business Development for Tower Asset Management in Beverly Hills, CA. Here, Mr. Larsen managed operations, client billing, daily portfolio reconciliation, compliance and regulatory reporting. Mr. Larsen also was a member of Tower’s Investment Committee and Executive Management Committee. From 2006 through 2007, Mr. Larsen was Chief Operating Officer and Chief Financial Officer at Financial Management Advisors of Century City, CA, where his duties focused on management of operations, finance and compliance. From 2007 to 2009, Mr. Larsen worked for Polaris International Holdings in Huntington Beach, CA focused on the preparation of corporate financials and regulatory compliance. In 2009 Mr. Larsen helped found Medical Marijuana, Inc. and focused on operations, compliance and acquisition sourcing and due diligence. From 2012 through 2013, Mr. Larsen was an independent business consultant serving corporations including Global Payout, Inc., of San Diego, CA and BG Medical Technologies, Inc. of Los Angeles, CA. Beginning in 2013, Mr. Larsen co-founded and remains the President and Chief Executive Officer of Global Hemp Group, Inc. (OTC: GBHPF). With Global Hemp Group, Mr. Larsen’s duties include corporate compliance and administration, hemp and medical marijuana compliance, and business development in Canada and internationally, all positions he continues in as of the date of this filing. Mr. Larsen resigned from our board of directors on February 7, 2019. Mr. Larsen passed away on May 15, 2020.

Robert Coale, Director. Mr. Coale is the President of CFS Capital Group, Inc., a firm focused on business consulting, private equity investments, financial and strategic joint venture facilitation, including telecommunications, banking, fund raising, non-profit, retirement, entertainment, licensing, gateway interface/merchant processing, real estate development, and strategic planning. Mr. Coale holds a Master’s in Business Administration, with an emphasis on International Marketing and Strategic Planning from Pepperdine University awarded in 1992; a Bachelor of Science with an emphasis in Finance from the University of Southern California awarded in 1982, and is currently a member of the Advisory Board to Everlert, Inc. (OTC: EVLI). Mr. Coale resigned from the board of directors on March 30, 2020.

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Jesus M. Quintero, Director. From January, 2013 to September, 2014, Mr. Quintero served as the Chief Financial Officer of Brazil Interactive Media, Inc. Mr. Quintero is also the current CFO for Mass Roots Inc. (OTC: MSRT ). From 2011 to the present, Mr. Quintero has served as a financial consultant to several multi-million dollar businesses in South Florida. He has extensive experience in public company reporting and SEC/SOX compliance, and held senior finance positions with Avnet, Inc. (NYSE: AVT), Latin Node, Inc., Globetel Communications Corp. (AMEX: GTE) and Telefonica of Spain. His prior experience also includes tenure with Price Waterhouse and Deloitte & Touche. Mr. Quintero earned a B.S. in Accounting from St. John’s University and is a certified public accountant.

Edward Manolos, Director. Mr. Manolos is an 18.8% owner of Natural Plant Extracts, Inc., a California corporation and investment of the registrant, making it a related party investment. The registrant has not and is not expected to be named to any board committees. The registrant and Mr. Manolos entered into an independent director agreement whereby the registrant agreed to compensate Mr. Manolos with ten thousand dollars paid quarterly, and a one-time issuance upon signing of five million shares of registrant common stock.

Mr. Edward Manolos opened the very first Medical Marijuana Dispensary in Los Angeles County in 2004 called CMCA. He is also credited with starting Los Angeles' first Medical Marijuana farmer's market referred to as "The California Heritage Farmer's Market," which attracted local and international media attention and was the first of its kind.

Mr. Manolos is also the founder of many successful companies, such as Everest Biosynthesis Group and Natural Plant Extracts USA (NPE), a leading producer of pharmaceutical grade CBD that holds the largest market share in the USA. He also Co-founded Ocean Communications Inc. in 1997 (NASDAQ: OCEN), an Asia-focused internet communications service provider transmitting voice, fax, and data communications for consumers, carriers and corporations. His diverse entrepreneurial focus led him on to launch the KIWIBERRI Frozen yogurt franchise in 2005. The company is a California based frozen yogurt franchised that has opened several locations throughout Los Angeles, Nevada, and Florida.

Mr. Manolos has provided consulting services to several companies and has helped them obtain marijuana retail and production licenses in California and Washington, including Cannabis Strategic Ventures (OTC: NUGS). He graduated from the University of California Riverside with a double major in Computer Science and Business Management. Mr. Manolos also serves as a director of Cannabis Global Inc. (OTC: CBGL).

(1) Charles Larsen resigned as a director on February 27, 2019.

(2) Donald Steinberg resigned as a director and CEO on December 6, 2019.

(3) Robert Coale resigned on March 30, 2020.

(4) The Company appointed Jesus M. Quintero CEO on December 6, 2019 and CFO on September 1, 2018.

Compensation of Directors

The following table sets forth information concerning the compensation earned during 2019 by each individual who served as a non-employee director at any time during the fiscal year:

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2019 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Donald Steinberg(1)	0	1,367,204	1,367,400
Charles Larsen(2)	0	40,000	40,000
Robert Coale	58,650	266,333	324,983
Edward Manolos	20,000	356,833	376,833
Jesus M. Quintero	49,000	262,333	311,333

(1) Mr. Steinberg resigned as director on December 6, 2019.

(2) Mr. Larsen resigned as director on February 27, 2019.

Director Marco Guerrero, pursuant to a June 12, 2020 Independent Director Agreement, receives a quarterly payment of five thousand dollars ($5,000.00) which shall be paid either in cash, or, in the Company’s discretion, in shares of common stock of the Company, with the number of shares to be issued determined as of the closing price of the Company’s common stock as reported on the OTC Markets on the last trading day of each quarter.

Director Themistocles Psomiadis receives $5,000 per quarter in cash, or at the discretion of the Company, in restricted common stock for serving as a director.

On March 30, 2020, Robert Coale resigned as a member of the board of directors.

On February 28, 2020, Edward Manolos and Themistocles Psomiadis were appointed as independent members to the registrant’s board of directors. On this date, Mr. Manolos and Mr. Psomiadis entered into a written agreement providing compensation of $5,000 paid quarterly. The Company has discretion to substitute an issuance of its common stock in lieu of cash payments. The amount of common stock issuable is determined by the closing price of the registrant’s common stock on the last trading day of each quarter. The term of the agreements is for a period of one year, terminating on February 28, 2021.

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of September 4, 2020 by (1) each stockholder who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table above, and (4) all of our directors and executive officers as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent(3)
Named Executive Officers and Directors:
Jesus M. Quintero(5)	11,713,629	0.78%
Edward Manolos	2,766,667	*
Marco Antonio Guerrero	107,507	*
Themistocles Psomiadis	2,003,061	*
All executive officers and directors as a group (5 persons)	16,590,864	1.11%

*Denotes less than 1%

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(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Readers should refer to the table below for disclosures of the ownership of Preferred Class “A” shares which carry separate voting rights and preferences.

(2)	Under SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or the settlement of other equity awards.

(3)	Calculated on the basis of 1,501,192,862 shares of common stock outstanding as of September 1, 2020, plus any additional shares of common stock that a stockholder has the right to acquire within 60 days after September 1, 2020.

(4)	Jesus M. Quintero was appointed CFO on September 1, 2018 and President and Principal Executive Officer on December 6, 2019.

Our Executive Officers

The following table sets forth information regarding our executive officers as of July 1, 2020.

Name	Principal Occupation	Age	Officer Since
Jesus M. Quintero	CEO, CFO, Treasurer	59	2018

Jesus M. Quintero, Director, Chief Financial Officer from November 2018 to present. Mr. Quintero also serves as Chief Financial officer of Massroots, Inc. and has served as Brazil Interactive Media’s Chief Financial Officer. He has previously served as a financial consultant to several multi-million dollar businesses in Florida. Mr. Quintero has extensive experience in public company reporting and SEC/SOX compliance, and held senior finance positions with Avnet, Inc., Latin Node, Inc., Globetel Communications Corp. and Telefonica of Spain. His prior experience also includes tenure with PricewaterhouseCoopers and Deloitte & Touche. Mr. Quintero earned a B.S. in Accounting from St. John’s University and is a certified public accountant. He is fluent in English and Spanish, and conversant in Brazilian Portuguese.

The following table sets forth information regarding our executive officers as of December 31, 2019.

Name	Principal Occupation	Age	Officer Since
Donald Steinberg(1)	CEO, Treasurer	70	2015
Jesus M. Quintero(2)	CEO, Treasurer	59	2019
Jesus M. Quintero	CFO	59	2018

(1) Mr. Steinberg resigned as CEO and Treasurer on December 6, 2019.

(2) Mr. Quintero was appointed CEO and Treasurer on December 6, 2019.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our principal executive officer, our principal financial officer and each of our other executive officers during 2019.

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Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Donald Steinberg,	2019	333,871		1,033,333	—	—	1,367,204
Principal	2018	360,000	—		—	—	360,000
Executive Officer(1)	2017	180,000	—	5,676,000	—	—	5,856,000

Jesus M. Quintero	2019	46,500	$2,500	262,333	—	—	311,333
Principal Financial Officer, Principal Executive Officer(2)	2018	7,500	$1,500	8,700	—	—	17,700
	2017	—	—	—	—	—	—

(1) Donald Steinberg resigned as CEO on December 6, 2019.

(2) The Company appointed Jesus M. Quintero CFO on August 31, 2018 and CEO on December 6, 2019.

Our Chief Principal Officer, Jesus M. Quintero, entered in an Executive Employment Agreement with the Company in February 3, 2020. Under the terms of the agreement, Mr. Quintero shall be compensated with a gross monthly salary of fifteen thousand dollars ($15,000.00). The monthly salary shall be paid as follows: twelve thousand dollars ($12,000) in cash, and an equivalent of three thousand dollars’ ($3,000) worth of Company restricted common stock, determined as of the closing price of the Company's common stock on the final trading day of each month as reported on the OTC Markets Listing Service. Such cash monthly salary shall be payable consistent with the payroll practices as established by the Company. A copy this agreement is included as an exhibit.

Retirement Benefits

We do not currently provide our named executive officers with supplemental or other retirement benefits.

Family Relationships

There are no family relationships between any director or executive officer.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of August 31 , 2020 by (1) each stockholder who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors, (3) each of our executive officers, and (4) all of our directors and executive officers as a group. This table is based on 1,501,192,862 common shares issued and outstanding as of August 31, 2020.

Beneficial Owner and address(1)	Number of Shares Beneficially Owned	Percent Owned (1)
Named Executive Officers and Directors:
Jesus M. Quintero, Principal Officer, Director	11,713,629	0.78%
Edward Manolos, Director	2,766,667	*%
Marco Guerrero, Director	107,507	*
Themistocles Psomiadis	2,003,061	*
All executive officers and directors as a group (3 persons)	16,590,864	4.5%

(1) This table is based on 1,501,192,862 common shares issued and outstanding as of August 31, 2020.

 The following table sets forth information known to us regarding the beneficial ownership of our Class “A” preferred common stock as of December 31, 2019 and as of August 31, 2020.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of Class
Class “A” Preferred Stock	Jesus M. Quintero 16860 Southwest 1st Street Pembroke Pines, FL 33027	3,333,333	50%
Class “A” Preferred Stock	Edward Manolos 1100 Wilshire Boulevard #2808 Los Angeles CA 90017	3,333,333	50%

(1)

Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Class “A” preferred common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The holders of the Class “A” Preferred Stock shall vote for the election of directors, and shall have full voting rights, except that each Class “A” Preferred share shall entitle the holder to exercise one hundred (100) votes for each one (1) Class A Preferred Share held. Mr. Jesus M. Quintero, and Mr. Edward Manolos, each own 3,333,333 Class “A” Preferred Shares. These shareholders control in excess of 50% of the votes eligible to be cast on any decision regarding corporate actions under Utah law that are assigned to a vote of the stockholders, including but not limited to: (i) the sale of all or substantially all of its property; (ii) the election of directors; (iii) dissolving the corporation; (iv) amending the articles of incorporation; and, (v) approving a merger or consolidation. The beneficial owners of the Class “A” Preferred Stock vote with the common stockholders and the designated preferences cannot be modified but for a majority vote of the common shares eligible to vote as a class.

(2)	Under SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or the settlement of other equity awards.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
Equity compensation plans approved by security holders	—		—	—

Equity compensation plans not approved by security holders	1,000,000,000	(4)	$0.0005	—
Total	1,000,000,000		$0.0005	—

(1)	Historically, the Company has granted restricted shares that are subject to forfeiture. Pursuant to SEC guidance, these RSUs are not reportable in the table above.

(2)	Historically, the Company has granted restricted shares that are subject to forfeiture. Pursuant to SEC guidance, these RSUs are not reportable in the table above. Restricted shares subject to forfeiture have a weighted average exercise price of $0.00.

(3)	The Company equity compensation grants to date have been approved on a grant-by-grant basis, as opposed to under an umbrella equity compensation plan establishing a total number of grants available.
(4)	On February 27, 2019, Donald Steinberg and Charles Larsen cancelled their respective options totaling in the aggregate 1,000,000,000 options.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock, warrants and stock options at the discretion of our Board.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

Certain Relationships and Related Transactions

Pursuant to Item 404(d) of Reg. SK, we have entered into the following related party transactions for the fiscal years ended December 31, 2018 and 2017, respectively:

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On September 5, 2017, we announced our agreement to participate in a joint venture with Global Hemp Group, Inc., a Canadian corporation, in a multi-phase industrial hemp project on the Acadian peninsula of New Brunswick, Canada. The joint venture agreement required us to pay for one-half of the phase 1 costs of the project, which amounted to $13,500. We expect that we will make subsequent contributions to the project, as it moves into succeeding phases. Our former director Charles Larsen was a Director and control person of Global Hemp Group. Additionally, our former Directors and Officers Donald Steinberg and Robert L. Hymers, III, are stockholders owning less than 10% of equity in Global Hemp Group, Inc., respectively. Mr. Hymers resigned his positions with our company on June 18, 2018.

On December 31, 2017, our then Director and Officer Robert L. Hymers, III, loaned the Company $106,076.26, together with accrued interest of 5% per annum, as provided in a fixed promissory note due and payable by December 31, 2018. Mr. Hymers resigned his positions with our company on June 18, 2018.

On December 31, 2017, our former Director and Officer Donald Steinberg, loaned the Company $272,623.16, together with accrued interest of 5% per annum, as provided in a fixed promissory note due and payable by December 31, 2018.

On December 31, 2017, our former Director Charles Larsen, loaned the Company $163,873.46, together with accrued interest of 5% per annum, as provided in a fixed promissory note due and payable by December 31, 2018.

On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation entered into a Joint Venture Agreement. The purpose of the joint venture is to develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture is in the development stage. On May 30, 2018, the joint venture purchased TTO’s 15% interest in the joint venture for $30,000. The Company and Global Hemp Group, Inc. now have an equal 50-50 interest in the joint venture. Our former director Charles Larsen was a Director and control person of Global Hemp Group. Additionally, our then Directors and Officers Donald Steinberg and Robert L. Hymers, III, are stockholders owning less than 10% of equity in Global Hemp Group, Inc., respectively. Mr. Hymers resigned his positions with our company on June 18, 2018.

As of September 30, 2018, and December 31, 2017, the Company’s officers and directors have provided advances and incurred expenses on behalf of the Company. The issued notes are unsecured, due on demand and bear 5% interest.

At September 30, 2018 and, December 31, 2017 there were an aggregate of $173,175 and $542,573 notes payable due to officers. The notes are at 5% per annum and non-interest bearing, respectively, and are due on demand.

During the nine months ended September 30, 2018, the Company issued an aggregate of 75,928,246 shares of its common stock in settlement of outstanding related party notes payable of $564,283 and accrued compensation of $195,000.

On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc., and subsidiaries, to operate a licensed psychoactive cannabis retail delivery operation in Lynwood, California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. As disclosed in greater detail below, on February 3, 2020, we terminated the Viva Buds joint venture (See Item 7, Management’s Discussion & Analysis; Legal Settlement Expense).

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The Company’s current officers and stockholders advanced funds to the Company for travel related and working capital purposes. As of December 31, 2019, and 2018, there were no related party advances outstanding. As of December 31, 2019, and 2018, accrued compensation due officers and executives included as accrued compensation was $4,875 and $454,316, respectively. For the years ended December 31, 2019 and 2018, the Company had sales to related parties of $21,157 and $11,683, respectively.

Director Independence

We currently act with four directors on our board of directors, consisting of Jesus M. Quintero, Edward Manolos, Marco Guerrero and Themistocles Psomiadis. Our common stock is quoted on the OTCQB, which imposes director independence requirements for at least two directors. Under NASDAQ Rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we have two independent directors: Edward Manolos and Themistocles Psomiadis.

Where You Can Find More Information

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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Marijuana Company of America, Inc.

485,725,155 Shares of Common Stock

Prospectus

September 4, 2020

Part II

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholder will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling stockholder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$101.82

Accounting fees and expenses	$1,000

Legal fees and expenses	$5,000

Miscellaneous fees and expenses	$0

Total	$6,101.82

Indemnification of Directors and Officers

Utah Statutes

Except as otherwise provided in the Utah Revised Business Corporation Act (URBCA), a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director of the corporation against liability incurred in the proceeding if:

·	His conduct was in good faith.

·	He reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests.

·	In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

However, a corporation may not indemnify a director in connection with either:

·	A proceeding by or in the right of the corporation in which the director was determined to be liable to the corporation.
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·	Any other proceeding charging that the director derived an improper personal benefit (whether or not the proceeding involved action in the director’s official capacity), in which proceeding the director was determined to be liable on the basis that the director derived an improper personal benefit.

A corporation may pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding in advance of a final disposition if:

·	The director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902 of the Utah Code.

·	The director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct.

·	A determination is made that the facts then known to those making the determination would not preclude indemnification.

A corporation must indemnify a director who was successful in the defense of any proceeding or claim to which the director was a party because of the director’s status as a director of the corporation against reasonable expenses incurred in defending the proceeding or claim for which the director was successful.

Unless a corporation’s articles of incorporation provide otherwise:

·	An officer of a corporation is entitled to mandatory indemnification to the same extent as a director of the corporation.

·	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director.

·	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than to a director. However, this must be consistent with public policy and provided for in the corporation’s articles of incorporation, bylaws, action of its board of directors, or contract.

Company Articles and By Laws.

Article III, Section 6 of the Company’s By Laws provides that The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Any indemnification under the provisions of subsection (a) or (b) of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings; (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the provisions of this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

For purposes of this indemnity, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was sewing at the request of such constituent corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

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Recent Sales of Unregistered Securities

During the six months ended June 30, 2020, and as of the filing date, the Company made the following sales of unregistered equity securities:

On January 8, 2020, the Company issued 542,005 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 8, 2020, the Company issued 1,388,013 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 17, 2020, the Company issued 3,666,666 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On January 17, 2020, the Company issued 1,003,344 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 21, 2020, the Company issued 857,860 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 21, 2020, the Company issued 3,034,306 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 24, 2020, the Company issued 3,032,371 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On February 7, 2020, the Company issued 420,000 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 24, 2020, the Company issued 896,861 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 25, 2020, the Company issued 909,091 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On February 26, 2020, the Company issued 1,436,813 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On March 10, 2020, the Company issued 3,667,889 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On March 17, 2020, the Company issued 1,492,537 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On March 18, 2020, the Company issued 1,492,537 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On March 19, 2020, the Company issued 2,132,653 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On March 19, 2020, the Company issued 3,955,323 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On March 24, 2020, the Company issued 8,211,144 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On March 25, 2020, the Company issued 4,318,187 common shares to Paladin Advisors, LLC (“Paladin”). The issuance to Paladin was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Paladin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Paladin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Paladin acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 14, 2020, the Company issued 1,900,000 common shares to Crown Bridge Partners (“Crown”). The issuance to Crown was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 20, 2020, the Company issued 2,000,000 common shares to Crown Bridge Partners (“Crown”). The issuance to Crown was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On April 22, 2020, the Company issued 2,100,000 common shares to Crown Bridge Partners (“Crown”). The issuance to Crown was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 23, 2020, the Company issued 8,108,507 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 24, 2020, the Company issued 2,200,000 common shares to Crown Bridge Partners (“Crown”). The issuance to Crown was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On April 24, 2020, the Company issued 9,511,000 common shares to Paladin Advisors, LLC (“Paladin”). The issuance to Paladin was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Paladin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Paladin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Paladin acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 27, 2020, the Company issued 2,400,000 common shares to Crown Bridge Partners (“Crown”). The issuance to Crown was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 28, 2020, the Company issued 9,511,000 common shares to Paladin Advisors, LLC (“Paladin”). The issuance to Paladin was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Paladin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Paladin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Paladin acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 29, 2020, the Company issued 3,000,000 common shares to Crown Bridge Partners (“Crown”). The issuance to Crown was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On April 29, 2020, the Company issued 8,798,170 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 6, 2020, the Company issued 7,000,000 common shares to Crown Bridge Partners (“Crown”). The issuance to Crown was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 6, 2020, the Company issued 5,553,850 common shares to Odyssey Capital Fund (“Odyssey”). The issuance to Odyssey was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Odyssey was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Odyssey full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Odyssey acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On May 7, 2020, the Company issued 5,009,885 common shares to Paladin Advisors, LLC (“Paladin”). The issuance to Paladin was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Paladin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Paladin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Paladin acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 8, 2020, the Company issued 8,744,867 common shares to Odyssey Capital Fund (“Odyssey”). The issuance to Odyssey was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Odyssey was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Odyssey full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Odyssey acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 18, 2020, the Company issued 11,740,217 common shares to Odyssey Capital Fund (“Odyssey”). The issuance to Odyssey was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Odyssey was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Odyssey full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Odyssey acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On May 21, 2020, the Company issued 12,926,193 common shares to Odyssey Capital Fund (“Odyssey”). The issuance to Odyssey was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Odyssey was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Odyssey full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Odyssey acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 26, 2020, the Company issued 14,123,038 common shares to Odyssey Capital Fund (“Odyssey”). The issuance to Odyssey was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Odyssey was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Odyssey full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Odyssey acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 28, 2020, the Company issued 15,309,377 common shares to Odyssey Capital Fund (“Odyssey”). The issuance to Odyssey was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Odyssey was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Odyssey full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Odyssey acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 3, 2020, the Company issued 16,517,455 common shares to Odyssey Capital Fund (“Odyssey”). The issuance to Odyssey was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Odyssey was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Odyssey full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Odyssey acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On June 8, 2020, the Company issued 7,877,532 common shares to Odyssey Capital Fund (“Odyssey”). The issuance to Odyssey was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Odyssey was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Odyssey full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Odyssey acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 11, 2020, the Company issued 24,140,241 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 30, 2020, the Company issued 43,994,721 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On July 2, 2020, the Company issued 43,994,721 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 7, 2020, the Company issued 10,416,667 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 8, 2020, the Company issued 9,714,032 common shares to GS Capital Partners LLC (“GS Capital”). The issuance to GS Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On July 8, 2020, the Company issued 8,333,333 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 9, 2020, the Company issued 6,913,043 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 15, 2020, the Company issued 25,000,000 common shares to Robert Hymers (“Hymers”). The issuance to Hymers was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hymers is an affiliate of the Company, was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 20, 2020, the Company issued 1,785,714 common shares to David Hexter (“Hexter”). The issuance to Hexter was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hexter is an affiliate of the Company, was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Hexter full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hexter acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On July 20, 2020, the Company issued 21,959,447 common shares to GS Capital Partners LLC (“GS Capital”). The issuance to GS Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 23, 2020, the Company issued 12,250733 common shares to BHP Capital NY, Inc. (“BHP”). The issuance to BHP was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. BHP was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to BHP full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. BHP acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 24, 2020, the Company issued 8,216,696 common shares to GW Holdings Group, LLC, a New York limited liability company (“GW”). The issuance to GW was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GW was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GW full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GW acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On July 27, 2020, the Company issued 16,702,305 common shares to Robert Hymers (“Hymers”). The issuance to Hymers was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hymers is an affiliate of the Company, was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 27, 2020, the Company issued 21,030,617 common shares to GS Capital Partners LLC (“GS Capital”). The issuance to GS Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 28, 2020, the Company issued 57,603,687 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On July 28, 2020, the Company issued 15,036,231 common shares to Jefferson Capital, LLC (“Jefferson Capital”). The issuance to Jefferson Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Jefferson Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Jefferson Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Jefferson Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 27, 2020, the Company issued 16,702,305 common shares to Robert Hymers (“Hymers”). The issuance to Hymers was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hymers is an affiliate of the Company, was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 27, 2020, the Company issued 21,030,617 common shares to GS Capital Partners LLC (“GS Capital”). The issuance to GS Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On July 28, 2020, the Company issued 57,603,687 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 28, 2020, the Company issued 15,036,231 common shares to Jefferson Capital, LLC (“Jefferson Capital”). The issuance to Jefferson Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Jefferson Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Jefferson Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Jefferson Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 28, 2020, the Company issued 19,128,449 common shares to GW Holdings Group, LLC, a New York limited liability company (“GW”). The issuance to GW was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GW was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GW full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GW acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 28, 2020, the Company issued 17,504,341 common shares to BHP Capital NY, Inc. (“BHP”). The issuance to BHP was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. BHP was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to BHP full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. BHP acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On July 28, 2020, the Company issued 10,000,000 common shares to Themistocles Psomiadis. (“Psomiadis”). The issuance to Psomiadis was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Psomiadis was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Psomiadis full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Psomiadis acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 30, 2020, the Company issued 7,500,000 common shares to Crown Bridge Partners LLC (“Crown Bridge”). The issuance to Crown Bridge was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown Bridge was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown Bridge full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown Bridge acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 4, 2020, the Company issued 25,519,204 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On August 4, 2020, the Company issued 22,501,222 common shares to Jefferson Capital, LLC (“Jefferson Capital”). The issuance to Jefferson Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Jefferson Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Jefferson Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Jefferson Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 5, 2020, the Company issued 25,510,204 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 5, 2020, the Company issued 46,666,667 common shares to Natural Plant Extract of California, Inc. (“NPE”). The issuance to NPE was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. NPE was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to NPE full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. NPE acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On August 6, 2020, the Company issued 34,673,913 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 6, 2020, the Company issued 85,227,273 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 10, 2020, the Company issued 30,876,821 common shares to GS Capital Partners LLC (“GS Capital”). The issuance to GS Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On August 10, 2020, the Company issued 12,500,000 common shares to Crown Bridge Partners LLC (“Crown Bridge”). The issuance to Crown Bridge was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown Bridge was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown Bridge full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown Bridge acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 10, 2020, the Company issued 27,747,553 common shares to GW Holdings Group, LLC, a New York limited liability company (“GW”). The issuance to GW was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GW was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GW full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GW acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 11, 2020, the Company issued 23,081,373 common shares to GS Capital Partners LLC (“GS Capital”). The issuance to GS Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 11, 2020, the Company issued 15,000,000 common shares to Crown Bridge Partners LLC (“Crown Bridge”). The issuance to Crown Bridge was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown Bridge was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown Bridge full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown Bridge acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On August 11, 2020, the Company issued 99,132,590 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 12, 2020, the Company issued 44,694,444 common shares to GS Capital Partners LLC (“GS Capital”). The issuance to GS Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 18, 2020, the Company issued 63,333,815 common shares to White Lion (“White Lion”). The issuance to White Lion was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. White Lion was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to White Lion full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. White Lion acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On August 20, 2020, the Company issued 19,313,512 common shares to GS Capital Partners LLC (“GS Capital”). The issuance to GS Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 25, 2020, the Company issued 18,793,103 common shares to Crown Bridge Partners LLC (“Crown Bridge”). The issuance to Crown Bridge was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown Bridge was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown Bridge full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown Bridge acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 25, 2020, the Company issued 33,930,591 common shares to Robert Hymers (“Hymers”). The issuance to Hymers was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hymers is an affiliate of the Company, was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 26, 2020, the Company issued 63,679,032 common shares to White Lion (“White Lion”). The issuance to White Lion was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. White Lion was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to White Lion full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. White Lion acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On August 31, 2020, the Company issued 6,615,954 common shares to Donald J. Steinberg (“Steinberg”). The issuance to Steinberg was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Steinberg is an affiliate of the Company, was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Steinberg full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Steinberg acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On September 1, 2020, the Company issued 129,870,130 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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Exhibits

Exhibit Number	Description
(3)	Certificate of Incorporation and Bylaws
3.i	Certificate of Incorporation (incorporated by reference from our Registration Statement on Form 1012g filed on May 23, 2017).
3.ii	Amendment to Certificate of Incorporation dated February 2009 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.iii	Amendment to Certificate of Incorporation dated July 2013 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.iv	Amendment to Certificate of Incorporation dated August 2015 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.v	Amendment to Certificate of Incorporation dated September 2015 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.vi	By Laws (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.vii	Certificate of Amendment dated June 30, 2020 (incorporated by reference from our Form 8-K filed on June 30, 2020).

(5)	Opinion regarding Legality
5.1*	Opinion of Independent Law PLLC regarding the legality of the securities being registered.*

(10)	Material Contracts
10.1	Investment Agreement dated December 20, 2018 with K&J (incorporated by reference from our Current Report on Form 8-K, filed on December 27, 2018).
10.2	Registration Rights Agreement dated December 20, 2018 with K&J (incorporated by reference from our Current Report on Form 8-K, filed on December 27, 2018).
10.3	St. George Investments, LLC Forbearance Agreement (incorporated by reference to our Form 10-Q filing on August 21, 2017).
10.4	St. George Investments, LLC Convertible Promissory Note (incorporated by reference to our Form 10-Q filing on August 21, 2017).
10.5	Executed Independent Director Agreement with Edward Manolos dated April 24, 2019 (incorporated by reference to our Form S-1/A filed on May 3, 2019).
10.6	Material Definitive Agreement dated April 15, 2019 with Natural Plant Extracts of California, Inc. (incorporated by reference from our Current Report on Form 8-K filed on April 15, 2019).
10.7	Executive Independent Director Agreement with Marco Guerrero (incorporated by reference from our Current Report on Form 8-K filed June 12, 2020).
10.8	Executive Independent Director Agreement with Themistocles Psomiadis (incorporated by reference from our Current Report on Form 8-K filed March 30, 2020).
10.9	Executive Employment Agreement, as revised, with Jesus Quintero (incorporated by reference from our Current Report on Form 8-K filed February 3, 2020).

(21)	Subsidiaries of Registrant
21.1	(incorporated by reference to our Form 1012g filed on May 23, 2017).

(23)	Consents of experts and counsel
23.1*	Consent of L&L CPA, PA*
23.2*	Consent of Independent Law PLLC (included in Exhibit 5.1).*

* Filed herewith.

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Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MARIJUANA COMPANY OF AMERICA, INC
Date: September 4, 2020
	By:	/s/Jesus M. Quintero
Jesus M. Quintero
Principal Executive Officer
Date: September 4, 2020
	By:	/s/Jesus M. Quintero
Jesus M. Quintero
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jesus M. Quintero and each of them, with full power of substitution and re-substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jesus M Quintero	Chief Executive Officer and Director	September 4, 2020
Jesus M. Quintero	(Principal Executive Officer)

/s/ Edward Manolos		September 4, 2020
Edward Manolos	(Director)

/s/ Marco Guerrero		September 4, 2020
Marco Guerrero	Director

/s/ Themistocles Psomiadis
Themistocles Psomiadis	Director	September 4, 2020

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